   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 8, 1998
                                                     REGISTRATION NO. 333-38261
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO

                                   FORM S-1

                            REGISTRATION STATEMENT
                                   UNDER THE
                            SECURITIES ACT OF 1933

                               ----------------

                            JPS TEXTILE GROUP, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        DELAWARE                     2221                    57-0868166
     (STATE OR OTHER           (PRIMARY STANDARD          (I.R.S. EMPLOYER
     JURISDICTION OF              INDUSTRIAL             IDENTIFICATION NO.)
    INCORPORATION OR          CLASSIFICATION CODE
      ORGANIZATION)                 NUMBER)


                     555 N. PLEASANTBURG DRIVE, SUITE 202
                       GREENVILLE, SOUTH CAROLINA 29607
                                (864) 239-3900
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                DAVID H. TAYLOR
                          C/O JPS TEXTILE GROUP, INC.
                     555 N. PLEASANTBURG DRIVE, SUITE 202
                       GREENVILLE, SOUTH CAROLINA 29607
                                (864) 239-3900
  (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
                          CODE, OF AGENT FOR SERVICE)

                                   COPY TO:
                               SIMEON GOLD, ESQ.
                          WEIL, GOTSHAL & MANGES LLP
                               767 FIFTH AVENUE
                           NEW YORK, NEW YORK 10153
                                (212) 310-8000

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: From time to time after this Registration Statement becomes effective.

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

PROSPECTUS

                            JPS TEXTILE GROUP, INC.

                      10,000,000 SHARES OF COMMON STOCK,
                           $.01 PAR VALUE PER SHARE

                               ----------------

  This Prospectus relates to the offering from time to time (the "Offering") by certain selling stockholders (the "Selling Stockholders") of shares of common stock, $.01 par value (the "Common Stock", of JPS Textile Group, Inc., a Delaware corporation ("JPS"). The shares of Common Stock being registered hereunder were issued by JPS under the Joint Plan of Reorganization, as amended (the "Plan of Reorganization"), proposed by JPS and JPS Capital Corp., a Delaware corporation and a wholly-owned subsidiary of JPS ("JPS Capital"), under chapter 11, title 11 of the United States Code (the "Bankruptcy Code"). The Plan of Reorganization was confirmed by the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") on September 9, 1997 and was substantially consummated on October 9, 1997 (the "Effective Date"). See "THE COMPANY--The 1997 Restructuring".

  All shares of Common Stock being offered for resale hereby are being so offered for the accounts of the Selling Stockholders. JPS will not receive any proceeds from any resale of the Common Stock offered or sold pursuant hereto.

  The Common Stock was approved for listing and trading on the Nasdaq National Market System under the trading symbol "JPST" effective January 30, 1998.

                               ----------------

  THE SECURITIES OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ----------------

  SEE "RISK FACTORS" FOR A DISCUSSION OF CERTAIN MATERIAL FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE SECURITIES OFFERED HEREBY.

                               ----------------

  The Selling Stockholders directly, through agents designated from time to time, or through dealers or underwriters to be designated, may sell the Common Stock from time to time on terms to be determined at the time of sale. To the extent required, the specific amount of Common Stock to be sold, the names of the Selling Stockholders, the purchase price and public offering price, the names of any resale agent, dealer or underwriter, and the terms of any amount of any applicable commission or discount with respect to a particular offer will be set forth in a Prospectus Supplement and/or post-effective amendment to the Registration Statement of which this Prospectus constitutes a part. See "PLAN OF DISTRIBUTION".

  JPS has agreed to bear all expenses of registration of the Common Stock under federal and state securities laws and to indemnify the Selling Stockholders against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). See "PLAN OF DISTRIBUTION".

  The Selling Stockholders and any broker-dealers, agents or underwriters that participate with the Selling Stockholders in the distribution of the Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by them and any profit on the resale of the Common Stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

                               ----------------

                      The date of this Prospectus is   .

                            ADDITIONAL INFORMATION

  JPS has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-1 (the "Registration Statement") under the Securities Act, with respect to the Common Stock offered for resale hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to JPS and the Common Stock, reference is hereby made to such Registration Statement, exhibits and schedules. Statements contained in this Prospectus as to the contents of any agreement, instrument or other document are not necessarily complete, and, in each instance, reference is made to the copy of such agreement, instrument or document filed as an exhibit to the Registration Statement, each such statement being qualified in its entirety by such reference. The Registration Statement, including all exhibits and schedules thereto, may be inspected and copied at the public reference facilities maintained by the Commission at its principal office located at 450 Fifth Street, N.W., Washington, D.C. 20549, the New York Regional Office, located at 7 World Trade Center, New York, New York 10048, and the Chicago Regional Office, located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained from the public reference section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov.

  In connection with the Plan of Reorganization, JPS prepared certain financial projections of capitalization, results of operations and cash flows for the period ending October 2000. The projections are contained in the Disclosure Statement, dated June 25, 1997 relating to the Plan of Reorganization, which was approved by order of the Bankruptcy Court entered on September 9, 1997. Such projections, which are also contained in aForm 8-K filed by JPS with the Commission on July 2, 1997, reflect that consummation of the confirmed Plan of Reorganization and the adoption of "fresh start" reporting will positively affect JPS's and its subsidiaries' net income. The projections were prepared solely for purposes of the Plan of Reorganization and not for purposes of this Offering. JPS does not intend to update or otherwise revise the projections. The projections are based upon a variety of estimates and assumptions which, though considered reasonable by JPS's management at the time of dissemination, may not be realized, and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond JPS's control. JPS cautions that no assurances can be made as to the accuracy of these financial projections or to JPS's ability to achieve the projected results. Actual results may vary substantially from those contained in the projections. Any holder of Common Stock should understand that, while the projections represent the best estimates of JPS's management at the time they were made, and under the circumstances and conditions then prevailing, such estimates and the circumstances and conditions affecting JPS, are likely to change substantially with the passage of time.

  JPS will furnish its shareholders with annual reports containing audited financial statements and an opinion thereon expressed by independent certified public accountants and with quarterly reports for the first three quarters of each fiscal year containing unaudited summary financial information.

               DISCLOSURES REGARDING FORWARD-LOOKING STATEMENTS

  All statements, other than statements of historical fact, included in this Prospectus, including, without limitation, the statements under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Various economic and competitive factors could cause actual results to differ materially from those discussed in such forward-looking statements ("Cautionary Statements"), including, without limitation, price competition and other competitive pressures, general economic conditions, the ability of JPS and its subsidiaries to retain key customers, the cyclical nature of the industries in which many of such customers compete and the availability and cost of raw materials. All subsequent written and oral forward-looking statements attributable to JPS and its subsidiaries or persons acting on behalf of them are expressly qualified in their entirety by such Cautionary Statements.

                               PROSPECTUS SUMMARY

  This Summary is qualified in its entirety by the more detailed information and financial statements contained elsewhere in this Prospectus. All capitalized terms used and not defined herein have the respective meanings assigned to them elsewhere in this Prospectus. Unless the context otherwise requires, the terms "JPS" and the "Company," as used in this Prospectus mean JPS Textile Group, Inc., and JPS Textile Group, Inc., together with its subsidiaries, respectively.

                                  THE COMPANY

  The Company is one of the largest domestic manufacturers of textile and textile-related products for the apparel, industrial and home fashion markets. The Company conducts its operations from ten manufacturing plants in five states and employs approximately 3,700 people.

  Apparel Fabrics and Products. The Company is a leading manufacturer of greige goods (unfinished woven fabrics) and yarn. The Company's products are used in the manufacture of a broad range of consumer apparel products including blouses, dresses, sportswear and undergarments.

  Industrial Fabrics and Products. The Company manufactures products used by the building construction industry and a broad range of woven fabrics with specialty applications. Principal construction products include single-ply membrane roofing and fiberglass reinforcement fabrics. In addition, the Company produces membranes for use primarily in environmental containment systems and specialty urethane products for use in the manufacture of various products such as athletic shoes, "bulletproof" glass, disposable intravenous bags, seamless welded drive belts and tubing. Other fabrics produced in this segment are used in the manufacture of such products as flame retardant clothing, filtration products, tarpaulins, awnings, athletic tapes, printed circuit boards and advanced composites.

  Home Fashion Textiles. The Company produces a variety of unfinished woven fabrics and yarns for use in the manufacture of draperies, curtains and lampshades and is a major producer of solution-dyed drapery fabrics.

  In April 1991, JPS restructured its indebtedness pursuant to a confirmed plan of reorganization under chapter 11 of the Bankruptcy Code. Since the 1991 restructuring, the Company has adopted and implemented various strategies aimed at improving and realizing value in its operating subsidiaries. These strategies have included, among other things, the exit, through asset sales or otherwise, of certain unprofitable product lines. See "THE COMPANY--Disposition of Assets; Plant Closing".

  During the years following the 1991 restructuring and as a result of the continued downturn in the apparel fabrics market and various other factors, JPS determined that it would be unable to meet certain debt obligations on its public bonds that would come due commencing in June 1997. Accordingly, in 1996, JPS and JPS Capital commenced negotiations with an unofficial committee (the "Unofficial Bondholder Committee") comprised of institutions that owned, or represented holders that beneficially owned, approximately 60% of JPS's outstanding public debt securities (the "Old Debt Securities"). On May 15, 1997, the parties reached an agreement in principle on the terms of a restructuring of these obligations to be accomplished pursuant to the Plan of Reorganization proposed by JPS and JPS Capital. On June 26, 1997, JPS and JPS Capital commenced a solicitation of votes on the Plan of Reorganization by holders of impaired claims and impaired equity interests entitled to vote thereon. The Plan of Reorganization was overwhelmingly accepted by each class that voted and a voluntary chapter 11 case was commenced by JPS on August 1, 1997 in the Bankruptcy Court. The Plan of Reorganization was confirmed by the Bankruptcy Court pursuant to an order entered on September 9, 1997, and the Plan of Reorganization which, among other things, resulted in the issuance of the Common Stock, became effective on October 9, 1997. See "THE COMPANY--The 1997 Restructuring".

                                  THE OFFERING
COMMON STOCK OFFERED FOR
 RESALE................... 10,000,000 shares. See "DESCRIPTION OF THE COMMON
                           STOCK".

COMMON STOCK OUTSTANDING
 ON THE CONSUMMATION DATE
 OF THE PLAN OF
 REORGANIZATION...........
                           10,000,000 shares.

NASDAQ SYMBOL FOR COMMON
 STOCK.................... The Common Stock was approved for listing and trad-
                           ing on the Nasdaq National Market System under the
                           trading symbol "JPST" effective January 30, 1998.

USE OF PROCEEDS........... All shares of Common Stock being offered for resale hereby are being so offered for the accounts of the
                           Selling Stockholders. JPS will not receive any pro-
                           ceeds from the sale of the Common Stock hereby.

                                  RISK FACTORS

  Purchasers of the Common Stock offered hereby should carefully consider the factors set forth under "RISK FACTORS" as well as the other information set forth in this Prospectus.

                       SUMMARY HISTORICAL FINANCIAL DATA.

                    (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)

  The following table presents summary consolidated historical financial data for the Company as of the dates and for the fiscal periods indicated. The summary historical financial data for each of the four years ended November 2, 1996, the period from November 3, 1996 to October 9, 1997 and the period from October 10, 1997 to November 1, 1997 has been derived from the Consolidated Financial Statements of the Company for such periods, which have been audited. The presentation of certain previously reported amounts has been reclassified to conform to the current presentation and to reflect discontinued operations of the automotive assets (sold in 1994) and the Carpet Business (sold in 1995) as discussed in Note 5 to the Consolidated Financial Statements of the Company presented elsewhere in this Registration Statement. The financial statements for the period from October 10, 1997 to November 1, 1997 reflect the Company's emergence from chapter 11 and were prepared utilizing the principles of fresh start accounting contained in the American Institute of Certified Public Accountants' Statement of Position 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code". As a result of the implementation of fresh start accounting, certain of the summary financial data for the period from October 10, 1997 to November 1, 1997 is not comparable to the summary financial data of prior periods. Therefore, summary financial data for the "Reorganized Company" has been separately identified from that of the "Predecessor Company". The summary historical data for the three months ended January 31, 1998 ("Reorganized Company") and February 1, 1997 ("Predecessor Company") have been derived from the unaudited Consolidated Financial Statements of the Company and, in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the financial condition and results of operations of the Company for such periods. The summary unaudited pro forma financial data for the fiscal year ended November 1, 1997 gives effect to the Plan of Reorganization and adoption of fresh start reporting as if they had occurred on November 3, 1996. This pro forma information is provided for informational purposes only and should not be construed to be indicative of the results of operations of the Company had the transaction been consummated on the date indicated and is not intended to be predictive of the results of operations of the Company for any future period. The following information should be read in conjunction with the Consolidated Financial Statements of the Company and Notes thereto, and "Management's Discussion and Analysis of Financial Conditions and Results of Operations" presented elsewhere herein.

                                                                                                                   REORGANIZED
                                                                        PREDECESSOR COMPANY                          COMPANY
                                                      ------------------------------------------------------------ -----------
                                                                   FISCAL YEAR ENDED
                                                      ----------------------------------------------  PERIOD FROM  PERIOD FROM
                                                       10/30/93    10/29/94    10/28/95    11/2/96      11/3/96     10/10/97
                                                      (52 WEEKS)  (52 WEEKS)  (52 WEEKS)  (53 WEEKS)  TO  10/09/97 TO 11/1/97
                                                      ----------  ----------  ----------  ----------  ------------ -----------
 INCOME STATEMENT
  DATA:
 Net sales.......                                     $  457,552  $  461,871  $  472,565  $  448,824   $  379,643  $   38,728
 Cost of sales...                                        396,160     397,921     406,070     397,804      327,667      31,058
                                                      ----------  ----------  ----------  ----------   ----------  ----------
 Gross profit....                                         61,392      63,950      66,495      51,020       51,976       7,670
 Selling, general
  and
  administrative
  expenses.......                                         39,023      39,805      39,586      40,579       37,146       2,466
 Other income
  (expense),
  net............                                         (1,236)     (2,914)     (6,248)     (2,498)        (622)         11
 Charges for
  plant closing,
  loss on sale of
  certain
  operations and
  writedown of
  certain long-
  lived assets...                                            --          --          --      (30,028)         574         --
                                                      ----------  ----------  ----------  ----------   ----------  ----------
 Operating profit
  (loss).........                                         21,133      21,231      20,661     (22,085)      14,782       5,215
 Valuation
  allowance on
  Gulistan
  securities.....                                            --          --          --       (4,242)      (5,070)        --
 Interest
  income.........                                             48         749       2,821       2,856        2,744          93
 Interest
  expense........                                        (60,407)    (55,570)    (39,946)    (40,510)     (32,164)       (584)
                                                      ----------  ----------  ----------  ----------   ----------  ----------
 Income (loss)
  before
  reorganization
  items, income
  taxes,
  discontinued
  operations,
  extraordinary
  items and
  cumulative
  effects of
  accounting
  changes(3).....                                        (39,226)    (33,590)    (16,464)    (63,981)     (19,708)      4,724
 Reorganization
  items:
 Fair-value
  adjustments....                                            --          --          --          --        (4,651)        --
 Professional
  fees and
  expenses.......                                            --          --          --       (2,255)      (8,420)        --
                                                      ----------  ----------  ----------  ----------   ----------  ----------
 Income (loss)
  before income
  taxes,
  discontinued
  operations,
  extra-ordinary
  items and
  cumulative
  effects of
  accounting
  changes........                                        (39,226)    (33,590)    (16,464)    (66,236)     (32,779)      4,724
 Income taxes
  (benefit)......                                          1,782       2,800       1,200        (300)      (8,822)      2,007
                                                      ----------  ----------  ----------  ----------   ----------  ----------
 Income (loss)
  before
  discontinued
  operations,
  extraordinary
  items and
  cumulative
  effects of
  accounting
  changes........                                        (41,008)    (36,390)    (17,664)    (65,936)     (23,957)      2,717
 Discontinued
  operations, net
  of taxes:
 Income (loss)
  from
  discontinued
  operations.....                                         24,165      23,628      (7,079)        --           --          --
 Net gain (loss)
  on sale of
  discontinued
  operations.....                                            --      132,966     (26,241)     (1,500)         --          --
 Extraordinary
  gain (loss) on
  early
  extinguishment
  of debt........                                            --       (7,410)     20,120         --       100,235         --
 Cumulative
  effects of
  accounting
  changes, net of
  taxes..........                                         (4,988)       (708)        --          --           --          --
                                                      ----------  ----------  ----------  ----------   ----------  ----------
 Net income
  (loss).........                                     $  (21,831) $  112,086  $  (30,864) $  (67,436)  $   76,278  $    2,717
                                                      ==========  ==========  ==========  ==========   ==========  ==========
 Income (loss)
  applicable to
  common stock...                                     $  (24,964) $  108,753  $ (34, 695) $  (71,941)    $ 72,451  $    2,717
                                                      ==========  ==========  ==========  ==========   ==========  ==========
 Weighted average
  number of
  common shares
  outstanding(1)..                                     1,000,000   1,000,000   1,000,000   1,000,000    1,000,000  10,000,000
                                                      ==========  ==========  ==========  ==========   ==========  ==========
 BASIC AND
  DILUTED
  EARNINGS (LOSS)
  PER COMMON
  SHARE:(1)
 Income (loss)
  before
  discontinued
  operations,
  extraordinary
  items and
  cumulative
  effects of
  accounting
  changes........                                     $   (43.87) $   (39.73)   $ (21.50) $   (70.44)    $ (27.79) $     0.27
 Discontinued
  operations, net
  of taxes:
 Income (loss)
  from
  discontinued
  operations.....                                          24.17       23.63       (7.08)        --           --          --
 Net gain (loss)
  on sale of
  discontinued
  operations.....                                            --       132.97      (26.24)      (1.50)         --          --
 Extraordinary
  gain (loss),
  net of taxes...                                            --        (7.41)      20.12         --        100.24         --
 Cumulative
  effects of
  accounting
  changes, net of
  taxes..........                                          (4.99)      (0.71)        --          --           --          --
                                                      ----------  ----------  ----------  ----------   ----------  ----------
 Net income
 (loss)..........                                     $   (24.69) $   108.75  $   (34.70) $   (71.94)  $    72.45  $     0.27
                                                      ==========  ==========  ==========  ==========   ==========  ==========
                                                                   PREDECESSOR REORGANIZED
                                                       PRO FORMA     COMPANY     COMPANY
                                                      ------------ ----------- ------------
                                                                     THREE MONTHS ENDED
                                                      FISCAL YEAR  ------------------------
                                                         ENDED       2/1/97      1/31/98
                                                        11/1/97    (13 WEEKS)  (13 WEEKS)
                                                      ------------ ----------- ------------
                                                      (UNAUDITED)        (UNAUDITED)
 INCOME STATEMENT
  DATA:
 Net sales.......                                     $  418,371    $  97,166  $  100,800
 Cost of sales...                                        349,844       84,933      85,414
                                                      ------------ ----------- ------------
 Gross profit....                                         68,527       12,233      15,386
 Selling, general
  and
  administrative
  expenses.......                                         40,744        9,314      10,509
 Other income
  (expense),
  net............                                           (611)          (6)         24
 Charges for
  plant closing,
  loss on sale of
  certain
  operations and
  writedown of
  certain long-
  lived assets...                                            574          --          --
                                                      ------------ ----------- ------------
 Operating profit
  (loss).........                                         27,746        2,913       4,901
 Valuation
  allowance on
  Gulistan
  securities.....                                            --        (1,299)        --
 Interest
  income.........                                          1,192          737         325
 Interest
  expense........                                         (8,676)     (10,174)     (2,284)
                                                      ------------ ----------- ------------
 Income (loss)
  before
  reorganization
  items, income
  taxes,
  discontinued
  operations,
  extraordinary
  items and
  cumulative
  effects of
  accounting
  changes(3).....                                         20,262       (7,823)      2,942
 Reorganization
  items:
 Fair-value
  adjustments....                                            --           --          --
 Professional
  fees and
  expenses.......                                            --        (1,162)        --
                                                      ------------ ----------- ------------
 Income (loss)
  before income
  taxes,
  discontinued
  operations,
  extra-ordinary
  items and
  cumulative
  effects of
  accounting
  changes........                                         20,262       (8,985)      2,942
 Income taxes
  (benefit)......                                          8,643          157       1,250
                                                      ------------ ----------- ------------
 Income (loss)
  before
  discontinued
  operations,
  extraordinary
  items and
  cumulative
  effects of
  accounting
  changes........                                         11,619       (9,142)      1,692
 Discontinued
  operations, net
  of taxes:
 Income (loss)
  from
  discontinued
  operations.....                                            --           --          --
 Net gain (loss)
  on sale of
  discontinued
  operations.....                                            --           --          --
 Extraordinary
  gain (loss) on
  early
  extinguishment
  of debt........                                            --           --          --
 Cumulative
  effects of
  accounting
  changes, net of
  taxes..........                                            --           --          --
                                                      ------------ ----------- ------------
 Net income
  (loss).........                                     $   11,619    $  (9,142) $    1,692
                                                      ============ =========== ============
 Income (loss)
  applicable to
  common stock...                                     $   11,619    $ (10,407) $    1,692
                                                      ============ =========== ============
 Weighted average
  number of
  common shares
  outstanding(1)..                                    10,000,000    1,000,000  10,000,000
                                                      ============ =========== ============
 BASIC AND
  DILUTED
  EARNINGS (LOSS)
  PER COMMON
  SHARE:(1)
 Income (loss)
  before
  discontinued
  operations,
  extraordinary
  items and
  cumulative
  effects of
  accounting
  changes........                                     $     1.16    $  (10.40) $     0.17
 Discontinued
  operations, net
  of taxes:
 Income (loss)
  from
  discontinued
  operations.....                                            --           --          --
 Net gain (loss)
  on sale of
  discontinued
  operations.....                                            --           --          --
 Extraordinary
  gain (loss),
  net of taxes...                                            --           --          --
 Cumulative
  effects of
  accounting
  changes, net of
  taxes..........                                            --           --          --
                                                      ------------ ----------- ------------
 Net income
 (loss)..........                                     $     1.16    $  (10.40) $     0.17
                                                      ============ =========== ============

                                              (continued on following page)

(continued from previous page)

                         10/30/93  10/29/94  10/28/95   11/2/96      11/1/97  2/1/97    1/31/98
                         --------  --------  --------  ---------     ------- ---------  -------
BALANCE SHEET DATA:
Working capital,
 excluding net assets
 held for sale.......... $ 63,821  $65,855   $72,670   $(257,866)(2) $82,132 $(262,356) $82,266
Total assets............  532,608  452,811   412,822     335,927     322,381   327,082  320,954
Total long-term debt,
 less current portion...  522,947  335,472   327,668       4,226 (2)  94,891     3,768   94,914
Senior redeemable
 preferred stock........   21,007   24,340    28,171      32,676         --     33,941      --
Shareholders' equity
 (deficit).............. (111,103)  (2,350)  (37,045)   (108,986)    126,047  (119,394) 127,739

--------

(1) In accordance with the provisions of Statement of Financial Accounting Standards No. 128 ("SFAS No. 128") "Earnings Per Share," the presentation of earnings per share data for all periods presented has been restated to conform to SFAS No. 128.

(2) All of the Company's senior credit facility revolving line of credit and all of the Company's subordinated notes and debentures are classified as current liabilities as of November 2, 1996.

(3) The following non-cash charges have been included in the determination of income (loss) before reorganization items, income taxes, discontinued operations, extraordinary items and cumulative effects of accounting changes for the periods shown above:

                                                                                                            REORGANIZED
                                                                      PREDECESSOR COMPANY                     COMPANY
                                                    ------------------------------------------------------- -----------
                                                                 FISCAL YEAR ENDED
                                                    ------------------------------------------- PERIOD FROM PERIOD FROM
                                                     10/30/93   10/29/94   10/28/95   11/2/96     11/3/96    10/10/97
                                                    (52 WEEKS) (52 WEEKS) (52 WEEKS) (53 WEEKS) TO  10/9/97 TO 11/1/97
                                                    ---------- ---------- ---------- ---------- ----------- -----------
CERTAIN NON-CASH
CHARGES TO
 INCOME:
Depreciation....                                     $19,799    $22,242    $20,820    $21,756     $16,986      $681
Amortization of
 goodwill and
 other..........                                         969        964        965        983         894       165
Product
 liability
 charge.........                                         --         --       5,000        --          --        --
Plant closing,
 loss on sale of
 certain
 operations and
 writedown of
 certain long-
 lived assets...                                         --         --         --      17,554         --        --
Early retirement
 offer..........                                         --         --         --       1,125         --        --
Valuation
 allowance on
 Gulistan
 securities.....                                         --         --         --       4,242       5,070       --
Other non-cash
 charges to
 income.........                                       1,957        131        371        --          --        --
Non-cash
 interest.......                                      11,729     11,161      8,818     10,088       7,303        20
                                                     -------    -------    -------    -------     -------      ----
                                                     $34,454    $34,498    $35,974    $55,748     $30,253      $866
                                                     =======    =======    =======    =======     =======      ====
                                                                PREDECESSOR REORGANIZED
                                                     PRO FORMA    COMPANY     COMPANY
                                                    ----------- ----------- -----------
                                                                  THREE MONTHS ENDED
                                                    FISCAL YEAR -----------------------
                                                       ENDED      2/1/97      1/31/98
                                                      11/1/97   (13 WEEKS)  (13 WEEKS)
                                                    ----------- ----------- -----------
                                                    (UNAUDITED)       (UNAUDITED)
CERTAIN NON-CASH
CHARGES TO
 INCOME:
Depreciation....                                      $ 9,230     $4,443      $2,406
Amortization of
 goodwill and
 other..........                                        2,313        241         573
Product
 liability
 charge.........                                          --         --          --
Plant closing,
 loss on sale of
 certain
 operations and
 writedown of
 certain long-
 lived assets...                                          --         --          --
Early retirement
 offer..........                                          --         --          --
Valuation
 allowance on
 Gulistan
 securities.....                                          --       1,299         --
Other non-cash
 charges to
 income.........                                          --         --          --
Non-cash
 interest.......                                          385      2,431          81
                                                    ----------- ----------- -----------
                                                      $11,928     $8,414      $3,060
                                                    =========== =========== ===========

                                 RISK FACTORS

  Prospective purchasers of the Common Stock should carefully consider the following risk factors, as well as other information set forth in this Prospectus, prior to making an investment decision with respect to the Common Stock. Unless the context otherwise requires, references to the "Company" shall mean JPS collectively with its subsidiaries on a consolidated basis.

COMPETITION IN THE TEXTILE INDUSTRY

  The Company is one of the largest domestic manufacturers of textile and textile-related products for the apparel, industrial and home fashion markets. The textile industry is highly competitive and includes a number of participants with aggregate sales and financial resources greater than that of the Company including certain of the companies which compete directly with the Company. At present, however, most market segments are dominated by a small number of competitors with no single company dominating the industry. See "BUSINESS--Marketing and Competition".

SIGNIFICANT MARKETS

  The Company's business plan is premised upon the existence of certain conditions in the largest of the markets in which it participates, including women's apparel, roofing, and fiberglass products for electrical circuitboards, as well as the Company's ability to expand into the Mexican, European, and Asian markets. There are no assurances that such conditions will be maintained or occur or that the Company's expansion into new markets will be successful.

POTENTIAL UNAVAILABILITY OF CERTAIN RAW MATERIALS

  Certain of the Company's products are manufactured using raw materials which, due to brand recognition or customer specification, are not available from more than one source. If an interruption in the supply of raw materials were to occur, there is no assurance that the Company could obtain alternate adequate supplies of raw materials and, thus, the Company's ability to produce certain of its products could be adversely affected. See "BUSINESS--Raw Materials".

SIGNIFICANT CUSTOMERS

  Although no customer accounts for more than 10% of the Company's sales, the loss of certain customers could have a material adverse effect on the Company's sales. There can be no assurance that the Company's reliance on such customers, and consequently the importance of the loss of such customers, will not increase in the future. See "BUSINESS--Customers".

CYCLICAL NATURE OF CERTAIN INDUSTRIES

  The industries in which many of the Company's customers compete, such as the construction industry, are cyclical in nature and are subject to changes in general economic conditions which affect market demand, and a significant downturn in these industries would have an adverse effect on the Company's results of operations. See "BUSINESS--Seasonality".

CAPITAL EXPENDITURES

  The Company's business is expected to have substantial capital expenditure needs. While the Company expects that it will generate sufficient funds to meet its capital expenditure needs for the foreseeable future, the Company's ability to gain access to additional capital, if needed, cannot be assured, particularly in view of competitive factors and industry conditions.

INFLATION

  The Company is subject to the effects of changing prices. It has generally been able to pass along inflationary increases in its costs by increasing the prices for its products; however, market conditions may not allow the Company to continue this practice in the future. See "MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS--Inflation and Tax Matters".

RESTRICTIONS ARISING UNDER THE REVOLVING CREDIT FACILITY; ACCESS TO ADDITIONAL CAPITAL

  The Credit Agreement contains financial covenants relating to minimum levels of EBITDA, minimum interest coverage ratio, minimum fixed charge coverage ratio and maximum capital expenditures. In addition, the occurrence of certain events (including, without limitation, failure to pay principal or interest, failure to comply with covenants, certain defaults under or acceleration of other indebtedness, certain events of bankruptcy or insolvency and a "change in control" of JPS (as defined therein)), in certain cases after notice and grace periods, would constitute events of default permitting acceleration of the indebtedness under the Credit Agreement. See "DESCRIPTION OF THE CREDIT FACILITY".

LIMITED PUBLIC MARKET

  On the Effective Date, JPS entered into a registration rights agreement in accordance with which it has registered the Common Stock pursuant to a "shelf registration". Prior to this offering, there has been only sporadic trading of the Common Stock in the over-the-counter market. The Common Stock was approved for listing and began trading on the Nasdaq National Market System effective January 30, 1998. While a Nasdaq listing is expected to facilitate the trading of the Common Stock, there can be no assurance that an active trading market will develop and continue. In addition, there can be no assurance as to the degree of price volatility in the market for the Common Stock. Accordingly, no assurance can be given that a holder of Common Stock will be able to sell such securities in the future or as to the price at which any such sale may occur. If such markets were to exist, the Common Stock could trade at prices higher or lower than the value ascribed to them in this Registration Statement, depending upon many factors, including prevailing interest rates, markets for similar securities, industry conditions, and the performance of, and investor expectations for, JPS and its subsidiaries. See "PLAN OF DISTRIBUTION".

DIVIDEND POLICY AND RESTRICTIONS

  The Company presently intends to retain earnings to fund working capital and for general corporate purposes, and, therefore, does not intend to pay cash dividends on shares of the Common Stock in the foreseeable future. The payment of future cash dividends, if any, would be made only from assets legally available therefor, and would also depend on the Company's financial condition, results of operations, current and anticipated capital requirements, restrictions under then existing indebtedness (including, without limitation, indebtedness evidenced by the Credit Agreement (as defined below) and refundings and refinancings thereof) and other factors deemed relevant by JPS's Board of Directors. See "DESCRIPTION OF THE CREDIT FACILITY".

  The Company's ability to pay cash dividends is dependent on its earnings and cash flow. The subsidiaries that are borrowers under the Credit Agreement are restricted from paying cash dividends to JPS with respect to their capital stock unless, among other things, JPS and its subsidiaries satisfy certain specified financial tests. See "DESCRIPTION OF THE CREDIT FACILITY".

                                  THE COMPANY

GENERAL

  The Company is one of the largest domestic manufacturers of textile and textile-related products for the apparel, industrial and home fashion markets. The Company conducts its operations from ten manufacturing plants in five states and employs approximately 3,700 people.

  Apparel Fabrics and Products. The Company is a leading manufacturer of greige goods (unfinished woven fabrics) and yarn. The Company's products are used in the manufacture of a broad range of consumer apparel products including blouses, dresses, sportswear and undergarments.

  Industrial Fabrics and Products. The Company manufactures products used by the building construction industry and a broad range of woven fabrics with specialty applications. Principal construction products include single-ply membrane roofing and fiberglass reinforcement fabrics. In addition, the Company produces membranes for use primarily in environmental containment systems and specialty urethane products for use in the manufacture of various products such as athletic shoes, "bulletproof" glass, disposable intravenous bags, seamless welded drive belts and tubing. Other fabrics produced in this segment are used in the manufacture of such products as flame retardant clothing, filtration products, tarpaulins, awnings, athletic tapes, printed circuit boards and advanced composites.

  Home Fashion Textiles. The Company produces a variety of unfinished woven fabrics and yarns for use in the manufacture of draperies, curtains and lampshades and is a major producer of solution-dyed drapery fabrics.

  Subsidiaries. JPS's wholly-owned operating subsidiaries include JPS Elastomerics Corp. ("Elastomerics") and JPS Converter and Industrial Corp. ("C&I"). JPS's other wholly-owned subsidiaries do not have any significant operations: JPS Capital, International Fabrics, Inc. ("Fabrics"), JPS Auto, Inc. ("Auto"), and JPS Carpet Corp. ("Carpet"). The operating subsidiaries each have independent administrative, manufacturing, and marketing capabilities for all material aspects of their operations, including product design, customer service, purchasing, and collections. JPS provides all finance and strategic planning services and handles the legal, tax, and regulatory affairs for its subsidiaries. JPS Capital was formed in 1994 as a special purpose subsidiary to hold (and invest) $39.5 million, representing a portion of the proceeds received from the sale of the assets of JPS's automotive division in June 1994, including the assets of Auto. These funds were set aside to satisfy possible contingent tax liabilities incurred in connection with that sale, and will serve as the primary source of payment of any such liabilities. Prior to the Effective Date, the funds held by JPS Capital aggregated approximately $48 million, of which $14 million was distributed to holders of certain issues of Old Debt Securities on the Effective Date. The funds held by JPS Capital currently aggregate approximately $34 million. In connection with the implementation of the Plan of Reorganization, approximately $34 million in aggregate principal amount (subject to adjustment on the maturity date thereof) of Contingent Payment Notes ("Contingent Notes") were issued by JPS Capital on the Effective Date to holders of certain issues of Old Debt Securities.

  Auto and Carpet formerly owned and operated JPS's automotive products and carpet businesses, respectively. The assets of those businesses were sold in 1994 and 1995, respectively. See "--Disposition of Assets; Plant Closing".

  The principal executive offices of JPS are located at 555 North Pleasantburg Drive, Suite 202, Greenville, South Carolina 29607; telephone number (864) 239-3900.

THE 1988 ACQUISITION

  On May 9, 1988, the Company acquired substantially all the assets of certain operating divisions of J.P. Stevens & Co., Inc. ("J.P. Stevens") in exchange for approximately $527 million in cash and reorganized the newly acquired divisions into wholly-owned subsidiaries. At that time, JPS raised $100 million by issuing certain public debt and equity securities in order to partially finance the acquisition. In June 1989, JPS raised $323.6 million by issuing certain public debt and equity securities to refinance certain outstanding notes and a portion of the indebtedness incurred in connection with the acquisition. Due to prevailing market conditions, the securities were priced for sale at higher rates than JPS anticipated would be necessary at the time of the acquisition. As a result of the high interest rates and a weak business environment for certain of the subsidiaries, JPS realized lower than expected operating earnings and cash flow which, in turn, materially impaired its ability to service its outstanding debt and fund capital expenditures.

THE 1991 RESTRUCTURING

  In 1990, JPS negotiated the terms of a recapitalization proposal with a steering committee comprised of institutional holders of a substantial amount of the then-outstanding securities, which culminated in JPS's prepetition solicitation of votes to accept or reject a chapter 11 plan of reorganization. The plan was overwhelmingly accepted. On February 7, 1991, JPS filed a petition for relief under the Bankruptcy Code, and approximately 42 days thereafter, JPS's plan was confirmed by the bankruptcy court and JPS emerged from chapter 11 on April 2, 1991. Pursuant to that plan, in exchange for JPS's outstanding debt securities and JPS's equity securities, JPS issued (i) $100 million in principal amount of senior secured notes due June 1, 1995 and June 1, 1996 (all of which were redeemed in 1994), (ii) $151.1 million in principal amount of 10.85% Senior Subordinated Discount Notes due June 1, 1999 (the "10.85% Notes"), (iii) $125 million in principal amount of 10.25% Senior Subordinated Notes due June 1, 1999 (the "10.25% Notes"), (iv) $75 million in principal amount of 7% Subordinated Debentures due May 15, 2000 (the "7% Subordinated Debentures"), (v) 390,719 shares of Series A Senior Preferred Stock (the "Old Senior Preferred Stock"), (vi) 10,000 shares of Series B Junior Preferred Stock (the "Old Junior Preferred Stock"), (vii) 490,000 shares of class A common stock, par value $0.01 per share (the "Class A Common Stock") and (viii) 510,000 shares of class B common stock, par value $0.01 per share (the "Class B Common Stock" and, together with the Class A Common Stock, the "Old Common Stock"). The 1991 restructuring did not significantly reduce the amount of JPS's outstanding indebtedness.

DISPOSITIONS OF ASSETS; PLANT CLOSING

  Since the 1991 restructuring, JPS has adopted and implemented various strategies aimed at improving and realizing value in its operating subsidiaries. These strategies have included, among other things, the exit, through asset sales or otherwise, of certain unprofitable product lines.

  The Automotive Asset Sale. On June 28, 1994, the Company sold the businesses and assets of Auto and the synthetic industrial fabrics division of C&I and JPS's investment in common stock of the managing general partner of Cramerton Automotive Products, L.P. (an 80% owned joint venture) for approximately $283 million.

  The Carpet Asset Sale. On November 16, 1995, JPS and Carpet transferred substantially all the assets of Carpet used in the business of designing and manufacturing tufted carpets for sale to residential, commercial and hospitality markets (the "Carpet Business") to Gulistan Holdings Inc. ("Gulistan Holdings") and Gulistan Carpet Inc., a wholly-owned subsidiary of Gulistan Holdings Inc. ("Gulistan Carpet" and, together with Gulistan Holdings, "Gulistan"), for approximately $19 million in cash, a promissory note due November 2001 issued by Gulistan Holdings in the original principal amount of $10 million and payable to the order of Carpet, $5 million of preferred stock of Gulistan Holdings, and warrants to purchase 25% of the common stock of Gulistan Holdings (collectively, the "Gulistan Securities"). On August 28, 1997, the Company sold the Gulistan Securities to Gulistan for $2 million in cash.

  Plant Closing. On August 28, 1996, the Company implemented a plan to close its Dunean plant in Greenville, South Carolina, as a result of management's determination that a permanent decline in the Company's spun apparel business had occurred. This plant had been operating on a reduced schedule due to poor market conditions and financial projections indicated it would continue to do so. This plant was closed on October 28, 1996 and sold on August 14, 1997 for approximately $1.2 million in cash.

  The Rubber Products Group Sale. On September 30, 1996, Elastomerics sold substantially all the assets of its rubber products division, a business engaged in the manufacture and sale of natural and synthetic elastic for use in apparel products, diaper products and specialty industrial applications to Elastomer Technologies Group, Inc. for approximately $4.8 million in cash.

THE 1997 RESTRUCTURING

  On May 15, 1997, JPS, JPS Capital, and the Unofficial Bondholder Committee reached an agreement in principle on the terms of a restructuring to be accomplished under chapter 11 of the Bankruptcy Code which culminated in the Plan of Reorganization. Pursuant to a disclosure statement, dated June 25, 1997 (the "Disclosure Statement"), on June 26, 1997, JPS and JPS Capital commenced a prepetition solicitation of votes by the holders of Old Debt Securities and Old Senior Preferred Stock to accept or reject the Plan of Reorganization. Under the Plan of Reorganization, the holders of Old Debt Securities and Old Senior Preferred Stock were the only holders of impaired claims and impaired equity interests entitled to receive a distribution, and therefore, pursuant to section 1126 of the Bankruptcy Code, were the only holders entitled to vote on the Plan of Reorganization. At the conclusion of the 32-day solicitation period, the Plan of Reorganization had been accepted by holders of more than 99% of the Old Debt Securities that voted on the Plan of Reorganization and by holders of 100% of the Old Senior Preferred Stock that voted on the Plan of Reorganization.

  On August 1, 1997, JPS commenced its voluntary reorganization case under chapter 11 of the Bankruptcy Code in the Bankruptcy Court, and filed the Plan of Reorganization and the Disclosure Statement. None of JPS's subsidiaries, including JPS Capital which was a co-proponent of the Plan of Reorganization, commenced a case under the Bankruptcy Code. Pursuant to orders of the Bankruptcy Court entered on September 9, 1997, the Bankruptcy Court (i) approved the Disclosure Statement and the solicitation of votes on the Plan of Reorganization and (ii) confirmed the Plan of Reorganization. The Plan of Reorganization became effective on October 9, 1997 resulting in, among other things, the issuance of the Common Stock.

  Through the implementation of the Plan of Reorganization as of the Effective Date, JPS's most significant financial obligations were restructured:
$240,091,318 in face amount of outstanding Old Debt Securities were converted to, among other things, $14 million in cash, 99.25% of the shares of Common Stock and approximately $34 million in aggregate principal amount (subject to adjustment on the maturity date) of Contingent Notes; the Old Senior Preferred Stock, the Old Junior Preferred Stock and the Old Common Stock were cancelled; warrants to purchase up to 5% of the common stock of JPS (the "New Warrants") with an initial purchase price of $98.76 per share were issued in respect of the Old Senior Preferred Stock; and the obligations of JPS under its former working capital facility were satisfied and the Revolving Credit Facility was obtained. JPS's senior management received approximately 0.75% of the Common Stock in lieu of payment under the contractual retention bonus agreements described in Note 9 to the Consolidated Financial Statements. As a result of the restructuring, JPS's only significant debt obligation is its guaranty of the obligations of its operating subsidiaries under the Revolving Credit Facility.

                                USE OF PROCEEDS

  JPS will not receive any of the proceeds from the sale of shares of Common Stock offered hereby, all of which will be received by the Selling Stockholders.

                PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

MARKET INFORMATION

  Pursuant to the Plan of Reorganization, the Old Debt Securities were converted into, among other things, $14 million in cash, 99.25% of the shares of Common Stock and $34 million in aggregate principal amount (subject to adjustment on the maturity date) of Contingent Notes. In addition, New Warrants to purchase up to 5% of JPS's common stock were issued to holders of JPS's Old Senior Preferred Stock in place thereof, and JPS's Old Senior Preferred Stock, Old Junior Preferred Stock and Old Common Stock were cancelled. On the Effective Date, 10,000,000 shares of Common Stock and New Warrants to purchase up to 526,316 shares of common stock of JPS were issued by JPS and distributed pursuant to the Plan of Reorganization.

  Trading of JPS's Common Stock commenced on the Nasdaq National Market on January 30, 1998 under the symbol "JSPT." The following table sets forth, for the periods indicated, the high and low sales prices for the Common Stock, as reported by the Nasdaq National Market.

                                                                   PRICE RANGE
                                                                  --------------
                                                                   HIGH    LOW
                                                                  ------- ------
      1998
       Second quarter............................................ 13 5/16 11 3/4
       Third quarter (through May 5, 1998)....................... 12 1/2  11 1/2

HOLDERS

  The number of record holders of Common Stock as of May 7, 1998 was approximately 11.

DIVIDENDS

  Each share of Common Stock is entitled to participate equally in any dividend declared by the Board of Directors and paid by JPS. The Company presently intends to retain earnings to fund working capital and for general corporate purposes, and, therefore, does not intend to pay cash dividends on shares of the Common Stock in the foreseeable future. The payment of future cash dividends, if any, would be made only from assets legally available therefor, and would also depend on the Company's financial condition, results of operations, current and anticipated capital requirements, restrictions under then existing indebtedness (including, without limitation, indebtedness evidenced by the Revolving Credit Facility (as defined below) and refundings and refinancings thereof) and other factors deemed relevant by JPS's Board of Directors. See "DESCRIPTION OF THE CREDIT FACILITY."

  The Company's ability to pay cash dividends is dependent on its earnings and cash flow. The subsidiaries that are borrowers under the Revolving Credit Facility are restricted from paying cash dividends to JPS with respect to their capital stock unless, among other things, JPS and its subsidiaries satisfy certain specified financial tests. See "DESCRIPTION OF THE CREDIT FACILITY."

                                CAPITALIZATION

  The following table summarizes the consolidated capitalization of the Company as of January 31, 1998. This table should be read in conjunction with the Consolidated Financial Statements of the Company and related Notes thereto included elsewhere in this Prospectus.

                                                               JANUARY 31, 1998
                                                               ----------------
                                                                (IN THOUSANDS)
Long-term debt (including current portion):
  Borrowings under senior credit facility.....................     $ 92,475
  Contingent notes payable....................................       34,540
  Equipment financing.........................................        3,744
                                                                   --------
    Total long-term debt......................................      130,759
                                                                   --------
Shareholders' equity:
  Common stock:
   $.01 par value 22,000,000 shares authorized, 10,000,000
    shares issued
    and outstanding...........................................          100
  Additional paid-in capital..................................      123,230
  Retained earnings...........................................        4,409
                                                                   --------
    Total shareholders' equity................................      127,739
                                                                   --------
      Total capitalization....................................     $258,498
                                                                   ========

                    SELECTED HISTORICAL FINANCIAL DATA
                   (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)

  The following table presents selected consolidated historical financial data for the Company as of the dates and for the fiscal periods indicated. The selected historical financial data for each of the four years ended November 2, 1996, the period from November 3, 1996 to October 9, 1997 and the period from October 10, 1997 to November 1, 1997 has been derived from the Consolidated Financial Statements of the Company for such periods, which have been audited. The presentation of certain previously reported amounts has been reclassified to conform to the current presentation and to reflect discontinued operations of the automotive assets (sold in 1994) and the Carpet Business (sold in 1995) as discussed in Note 5 to the Consolidated Financial Statements of the Company presented elsewhere in this Registration Statement. The financial statements for the period from October 10, 1997 to November 1, 1997 reflect the Company's emergence from chapter 11 and were prepared utilizing the principles of fresh start accounting contained in the American Institute of Certified Public Accountants' Statement of Position 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code." As a result of the implementation of fresh start accounting, certain of the selected financial data for the period from October 10, 1997 to November 1, 1997 is not comparable to the selected financial data of prior periods. Therefore, selected financial data for the "Reorganized Company" has been separately identified from that of the "Predecessor Company." The selected historical data for the three months ended January 31, 1998 ("Reorganized Company") and February 1, 1997 ("Predecessor Company") have been derived from the unaudited Consolidated Financial Statements of the Company and, in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the financial condition and results of operations of the Company for such periods. The selected unaudited pro forma financial data for the fiscal year ended November 1, 1997 gives effect to the Plan of Reorganization and adoption of fresh start reporting as if they had occurred on November 3, 1996. This pro forma information is provided for informational purposes only and should not be construed to be indicative of the results of operations of the Company had the transaction been consummated on the date indicated and is not intended to be predictive of the results of operations of the Company for any future period. The following information should be read in conjunction with the Consolidated Financial Statements of the Company and Notes thereto, and "Management's Discussion and Analysis of Financial Conditions and Results of Operations" presented elsewhere herein.

                                                                               REORGANIZED               PREDECESSOR  REORGANIZED
                                    PREDECESSOR COMPANY                          COMPANY     PRO FORMA     COMPANY      COMPANY
                  -----------------------------------------------------------  -----------  -----------  -----------  -----------
                               FISCAL YEAR ENDED                                                           THREE MONTHS ENDED
                  ----------------------------------------------  PERIOD FROM  PERIOD FROM  FISCAL YEAR  ------------------------
                   10/30/93    10/29/94    10/28/95    11/2/96      11/3/96     10/10/97       ENDED       2/1/97       1/31/98
                  (52 WEEKS)  (52 WEEKS)  (52 WEEKS)  (53 WEEKS)  TO  10/9/97  TO 11/1/97     11/1/96    (13 WEEKS)   (13 WEEKS)
                  ----------  ----------  ----------  ----------  -----------  -----------  -----------  -----------  -----------
                                                                                            (UNAUDITED)        (UNAUDITED)
INCOME STATEMENT
 DATA:
Net sales.......  $  457,552  $  461,871  $  472,565  $  448,824  $  379,643   $    38,728  $   418,371  $   97,166   $   100,800
Cost of sales...     396,160     397,921     406,070     397,804     327,667        31,058      349,844      84,933        85,414
                  ----------  ----------  ----------  ----------  ----------   -----------  -----------  ----------   -----------
Gross profit....      61,392      63,950      66,495      51,020      51,976         7,670       68,527      12,233        15,386
Selling, general
 and
 administrative
 expenses.......      39,023      39,805      39,586      40,579      37,146         2,466       40,744       9,314        10,509
Other income
 (expense),
 net............      (1,236)     (2,914)     (6,248)     (2,498)       (622)           11         (611)         (6)           24
Charges for
 plant closing,
 loss on sale of
 certain
 operations and
 writedown of
 certain long-
 lived assets...         --          --          --      (30,028)        574           --           574         --            --
                  ----------  ----------  ----------  ----------  ----------   -----------  -----------  ----------   -----------
Operating profit
 (loss).........      21,133      21,231      20,661     (22,085)     14,782         5,215       27,746       2,913         4,901
Valuation
 allowance on
 Gulistan
 securities.....         --          --          --       (4,242)     (5,070)          --           --       (1,299)          --
Interest
 income.........          48         749       2,821       2,856       2,744            93        1,192         737           325
Interest
 expense........     (60,407)    (55,570)    (39,946)    (40,510)    (32,164)         (584)      (8,676)    (10,174)       (2,284)
                  ----------  ----------  ----------  ----------  ----------   -----------  -----------  ----------   -----------
Income (loss)
 before
 reorganization
 items, income
 taxes,
 discontinued
 operations,
 extraordinary
 items and
 cumulative
 effects of
 accounting
 changes(/3/)...     (39,226)    (33,590)    (16,464)    (63,981)    (19,708)        4,724       20,262      (7,823)        2,942
Reorganization
 items:
Fair-value
 adjustments....         --          --          --          --       (4,651)          --           --          --            --
Professional
 fees and
 expenses.......         --          --          --       (2,255)     (8,420)          --           --       (1,162)          --
                  ----------  ----------  ----------  ----------  ----------   -----------  -----------  ----------   -----------
Income (loss)
 before income
 taxes,
 discontinued
 operations,
 extra-ordinary
 items and
 cumulative
 effects of
 accounting
 changes........     (39,226)    (33,590)    (16,464)    (66,236)    (32,779)        4,724       20,262      (8,985)        2,942
Income taxes
 (benefit)......       1,782       2,800       1,200        (300)     (8,822)        2,007        8,643         157         1,250
                  ----------  ----------  ----------  ----------  ----------   -----------  -----------  ----------   -----------
Income (loss)
 before
 discontinued
 operations,
 extraordinary
 items and
 cumulative
 effects of
 accounting
 changes........     (41,008)    (36,390)    (17,664)    (65,936)    (23,957)        2,717       11,619      (9,142)        1,692
Discontinued
 operations, net
 of taxes:
Income (loss)
 from
 discontinued
 operations.....      24,165      23,628      (7,079)        --          --            --           --          --            --
Net gain (loss)
 on sale of
 discontinued
 operations.....         --      132,966     (26,241)     (1,500)        --            --           --          --            --
Extraordinary
 gain (loss) on
 early
 extinguishment
 of debt........         --       (7,410)     20,120         --      100,235           --           --          --            --
Cumulative
 effects of
 accounting
 changes, net of
 taxes..........      (4,988)       (708)        --          --          --            --           --          --            --
                  ----------  ----------  ----------  ----------  ----------   -----------  -----------  ----------   -----------
Net income
 (loss).........  $  (21,831) $  112,086  $  (30,864) $  (67,436) $   76,278   $     2,717  $    11,619  $   (9,142)  $     1,692
                  ==========  ==========  ==========  ==========  ==========   ===========  ===========  ==========   ===========
Income (loss)
 applicable to
 common stock...  $  (24,694) $  108,753  $  (34,695) $  (71,941) $   72,451   $     2,717  $    11,619  $  (10,407)  $     1,692
                  ==========  ==========  ==========  ==========  ==========   ===========  ===========  ==========   ===========
Weighted average
 number of
 common shares
 outstanding(1)..  1,000,000   1,000,000   1,000,000   1,000,000   1,000,000    10,000,000   10,000,000   1,000,000    10,000,000
                  ==========  ==========  ==========  ==========  ==========   ===========  ===========  ==========   ===========
BASIC AND
 DILUTED
 EARNINGS (LOSS)
 PER COMMON
 SHARE:(1)
Income (loss)
 before
 discontinued
 operations,
 extraordinary
 items and
 cumulative
 effects of
 accounting
 changes........  $   (43.87) $   (39.73) $   (21.50) $   (70.44) $   (27.79)  $      0.27  $      1.16  $   (10.40)  $      0.17
Discontinued
 operations, net
 of taxes:
Income (loss)
 from
 discontinued
 operations.....       24.17       23.63       (7.08)        --          --            --           --          --            --
Net gain (loss)
 on sale of
 discontinued
 operations.....         --       132.97      (26.24)      (1.50)        --            --           --          --            --
Extraordinary
 gain (loss),
 net of taxes...         --        (7.41)      20.12         --       100.24           --           --          --            --
Cumulative
 effects of
 accounting
 changes, net of
 taxes..........       (4.99)      (0.71)        --          --          --            --           --          --            --
                  ----------  ----------  ----------  ----------  ----------   -----------  -----------  ----------   -----------
Net income
 (loss).........  $   (24.69) $   108.75  $   (34.70) $   (71.94) $    72.45   $      0.27  $      1.16  $   (10.40)  $      0.17
                  ==========  ==========  ==========  ==========  ==========   ===========  ===========  ==========   ===========

                                              (Continued on following page)

(Continued from previous page)

                         10/30/93  10/29/94  10/28/95   11/2/96         11/1/97    2/1/97    1/31/98
                         --------  --------  --------  ----------       -------- ----------  --------
BALANCE SHEET DATA:
Working capital,
 excluding net assets
 held for sale.......... $ 63,821  $ 65,855  $ 72,670  $ (257,866)(/2/) $ 82,132 $ (262,356) $ 82,266
Total assets............  532,608   452,811   412,822     335,927        322,381    327,082   320,954
Total long-term debt,
 less current portion...  522,947   335,472   327,668       4,226 (/2/)   94,891      3,768    94,914
Senior redeemable
 preferred stock........   21,007    24,340    28,171      32,676            --      33,941       --
Shareholders' equity
 (deficit).............. (111,103)   (2,350)  (37,045)   (108,986)       126,047   (119,394)  127,739

--------

(1) In accordance with the provisions of SFAS No. 128, the presentation of earnings per share data for all periods presented has been restated to conform to SFAS No. 128.

(2) All of the Company's senior credit facility revolving line of credit and all of the Company's subordinated notes and debentures are classified as current liabilities as of November 2, 1996.

(3) The following non-cash charges have been included in the determination of income (loss) before reorganization items, income taxes, discontinued operations, extraordinary items and cumulative effects of accounting changes for the periods shown above:

                                                                                                REORGANIZED
                                                          PREDECESSOR COMPANY                     COMPANY
                                        ------------------------------------------------------- -----------
                                                     FISCAL YEAR ENDED
                                        ------------------------------------------- PERIOD FROM PERIOD FROM
                                         10/30/93   10/29/94   10/28/95   11/2/96     11/3/96    10/10/97
                                        (52 WEEKS) (52 WEEKS) (52 WEEKS) (53 WEEKS) TO  10/9/97 TO 11/1/97
                                        ---------- ---------- ---------- ---------- ----------- -----------
CERTAIN NON-CASH
 CHARGES TO
 INCOME:
Depreciation..........................   $19,799    $22,242    $20,820    $21,756     $16,986      $681
Amortization of goodwill and
 other................................       969        964        965        983         894       165
Product liability charge..............       --         --       5,000        --          --        --
Plant closing, loss on sale of
 certain operations and writedown of
 certain long-lived assets............       --         --         --      17,554         --        --
Early retirement offer................       --         --         --       1,125         --        --
Valuation allowance on Gulistan
 securities...........................       --         --         --       4,242       5,070       --
Other non-cash charges to income......     1,957        131        371        --          --        --
Non-cash interest.....................    11,729     11,161      8,818     10,088       7,303        20
                                         -------    -------    -------    -------     -------      ----
                                         $34,454    $34,498    $35,974    $55,748     $30,253      $866
                                         =======    =======    =======    =======     =======      ====
                                                   PREDECESSOR REORGANIZED
                                        PRO FORMA    COMPANY     COMPANY
                                       ----------- ----------- -----------
                                                     THREE MONTHS ENDED
                                       FISCAL YEAR -----------------------
                                          ENDED      2/1/97      1/31/98
                                         11/1/97   (13 WEEKS)  (13 WEEKS)
                                       ----------- ----------- -----------
                                       (UNAUDITED)         (UNAUDITED)
CERTAIN NON-CASH CHARGES TO INCOME:
Depreciation..........................   $ 9,230     $4,443      $2,406
Amortization of goodwill and
 other................................     2,313        241         573
Product liability charge..............       --         --          --
Plant closing, loss on sale of
 certain operations and writedown of
 certain long-lived assets............       --         --          --
Early retirement offer................       --         --          --
Valuation allowance on Gulistan
 securities...........................       --       1,299         --
Other non-cash charges to income......       --         --          --
Non-cash interest.....................       385      2,431          81
                                       --------- ----------  ----------
                                         $11,928     $8,414      $3,060
                                       ========= ==========  ==========

       MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS

  On October 9, 1997, JPS consummated a Plan of Reorganization as discussed under the caption "The 1997 Restructuring". The following discussion should be read in conjunction with that caption and with the Consolidated Financial Statements of the Company and the Notes thereto included herein.

  The pro forma financial information was prepared for comparison purposes and gives effect to the Plan of Reorganization as if the transactions had occurred on October 29, 1995 (for Fiscal 1996) and November 3, 1996 (for Fiscal 1997 and the three months ended February 1, 1997). The unaudited pro forma financial information was derived by adjusting the historical consolidated financial statements of the Company for the effects of fresh start accounting as described in Notes 2 and 3 to the Consolidated Financial Statements included herein. Such adjustments primarily relate to decreased depreciation expense resulting from revaluation of the Company's fixed assets, decreased interest expense resulting from extinguishment of Old Debt Securities in the reorganization, increased amortization resulting from reorganization value in excess of amounts allocable to identifiable assets and the elimination of reorganization items, and their related tax effects. This pro forma information is provided for informational purposes only and should not be construed to be indicative of the results of operations of the Company had the transactions been consummated on the respective dates indicated and are not intended to be predictive of the results of operations of the Company for any future period.

                                                                                         REORGANIZED
                                                          PREDECESSOR COMPANY            COMPANY(3)       PRO FORMA
                                                    ------------------------------------ ----------- -----------------------
                                                                                                         FISCAL YEAR
                                                     FISCAL YEAR ENDED       PERIOD FROM PERIOD FROM        ENDED
                                                    --------------------       11/3/96    10/10/97   -----------------------
                                                    10/28/95    11/2/96      TO 10/9/97  TO 11/1/97   11/2/96       11/1/97
                                                    ---------  ---------     ----------- ----------- ---------     ---------
                                                                                                         (UNAUDITED)
NET SALES
Apparel fabrics and
 products...............                            $ 247,846  $ 221,799      $ 167,070   $ 18,590   $ 221,799     $ 185,660
Industrial fabrics and
 products...............                              191,985    193,001        179,434     17,847     193,001       197,281
Home fashion textiles...                               32,734     34,024         33,139      2,291      34,024        35,430
                                                    ---------  ---------      ---------   --------   ---------     ---------
                                                    $ 472,565  $ 448,824      $ 379,643   $ 38,728   $ 448,824     $ 418,371
                                                    =========  =========      =========   ========   =========     =========
OPERATING PROFIT (LOSS)
Apparel fabrics and
 products...............                            $  16,667  $ (22,422)(1)  $   1,210   $  2,201   $ (15,063)(1) $   9,253
Industrial fabrics and
 products...............                                7,590      5,947 (2)     16,748      2,652       8,752 (2)    21,241
Home fashion textiles...                                1,749        647            976        693       1,791         2,980
Indirect corporate
 expenses, net..........                               (5,345)    (6,257)        (4,152)      (331)     (7,611)       (5,728)
                                                    ---------  ---------      ---------   --------   ---------     ---------
Operating profit
 (loss).................                               20,661    (22,085)        14,782      5,215     (12,131)       27,746
Valuation allowance on
 Gulistan securities....                                  --      (4,242)        (5,070)       --          --            --
Interest income.........                                2,821      2,856          2,744         93       1,130         1,192
Interest expense........                              (39,946)   (40,510)       (32,164)      (584)     (8,561)       (8,676)
                                                    ---------  ---------      ---------   --------   ---------     ---------
Income (loss) before
 reorganization items,
 income taxes,
 discontinued operations
 and extraordinary
 items..................                            $ (16,464) $ (63,981)     $ (19,708)  $  4,724   $ (19,562)    $  20,262
                                                    =========  =========      =========   ========   =========     =========
                                                    PREDECESSOR REORGANIZED
                                                      COMPANY     COMPANY
                                                    ----------- -----------
                                                     PRO FORMA
                                                      THREE MONTHS ENDED
                                                    -----------------------
                                                      2/1/97      1/31/98
                                                    ----------- -----------
                                                          (UNAUDITED)
NET SALES
Apparel fabrics and
 products...............                             $ 47,318    $  52,591
Industrial fabrics and
 products...............                               40,776       41,997
Home fashion textiles...                                9,072        6,212
                                                    ----------- -----------
                                                     $ 97,166    $ 100,800
                                                    =========== ===========
OPERATING PROFIT (LOSS)
Apparel fabrics and
 products...............                             $  2,090    $   3,365
Industrial fabrics and
 products...............                                3,320        3,040
Home fashion textiles...                                  999          (93)
Indirect corporate
 expenses, net..........                               (1,500)      (1,411)
                                                    ----------- -----------
Operating profit
 (loss).................                                4,909        4,901
Valuation allowance on
 Gulistan securities....                                  --           --
Interest income.........                                  294          325
Interest expense........                               (2,298)      (2,284)
                                                    ----------- -----------
Income (loss) before
 reorganization items,
 income taxes,
 discontinued operations
 and extraordinary
 items..................                             $  2,905    $   2,942
                                                    =========== ===========

--------
(1) The Fiscal 1996 operating loss for apparel fabrics and products includes charges of approximately $14.2 million for plant closing and $6.2 million for loss on sale of certain operations.
(2) The Fiscal 1996 operating profit for industrial fabrics and products includes charges of approximately $8.1 million for writedown of certain long-lived assets and $1.5 million for loss on sale of certain operations.

(3) The financial statements for the period from October 10, 1997 to November 1, 1997 reflect the Company's emergence from chapter 11 and were prepared utilizing the principles of fresh start reporting contained in the American Institute of Certified Public Accountants' Statement of Position 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code." As a result of the implementation of fresh start accounting, the financial information for the period from October 10, 1997 to November 1, 1997 and for subsequent periods is not comparable to the financial information of prior periods.

RESULTS OF OPERATIONS

 Three Months Ended January 31, 1998 (the "1998 First Quarter") Compared to the (Pro Forma) Three Months Ended February 1, 1997 (the "1997 First Quarter")

  Consolidated net sales increased $3.6 million or 3.7% from $97.2 million in the 1997 first quarter to $100.8 million in the 1998 first quarter. Operating profit remained constant at $4.9 million in the 1998 first quarter compared to the pro forma operating profit of $4.9 million in the 1997 first quarter.

  Net sales in the apparel fabrics and products segment, which includes unfinished woven apparel fabrics (greige goods) and yarn primarily for women's wear increased $5.3 million or 11.2% from $47.3 million in the 1997 first quarter to $52.6 million in the 1998 first quarter. This increase is attributable to an improvement in the market conditions for certain of the Company's apparel fabrics as a result of the exit of certain domestic competitors and an increase in average selling prices resulting from an improvement in the mix of products sold during the 1998 first quarter. In addition, the Company utilized certain productive capacity for apparel fabrics in the 1998 first quarter that was utilized for home fashions fabrics in the 1997 first quarter. The Company continues to broaden its sales distribution in its apparel segment to include more export sales and continually works to develop new fabric construction and styles to improve the profitability of its product mix.

  Operating profit in the 1998 first quarter for the apparel fabrics and products segment increased by $1.3 million to $3.4 million from pro forma operating profit of $2.1 million in the 1997 first quarter. This increase is attributable to the increase in sales volume, a more profitable product mix and certain improvements in manufacturing efficiencies and productivity resulting from the Company's capital spending plan. The Company expects to realize further improvements in its cost structure as a result of the capital spending plan.

  Net sales in the industrial fabrics and products segment, which includes single-ply roofing and environmental membrane, woven fabrics constructed of cotton, synthetics and fiberglass for lamination, insulation and filtration applications and extruded urethane products, increased $1.2 million or 2.9% from $40.8 million in the 1997 first quarter to $42.0 million in the 1998 first quarter. Sales of fiberglass fabrics increased $0.9 million or 5.5% from $16.4 million in the 1997 first quarter to $17.3 million in the 1998 first quarter primarily as a result of the continued growth in demand for fabrics used in the manufacture of electrical circuit boards. The Company expects that the global demand for electronic products which has fueled the growth in demand for fiberglass fabrics will continue in the foreseeable future. The Company has expanded and enhanced its productive capacity and expects to continue to invest in additional machinery and equipment in order to satisfy customer demand and improve product quality. Sales of roofing membrane decreased $0.8 million from $12.2 million in the 1997 first quarter to $11.4 million in the 1998 first quarter. This decrease is primarily attributable to the unusually adverse winter weather conditions throughout much of the United States. The Company's "Hi-Tuff/EP" line of roofing products has enjoyed success in recent years as a result of the membrane's competitive price and outstanding performance characteristics. The Company expects its roofing sales to continue to grow as the Company capitalizes on the market enthusiasm for its line of roofing products. Sales of urethane products in the 1998 first quarter decreased $0.2 million or 3% from the 1997 first quarter because of a slight decline in demand for certain of the Company's products used in the manufacture of athletic footwear. Sales of cotton industrial fabrics in the 1998 first quarter increased $1.9 million or 27.5% from the 1997 first quarter due to improved unit volumes and selling prices. Sales of other industrial fabrics in the 1998 first quarter declined $0.6 million from the 1997 first quarter primarily as a result of the exit of certain low margin products.

  Operating profit in the 1998 first quarter for the industrial fabrics and products segment decreased $0.3 million to $3.0 million from pro forma operating profit of $3.3 million in the 1997 first quarter primarily as a result of a change in the product mix, certain costs associated with the installation of additional machinery and equipment referred to above, and increased selling, general and administrative expenses.

  Net sales in the home fashion textiles segment, which includes woven drapery fabrics and yarns for the home furnishings industry, decreased $2.9 million or 31.9% from $9.1 million in the 1997 first quarter to $6.2 million in the 1998 first quarter due to a soft home furnishings market in the 1998 first quarter compared to an extremely strong market in the 1997 first quarter.

  Operating results in the 1998 first quarter for the home fashion textiles segment decreased to a loss of $0.1 million from a pro forma operating profit of $1.0 million in the 1997 first quarter principally due to the decrease in sales volume and a generally weaker product mix.

  Indirect corporate expenses decreased $0.1 million from $1.5 million (pro forma) in the 1997 first quarter to $1.4 million in the 1998 first quarter principally due to slightly lower insurance costs.

  Reorganization-related fees and expenses incurred in the 1997 first quarter totaled $1.2 million and represented fees and expenses of the Company's financial advisor, legal counsel and other professionals associated with the Company's financial restructuring and the financial advisor and legal counsel for the holders of a substantial majority of the Company's old outstanding bonds. Such fees and expenses have been excluded from the pro forma financial statements.

  In the 1997 first quarter, the Company held debt and equity securities of Gulistan Holdings, Inc. As a result of net losses incurred by Gulistan, the Company recorded a valuation allowance against its investment in the securities with a corresponding charge to income of $1.3 million. These securities were sold in August 1997 for $2 million. Accordingly, the charge of $1.3 million has been excluded from the 1997 first quarter pro forma financial information.

  Interest income and expense in the 1998 first quarter are consistent with the 1997 first quarter pro forma amounts.

 Fiscal 1997 (Pro Forma) Compared to Fiscal 1996 (Pro Forma)

  The financial statements for the period subsequent to the consummation of the Plan of Reorganization (period from October 10, 1997 to November 1, 1997) were prepared under the principles of fresh-start reporting for companies emerging from a plan of reorganization and are not comparable to prior periods. The Company believes that the most meaningful comparisons are made using the pro forma financial information and therefore this discussion addresses such pro forma information.

  Consolidated net sales declined $30.4 million (6.8%) from $448.8 million in Fiscal 1996 to $418.4 million in Fiscal 1997. Pro forma operating profit
(loss) increased $39.8 million from a pro forma operating loss of $12.1 million in Fiscal 1996 to a pro forma operating profit of $27.7 million in Fiscal 1997. Fiscal 1996 results included charges for plant closings, loss on sale of certain operations, and charges for writedown of certain long-lived assets which totaled $30 million. Excluding such charges for comparative purposes, pro forma operating profit in Fiscal 1996 was $17.9 million. All segments reported improved earnings in Fiscal 1997 compared to Fiscal 1996.

  Net sales in Fiscal 1997 in the apparel fabrics and products segment, which includes unfinished woven apparel fabrics (greige goods) and yarn primarily for women's wear declined $36.1 million (16.3%) from $221.8 million in Fiscal 1996 to $185.7 million in Fiscal 1997. Much of this decline in net sales was expected as a result of the Company's actions in Fiscal 1996 to exit certain product lines which included plant closings and asset sales. Net sales in Fiscal 1996 included $12.8 million of apparel elastics sales. As discussed below, the Company sold its rubber products business, which produced these elastic products, in September 1996. Apparel fabric sales declined $20.5 million in Fiscal 1997 primarily as a result of the Company's decision in Fiscal 1996 to close one of its facilities in Greenville, South Carolina and cease production of certain commodity-type apparel fabrics which, due to competitive pressures from abroad, carried very weak margins.

  Many participants in the domestic women's apparel industry have suffered from falling margins in recent years as a result of a number of factors, including increased imports of both fabric and garments, generally relaxed consumer attitudes regarding fashion, and price pressures from a troubled retail industry. Many of the

Company's customers for apparel fabric (converters) have seen their importance to the industry diminish and their volumes decline. The Company has taken steps to broaden its sales distribution in its apparel fabrics segment to include export sales to Mexico, Europe and other continents. Exports have not comprised a significant portion of the Company's sales in the past. In addition, the Company continually works to develop new fabric constructions and styles in an effort to improve the profitability of its product mix. During Fiscal 1997, the market conditions for certain of the Company's apparel fabrics improved slightly as a result of the exit of certain domestic competitors.

  Pro forma operating profit (loss) in Fiscal 1997 for the apparel fabrics and products segment increased by $24.4 million from a $15.1 million pro forma loss to a pro forma operating profit of $9.3 million. Fiscal 1996 included charges of approximately $20.4 million for plant closing and loss on sale of certain operations. Pro forma operating profit before such charges increased by $4.0 million from $5.3 million in Fiscal 1996 to $9.3 million in Fiscal 1997. The improvement is the result of several factors. Fiscal 1997 results were not adversely affected by the negative operating margins associated with the product lines exited during Fiscal 1996. In addition, manufacturing efficiency and productivity have improved as a result of certain capital projects completed during Fiscal 1997. The Company expects to realize further improvements in its cost structure in Fiscal 1998 as a result of these capital expenditures.

  Net sales in Fiscal 1997 in the industrial fabrics and products segment, which includes single-ply roofing and environmental membrane, woven fabrics constructed of cotton, synthetics and fiberglass for lamination, insulation, and filtration applications, and extruded urethane products increased $4.3 million (2.2%) to $197.3 million from $193.0 million in Fiscal 1996. Net sales in Fiscal 1996 included $4.0 million of industrial elastic sales. The Company sold its rubber products business, which produced these elastic products, in September 1996 and therefore Fiscal 1997 includes no industrial elastic sales.

  Sales of fiberglass fabrics increased $5.0 million in Fiscal 1997 primarily as a result of the continued growth in demand for fabrics used in the manufacture of electrical circuit boards. The Company expects that the global demand for electronic products which has fueled the growth in demand for fiberglass fabric will continue for the foreseeable future. Therefore, the Company has expanded and enhanced its productive capacity and expects to continue to invest in additional machinery and equipment in order to satisfy customer demand and improve product quality. Sales of roofing membrane increased $1.4 million from Fiscal 1996. The Company's "Hi-Tuff/EP" line of roofing products has enjoyed success in recent years as a result of the line's competitive price and outstanding performance characteristics. The Company expects its roofing sales to continue to grow as the Company capitalizes on the market enthusiasm for its line of roofing products. Sales of urethane products increased $3.7 million from Fiscal 1996 primarily as a result of stronger demand for certain of the Company's products used in the manufacture of athletic footwear. The Company has been successful in developing a variety of urethane film and sheet products for specific customer requirements. The Company's capital plan involves investments in Fiscal 1998 to increase productive capacity in this area which is expected to allow further sales growth for urethane products. Sales of cotton industrial fabrics increased $3.7 million from Fiscal 1996 due to improved unit volumes and selling prices. Sales of other industrial fabrics declined $5.5 million primarily as a result of the exit of certain low margin products and redirecting such weaving capacity toward more profitable goods.

  Pro forma operating profit in Fiscal 1997 for the industrial fabrics and products segment increased by $12.5 million from $8.8 million in Fiscal 1996 to $21.2 million in Fiscal 1997. Included in the Fiscal 1996 pro forma operating profit are charges of approximately $9.6 million for writedown of certain long-lived assets and loss on sale of operations. Adjusting for such charges, pro forma operating profit in Fiscal 1997 increased by $2.8 million (15.2%) from Fiscal 1996. The increases in sales as described above, and the exit of certain low margin product lines, combined with improved operating efficiencies, increased pro forma operating income in Fiscal 1997.

  Net sales in Fiscal 1997 in the home fashion textiles segment, which includes woven drapery fabrics and yarns for the home furnishings industry, increased $1.4 million (4.1%) to $35.4 million in Fiscal 1997 from $34.0 million in Fiscal 1996 primarily as a result of new product development and styling which has resulted in higher unit volumes and selling prices.

  Pro forma operating profit in Fiscal 1997 for the home fashion textiles segment increased $1.2 million (67%) to $3.0 million from $1.8 million in Fiscal 1996. The aforementioned volume and product mix enhancements were the primary causes for improved operating results. Substantially all of such improvement in pro forma operating increase occurred during the first half of Fiscal 1997.

  Indirect corporate expenses (pro forma) declined by $1.9 million from $7.6 million in Fiscal 1996 to $5.7 million in Fiscal 1997. Fiscal 1996 pro forma expenses included a $1.1 million charge resulting from an early retirement offer extended to certain salaried employees. Fiscal 1996 also included an expense of $1.0 million for management services provided by a former shareholder pursuant to a management services agreement. Pursuant to the Plan of Reorganization on the Effective Date, such agreement was cancelled and rejected and claims for rejection damages were waived. Accordingly, no such expense was incurred in Fiscal 1997. Offsetting such decreases were slightly higher employee compensation costs and insurance costs.

  Reorganization-related fees and expenses incurred in Fiscal 1997 totaled $8.4 million. These fees and expenses totaled $2.3 million in Fiscal 1996. Such fees and expenses, which represent fees and expenses of the Company's financial advisor, legal counsel and other professionals associated with the Company's financial restructuring and the financial advisor and legal counsel for the holders of a substantial majority of the Company's old outstanding bonds, have been excluded from the pro forma financial statements.

  During Fiscal 1997, the Company sold its debt and equity securities of Gulistan Holdings consisting of a $10 million Promissory Note due in November 2001, $5 million of preferred stocks redeemable in November 2005 and warrants to purchase up to 25% of the common stock of Gulistan Holdings. Proceeds from the sale were $2 million. The writedown of the carrying value of the Gulistan securities to $2 million was reported in the period from November 3, 1996 to October 9, 1997. Such writedown, which totaled $4.2 million in Fiscal 1996 and $5.1 million in Fiscal 1997, has been excluded from the pro forma financial statements.

  As a result of the application of fresh start accounting as required by Statement of Position 90-7 ("SOP 90-7") of the American Institute of Certified Public Accountants, entitled "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code," a gain on early extinguishment of debt of approximately $100.2 million and reorganization items of approximately $13.1 million were recorded as of the Effective Date. The reorganization items include professional fees and expenses of approximately $8.4 million (discussed above) and fair value adjustments of approximately $4.7 million. These items have been excluded from the pro forma financial information.

 Fiscal 1996 Compared to Fiscal 1995

  Consolidated net sales from continuing operations declined $23.8 million (5.0%) from $472.6 million in Fiscal 1995 to $448.8 million in Fiscal 1996. Operating profit (loss) from continuing operations decreased $42.8 million from an operating profit of $20.7 million in Fiscal 1995 to an operating loss of $22.1 million in Fiscal 1996. Excluding charges for plant closings, loss on sale of certain operations, and charges for writedown of certain long-lived assets, operating profit for Fiscal 1996 would have been $7.9 million, compared to $25.7 million in Fiscal 1995 (excluding the product liability charge). Substantially all of the declines in sales and operating profits are attributable to the apparel fabrics segment.

  Net sales in Fiscal 1996 in the apparel fabrics and products segment declined $26.0 million (10.5%) from $247.8 million in Fiscal 1995 to $221.8 million in Fiscal 1996. Fiscal 1996 saw the continuation of the trend of weakened demand for apparel fabrics which began during the second half of Fiscal 1995.

  Apparel fabric sales declined $22.3 million in Fiscal 1996 as a result of lower unit volume combined with lower average selling prices. Fiscal 1996 was marked by generally poor retail women's apparel sales, increased competitive pressures from abroad (particularly in commodity-type fabrics), and falling margins. As a result of this weaker demand, the Company curtailed production for most of its apparel fabrics, and experienced a less favorable product mix with a higher ratio of commodity-type fabrics than was experienced in Fiscal 1995. These and other conditions led management to conclude in the third fiscal quarter of 1996 that one of its facilities in Greenville, South Carolina should be closed. The plant, which was closed on October 28, 1996, had been operating on a significantly reduced production schedule and was not cost-effective. The accompanying consolidated statement of operations for Fiscal 1996 includes a "charge for plant closing" of approximately $14.2 million related principally to the loss on impairment of the plant in accordance with SFAS No. 121, employee severance costs and estimated costs of equipment relocation.

  Sales of elastic apparel products declined $4.6 million to $12.8 million in Fiscal 1996 from $17.4 million in Fiscal 1995. As discussed below, the Company sold its rubber products business, which produced these elastic products, in September 1996. Discontinuation in Fiscal 1996 of certain unprofitable product lines, changes in customer requirements to non-rubber elastomers, and less than a full year's sales in Fiscal 1996 caused the decline in elastic sales from Fiscal 1995.

  Operating loss in Fiscal 1996 for the apparel fabrics and products segment decreased by $39.1 million to a $22.4 million loss from a $16.7 million profit in Fiscal 1995. Included in the Fiscal 1996 operating loss are charges of approximately $14.2 million for plant closing and $6.2 million for loss on sale of certain operations. Operating profit (loss) in Fiscal 1996 for the apparel fabrics and products segment before the charges for plant closing and loss on sale of certain operations declined by $18.7 million to a $2.0 million loss from a $16.7 million profit in Fiscal 1995. Such decline results from the significantly lower unit volume and the lower margins associated with the Fiscal 1996 product mix.

  Net sales in Fiscal 1996 in the industrial fabrics and products segment increased $1.0 million (0.5%) to $193.0 million from $192.0 million in Fiscal 1995. Sales of fiberglass fabrics increased $7.7 million from Fiscal 1995 as a result of the continued growth in demand for fabrics used in the manufacture of electrical circuit boards. Sales of roofing membrane increased $8.8 million from Fiscal 1995, as a result of the continued success of the Company's "Hi-Tuff/EP" line of roofing products, which was introduced in late 1993. Sales of extruded urethane products increased $1.9 million from Fiscal 1995 as a result of the Company's expanded productive capacity and success in developing and satisfying the specification-driven customer requirements for urethane products. Sales of cotton industrial fabrics declined $12.8 million as a result of weak markets and intense foreign competition, particularly from China. Sales of other industrial fabrics and products declined $4.6 million primarily as a result of exiting certain industrial fabric markets during late 1995.

  Operating profit in Fiscal 1996 for the industrial fabrics and products segment decreased by $1.7 million from $7.6 million in 1995 to $5.9 million in 1996. Included in the Fiscal 1996 operating profit are charges of approximately $8.1 million for writedown of certain long-lived assets and $1.5 million for loss on sale of certain operations. Operating profit in Fiscal 1996 for the industrial fabrics and products segment before the charge for the writedown of certain long-lived assets and loss on sale of certain operations increased $7.9 million (105%) to $15.5 million from $7.6 million in Fiscal 1995. Fiscal 1995 operating profit reflects a charge of $5 million related to product liability costs. No such charge occurred in Fiscal 1996. The aforementioned sales volume increases in roofing, fiberglass, and extruded urethane products, combined with improved manufacturing and operating efficiencies, increased operating profits. Partially offsetting these improvements, however, are the effects of lower sales volumes of cotton industrial fabrics and other synthetic industrial fabrics. Curtailed production schedules in the Company's cotton manufacturing facility and the resulting under-absorption of costs were negative influences on operating profit.

  As a result of the Company's assessment of the market conditions for its cotton industrial fabrics, management concluded that its plant in Kingsport, Tennessee, which manufactures such fabrics, was impaired under the criteria of Statement of Financial Accounting Standard ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." SFAS No. 121 requires a writedown to fair value in circumstances in which the expected future net cash flows from the operation of the plant are less than its carrying value. The accompanying consolidated statement of operations for Fiscal 1996 includes a charge, "writedown of certain long-lived assets," of $8.1 million for the excess of the carrying amount of this plant over its estimated fair value.

  Pursuant to the terms of an Asset Purchase Agreement dated September 30, 1996, between JPS Elastomerics Corp., a wholly-owned subsidiary of the Company, and Elastomer Technologies Group, Inc. and a Receivables Purchase Agreement dated September 30, 1996 between JPS Elastomerics Corp. and the Bank of New York Commercial Corporation, JPS Elastomerics Corp. consummated the sale of substantially all of the assets of its rubber products division, a business engaged in the manufacture and sale of natural and synthetic elastics for use in apparel products, diaper products, and specialty industrial applications (the "Rubber Products Business"). Pursuant to the Asset Purchase Agreement, Elastomer Technologies Group, Inc. agreed to assume substantially all of the liabilities and obligations associated with the Rubber Products Business.

  The consideration for the sale of the Rubber Products Business consisted of approximately $5.1 million in cash, subject to certain post-closing adjustments based on the amount of working capital transferred. The net cash proceeds of approximately $4.8 million were used by the Company to reduce outstanding borrowings under its senior credit facility. Revenues of the Rubber Products Business for Fiscal 1994, Fiscal 1995 and Fiscal 1996 were $22.6 million, $20.7 million and $16.8 million, respectively.

  Net sales in Fiscal 1996 in the home fashion textiles segment increased $1.3 million (3.9%) to $34.0 million from $32.7 million in Fiscal 1995 due primarily to an increase in yarn sales. Sales of home furnishings fabrics in Fiscal 1996 were approximately flat with Fiscal 1995. Demand for the Company's woven fabrics used in home decoration has been in decline for several years. Operating profit in Fiscal 1996 in the home fashion textile segment declined by $1.1 million (64%) to $0.6 million from $1.7 million in Fiscal 1995 primarily as a result of lower margins on fabric sales.

  Indirect corporate expenses in Fiscal 1996 increased $1.0 million from $5.3 million in Fiscal 1995 to $6.3 million in Fiscal 1996 primarily as a result of the $1.1 million cost of an early retirement offer extended to certain salaried employees. Lower corporate employee compensation costs in Fiscal 1996 partially offset this increase.

  Debt restructuring fees and expenses totaled $2.3 million in Fiscal 1996. There were no comparable charges in Fiscal 1995. Such expenses represent fees and expenses of the Company's financial advisor, the financial advisor for the holders of a substantial majority of its outstanding bonds, the Company's legal counsel and other professionals associated with the Company's financial restructuring.

  During Fiscal 1996, Gulistan reported net losses of approximately $4.5 million before interest expense on the promissory note held by the Company. Accordingly, the Company did not record interest income on any of the Gulistan securities held by the Company. Also, in accordance with relevant accounting literature, the Company recorded a valuation allowance against its investment in the Gulistan securities and a corresponding charge to income of $4.2 million as a result of the net loss ($4.5 million reduced by the $0.3 million of common equity held by Gulistan management) incurred by Gulistan during Fiscal 1996.

  Interest expense in Fiscal 1996 was $40.5 million, or $0.6 million more than Fiscal 1995 due primarily to the compounding effect of accretion of debt discounts and non-cash interest.

LIQUIDITY AND CAPITAL RESOURCES

  The Company's principal sources of liquidity for operations and expansion are funds generated internally and borrowings under its Revolving Credit Facility (as defined below). On the Effective Date, Elastomerics and C&I (the "Borrowing Subsidiaries") and JPS entered into the Credit Facility Agreement, dated as of the Effective Date (the "Credit Agreement"), by and among the financial institutions party thereto, Citibank, as agent, and NationsBank, N.A., as co-agent. The Credit Agreement provides for a revolving credit loan facility and letters of credit (the "Revolving Credit Facility") in a maximum principal amount equal to the lesser of (a) $135 million and (b) a specified borrowing base (the "Borrowing Base"), which is based upon eligible receivables, eligible inventory and a specified dollar amount ($55,000,000 (subject to reduction) based on fixed assets of the Borrowing Subsidiaries), except that (i) no Borrowing Subsidiary may borrow an amount greater than the Borrowing Base attributable to it (less any reserves as specified in the Credit Agreement) and (ii) letters of credit may not exceed $20 million in the aggregate. The maturity date of the Revolving Credit Facility is October 9, 2002. Until the delivery of the Company's certificate with respect to its compliance with the terms of the Credit Agreement during its second fiscal quarter of 1998 (the date of such delivery being the "Delivery Date"), all loans outstanding under the Revolving Credit Facility bear interest at either (i) the Eurodollar Rate (as defined in the Credit Agreement) plus 1.5% per annum or (ii) the Base Rate (as defined in the Credit Agreement) and, thereafter, will bear interest at the Base Rate or the Eurodollar Rate plus an applicable margin (the "Applicable Margin") based upon the Company's consolidated leverage ratio (which margin will not exceed
 .25% for Base Rate borrowings and 1.75% for Eurodollar Rate borrowings). The weighted average interest rate at January 31, 1998 is approximately 7.33%. The Company currently pays (i) a fee of .375% per annum on the average unused commitments under the Revolving Credit Facility until the Delivery Date and thereafter such fees will be reduced to .25% per annum if a specified leverage ratio is satisfied and (ii) a letter of credit fee equal to the Applicable Margin for Eurodollar Rate borrowings. Borrowings under the Revolving Credit Facility are made or repaid on a daily basis in amounts equal to the net cash requirements or proceeds for that business day. As of January 31, 1998, unused and outstanding letters of credit totaled $1,749,000. The outstanding letters of credit reduce the funds available under the Revolving Credit Facility. At January 31, 1998, the Company had approximately $40.8 million available for borrowing under the Revolving Credit Facility.

  The Credit Agreement contains restrictions on investments, acquisitions and dividends unless, among other things, the Company satisfies a specified pro forma fixed charge coverage ratio and maintains a specified minimum availability under the Revolving Credit Facility for a stated period of time, and no default exists under the Credit Agreement. The Credit Agreement also restricts, among other things, indebtedness, liens, affiliate transactions, operating leases, fundamental changes and asset sales other than the sale of up to $35 million of fixed assets, subject to the satisfaction of certain conditions. The Credit Agreement contains financial covenants relating to minimum levels of EBITDA, minimum interest coverage ratio, minimum fixed charge coverage ratio and maximum capital expenditures. As of January 31, 1998, the Company was in compliance with these restrictions and all financial covenants.

  Net cash provided by operations increased by approximately $2.0 million in the combined periods from November 3, 1996 to October 9, 1997 and October 10, 1997 to November 1, 1997 (Fiscal 1997) compared to Fiscal 1996 primarily due to a decrease in interest payments associated with the Old Debt Securities offset by the payment of $14.0 million to holders of the 10.85% Notes and 10.25% Notes as part of the Plan of Reorganization. Working capital at November 1, 1997 was $82.1 million compared to a deficit of $257.9 million at November 2, 1996. This increase of $340.0 million is primarily due to the effects of the consummation of the Plan of Reorganization including the conversion of approximately $271.1 million of Old Debt Securities and the reclassification of the borrowings under the Revolving Credit Facility from current liabilities to long-term debt.

  During the three months ended January 31, 1998, cash provided by operating activities was $3.5 million. Working capital increased slightly from $82.1 million at November 1, 1997 to $82.3 million at January 31, 1998. Accounts receivable decreased by $4.7 million from November 1, 1997 to January 31, 1998 due to seasonally lower sales in January 1998 compared to October 1997. Inventories increased by $1.9 million, primarily in finished goods, during the 1998 first quarter as a result of the lower sales volume in that period. Accounts payable decreased by $1.3 million from November 1, 1997 to January 31, 1998 primarily as a result of the slowdown in sales volume in January 1998 compared to October 1997 and the corresponding decrease in production requirements. Accrued interest increased $1.0 million from November 1, 1997 to January 31, 1998 due to the timing of interest payments on the Company's revolving credit facility and the accrual of interest on the contingent notes. Accrued salaries, benefits and withholding decreased $1.1 million from November 1, 1997 to January 31, 1998 due to payment of fiscal year-end accrued incentive compensation. Other accrued expenses decreased $1.7 million during the 1998 first quarter due to the payment of certain accrued restructuring fees and expenses.

  The Company expects that its planned capital expenditures in Fiscal 1998 of approximately $25 million will be funded by cash from operations, bank and other equipment financing sources. At January 31, 1998, the Company had commitments for capital expenditures of approximately $8.3 million.

  Based upon the Company's ability to generate working capital through its operations and its Revolving Credit Facility, the Company believes that it has the financial resources necessary to pay its capital obligations and implement its business plan.

  The Company, like most other manufacturing companies, utilizes a number of computer software programs and systems throughout its organization. To the extent the Company's software applications contain source code that is unable to appropriately interpret the upcoming Year 2000, some level of modification or replacement of such applications will be necessary.

  The Company is in the process of completing its Year 2000 assessment. The Company expects that the primary costs will be associated with remediation and testing of its internal systems and that a major portion of these costs will be met from existing resources through reprioritization of technology development initiatives. In addition, the assessment of the readiness of external entities with which the Company interfaces, such as vendors, customers and others is ongoing. The Company has been and continues to be engaged in a number of projects to upgrade its computer information systems which will, among other things, be Year 2000 compliant. The Company believes that it is taking all appropriate steps to assure Year 2000 compliance, but is dependent on vendor compliance to some extent. The Company is requiring its systems and software vendors to represent that their products are, or will be, Year 2000 compliant. The Company does not anticipate that Year 2000 issues will have a material impact on its business, financial condition or results of operations.

INFLATION AND TAX MATTERS

  The Company is subject to the effects of changing prices. It has generally been able to pass along inflationary increases in its costs by increasing the prices for its products; however, market conditions sometimes preclude this practice.

  For the quarter ended January 31, 1998, the Company recorded a tax expense of $1.25 million. The company utilized approximately $1.4 million of net operating losses for regular Federal income tax purposes during the quarter. The effective tax rate exceeds the statutory Federal income tax rate due to the impact of items (primarily amortization of excess reorganization value) not deductible for Federal income tax purposes, and because of state income taxes.

  For the period from October 10, 1997 to November 1, 1997, the Company recorded a tax expense of $2.0 million. The tax expense includes the utilization of a portion of the deferred tax asset, described below, which was recorded as of the Effective Date of the Plan of Reorganization of the Company. The effective tax rate exceeds the statutory federal income tax rate due to the impact of items not deductible for federal income tax purposes and because of state income taxes. See Note 11 to the Consolidated Financial Statements for additional information.

  The Company recorded a tax benefit for the period ending October 9, 1997 of approximately $8.8 million. This consists of a benefit from the implementation of the Plan of Reorganization net of state taxes on subsidiary operations that could not be offset by operating loss carryovers or current year losses of JPS or its subsidiaries. The benefit arose as consummation of the Plan of Reorganization substantially deleveraged JPS. Accordingly, the reserve established against the deferred tax assets that was required due to the operating history was significantly reduced. However, the deferred tax asset attributable to the net operating loss carryforwards was also reduced as a result of the reduction in net operating loss carryforwards that is required for reorganizations such as that provided in the Plan of Reorganization. The reduction in reserves and reduction in deferred tax liabilities exceeded the reduction in the gross deferred tax asset by a net amount of $9.7 million thus resulting in a deferred tax benefit. The recording of the tax benefit and the net deferred tax asset reflects the Company's determination that it is more likely than not that these deferred tax assets, net of the valuation allowance, will be realized based on current income tax laws and expectations of future taxable income stemming from the reversal of deferred tax liabilities or operations. Uncertainties surrounding income tax law changes, shifts in operations between state taxing jurisdictions and future operating income levels may, however, affect the ultimate realization of all or some portion of these deferred income tax assets.

  The Internal Revenue Code (the "Code") provides that there are no taxes payable on gains such as the extraordinary gain on early extinguishment of debt that was realized on the reorganization of the Company in the period from November 3, 1996 to October 9, 1997. However, the Company is required under provisions of the Code to reduce certain net operating loss carryforwards and certain other tax attributes as a result of such gain. The Company estimates that beginning net operating loss carryovers will be reduced by approximately $60 million. In addition, alternative minimum tax credit carryovers will be reduced by approximately $0.7 million. As a result of valuation allowances on these assets, there is no tax expense attributable to such reductions. In addition to attribute reduction, any remaining net operating loss carryforwards and certain other tax attributes are subject to the limitations imposed by Section 382 of the Code. The effect of these limitations is to limit the utilization of the approximately $28 million in remaining net operating loss carryovers and certain other attributes to an annual amount equal to the value of the Company immediately after the ownership change (subject to certain adjustments) multiplied by the Federal long-term tax exempt rate as of the date of reorganization.

  The Company recorded a net $0.3 million income tax benefit on continuing operations in Fiscal 1996. The Company had a $0.5 million deferred state tax benefit from the charge for the plant closing and writedown of certain long-lived assets. While no tax expense resulted from applying the statutory tax rate to the loss before income taxes, the Company was not able to fully offset subsidiary income in all tax jurisdictions with net operating losses of the Company or other subsidiaries or operating loss carryovers. As a result, $0.2 million current year provision for state income taxes was required. In Fiscal 1995, the Company recorded $0.6 million in tax liabilities resulting from the gain on the open market purchases of certain of its debt securities. Such amount was recorded as a reduction of the extraordinary gain from early extinguishment of debt. The loss recorded on the disposition of the Carpet Business was not currently recognizable for tax purposes. The Company recorded no net tax benefit in its financial statements due to uncertainties surrounding the Company's ability to utilize such losses in the future.

  During Fiscal 1994, the Company utilized approximately $141 million of net operating loss carryforwards to offset the gain on sale of the automotive assets. Income tax expense incident to the sale was reduced by approximately $49 million as a result of such utilization. Federal alternative minimum and state taxes of approximately $2.8 million were recognized as a result of the sale. Although the Company believes use of its net operating loss carryforwards to offset the gain on the automotive assets will more likely than not be sustained under existing tax laws, uncertainty exists primarily due to the fact that applicable regulations under Section 382 of the Code have not been issued. Therefore, in accordance with provisions of the indentures governing the Old Debt Securities, the Company set aside, in a special-purpose subsidiary, a portion ($39.5 million) of the net proceeds from the sale of the automotive assets to satisfy, if necessary, these possible contingent tax liabilities. As of November 1, 1997 and November 2, 1996, the aggregate fair value of the investments was approximately $34.6 million and $46.2 million, respectively. Under the terms of the Plan of Reorganization, the holders of the 10.25% and 10.85% Notes received $14 million in cash from these investments and Contingent Notes with an aggregate principal amount of $34 million (subject to adjustment on the maturity date), payable from these investments upon the occurrence of certain events. The respective amounts of the cash distribution and the initial principal amount of the Contingent Notes were determined based on the assumptions used to determine the original amount set aside for contingent tax liabilities related to the 1994 sale of the Company's automotive business with adjustments for certain events arising subsequent to the sale and such original determination. A current liability in an amount equal to the approximate aggregate fair value of invested funds is recorded in the Company's Consolidated Balance Sheet as of November 1, 1997.

  Even before giving effect to the previously described limitations on use of net operating loss carryforwards occurring under the Plan of Reorganization, due to the Company's operating history, it was uncertain that it would be able to utilize all deferred tax assets. Therefore, for years ending prior to November 1, 1997, a valuation allowance had been provided equal to the deferred tax assets remaining after deducting all deferred tax liabilities, exclusive of those related to certain deferred state tax liabilities. As described above, a portion of the valuation allowance was reversed and a tax benefit recognized upon the Effective Date of the Plan of Reorganization.

                                   BUSINESS

APPAREL FABRICS AND PRODUCTS

  The Company is a leading manufacturer of greige goods (unfinished woven fabrics) and yarn. The Company's products are used in the manufacture of a broad range of consumer apparel products including blouses, dresses, sportswear and undergarments.

  Greige Goods. The Company produces fabrics from spun and filament yarns that are used ultimately in the manufacture of apparel such as blouses, dresses and sportswear. Greige goods are produced from rayon, acetate, polyester and cotton yarns, and are primarily sold to other textile manufacturers for use in producing printed and dyed fabrics.

  Yarn. The Company produces a variety of rayon and polyester spun yarns for its own use and for sale to manufacturers of knitted apparel.

INDUSTRIAL FABRICS AND PRODUCTS

  Commercial Roofing Products. The Company is a well-established manufacturer of single-ply membrane roofs that are made from woven synthetic fabrics and rubber-based or polypropylene specialty polymer compounds which are sold principally to roofing distributors for use in both the new and replacement commercial markets.

  Other Building Construction Products. The Company is a producer of fabrics made from glass and synthetic fibers that are used in a number of applications in the building construction industry. Products include various scrims used for wallboard tapes and certain roofing applications, and reinforcement substrates used for the installation of internal and external tiles and synthetic wall surfaces. The Company produces and sells membrane products (similar to commercial roofing products) for use in environmental containment applications such as reservoir liners and covers.

  Other Industrial Products. The Company produces a wide variety of other industrial textile products that are used in various industries for many different end uses. Many of these products have characteristics that provide insulation or filtration properties. These specialty fabrics are used in the manufacture of such products as flame-retardant clothing, filtration products, tarpaulins, awnings, athletic tapes, printed circuit boards and advanced composites. In addition, the Company produces urethane products for use in the manufacture of various products such as athletic shoes, "bulletproof" glass, disposable intravenous bags, seamless welded drive belts and tubing.

HOME FASHION TEXTILES

  The Company produces a variety of unfinished woven fabrics and yarns for use in the manufacture of draperies, curtains and lampshades and is a major producer of solution-dyed drapery fabrics.

SUBSIDIARIES

  JPS's wholly-owned operating subsidiaries include Elastomerics and C&I. JPS's other wholly-owned subsidiaries do not have any significant operations:
JPS Capital, International Fabrics, Inc. ("Fabrics"), Auto and Carpet. The operating subsidiaries each have independent administrative, manufacturing, and marketing capabilities for all material aspects of their operations, including product design, customer service, purchasing, and collections. JPS provides all finance and strategic planning services and handles the legal, tax, and regulatory affairs for its subsidiaries. JPS Capital was formed in 1994 as a special purpose subsidiary to hold (and invest) $39.5 million, representing a portion of the proceeds received from the sale of the assets of JPS's automotive division in June 1994, including the assets of Auto. These funds were set aside to satisfy possible contingent tax liabilities incurred in connection with that sale, and will serve as the primary source of payment of any such liabilities. Prior to the Effective Date, the funds held by JPS Capital aggregated approximately $48 million, of which $14 million was distributed on the Effective Date pursuant to the Plan of Reorganization to holders of certain issues of Old Debt Securities on the Effective Date. The funds held by JPS Capital currently aggregate approximately $34 million. In connection with the implementation of the Plan of Reorganization, approximately $34 million in aggregate principal amount (subject to adjustment on the maturity date thereof) of Contingent Notes were issued by JPS Capital on the Effective Date to holders of certain issues of Old Debt Securities.

  Auto and Carpet formerly owned and operated JPS's automotive products and carpet businesses, respectively. The assets of those businesses were sold in 1994 and 1995, respectively. See "--Disposition of Assets; Plant Closing."

MANUFACTURING

  The Company's experienced workforce and wide variety of yarn making, fabric forming and other manufacturing equipment allow the Company to rapidly and efficiently change its product mix to meet style and seasonal requirements. The Company's activities generally encompass all phases of manufacturing its products.

  In the manufacture of woven textile products, the Company purchases synthetic and natural fibers and spins them into yarn or purchases filament yarn for processing. In addition, the Company purchases certain spun yarns. Yarns are then coated, sized or directly woven into unfinished fabric. Upon completion of the weaving process, fabric is generally shipped to customers who dye, finish, coat and cut those fabrics for resale.

  Single-ply membrane roofing is made by processing a Company-manufactured woven substrate with specialty polymers. Other industrial fabric products are produced from either woven fiberglass or cotton and synthetic fibers, which fibers are processed into yarn, woven and finished into fabrics by the Company. Other specialty industrial products are produced by extrusion of urethane resins.

  The Company has an aggressive capital spending plan to expand capacity in certain segments and improve productivity in other segments, as described in "Management's Discussion and Analysis of Financial Condition and Results of Operations." The Company believes that its manufacturing facilities and capital spending plan are sufficient for its production requirements.

RAW MATERIALS

  The Company maintains good relationships with its suppliers and has, where possible, diversified its supplier base so as to avoid a disruption of supply. In most cases, the Company's raw materials are staple goods that are readily available from numerous domestic fiber and chemical manufacturers. For several products, however, branded goods or other circumstances prevent such a diversification, and an interruption of the supply of these raw materials could have a significant negative impact on the Company's ability to produce certain products. The Company believes that its practice of purchasing such items from large, stable companies minimizes the risk of such an interruption in supply.

MARKETING AND COMPETITION

  The textile industry is highly competitive and includes a number of participants with aggregate sales and financial resources greater than the Company's. The Company generally competes on the basis of price, quality, design and customer service. Many companies compete in limited segments of the textile market. In recent years, a large and growing percentage of domestic consumer apparel demand has been met by foreign competitors whose products, both fabrics and garments, are imported into the United States. The Company is well-positioned due to its ability to respond quickly to changing styling and fashion trends. This ability generally provides advantages for domestic textile manufacturers. Although no single company dominates the industry, most market segments are dominated by a small number of competitors. The Company believes it has a significant market share in the market for rayon and acetate apparel fabrics, rayon yarn, solution-dyed satin fabrics and quartz fabrics.

  The Company's marketing efforts include the development of new product designs and styles which meet customer needs. The Company's operating units have been established suppliers to each of its markets for many years and are taking advantage of well-established customer relationships to increase product development with its customers. The "J.P. Stevens" trade name, which the Company has a non-exclusive, royalty-free license to use (see "--Patents, Licenses and Trademarks" below), is widely recognized throughout the textile industry. The Company believes that its relatively broad base of manufacturing operations provides it with a competitive advantage in developing new textile products. In addition to its direct marketing capabilities, the Company markets certain of its products through distributors.

  The following is a discussion of marketing and competitive factors as they relate to each of the Company's segments.

 Apparel Fabrics and Products

  Greige Goods. The Company markets its spun and filament fabrics to converters who finish and/or dye these products prior to shipping to finished apparel manufacturers. The Company has sought to maintain a relatively high proportion of such sales in product areas where its manufacturing flexibility can provide a competitive advantage.

  Yarn. The Company competes with a large number of companies which sell yarn to woven and knit goods manufacturers. Yarns are generally sold on a direct basis, and the Company believes that quality and price are the primary competitive factors.

 Industrial Fabrics and Products

  Construction Products. The Company markets its single-ply roofing products on a direct basis to roofing distributors. The Company competes with manufacturers of this and other types of roofing products. The Company believes that its product's ease of installation and warranty are important competitive factors.

  Other Products. Other industrial fabrics and products are marketed directly to other manufacturers and distributors. The Company believes that price and its ability to meet customer technical specifications are important competitive factors.

 Home Fashion Textiles

  The Company's home fashion operations compete with a large number of manufacturers of similar woven fabric products. In general, product markets are differentiated on the basis of price and quality. The Company believes that design and style features are important competitive factors.

CUSTOMERS

  No customer accounts for more than 10% of the Company's sales. However, the loss of certain customers could have a material adverse effect on sales.

PRODUCT DEVELOPMENT

  In general, the textile industry expends its efforts on design innovation and capital expenditures for process enhancements rather than on basic research, relying on fiber suppliers or machinery manufacturers for basic research.

  The Company's research and development activities are directed toward the development of new fabrics and styles which meet specific styling requirements (in the case of apparel and home furnishing fabrics and products) or other specific properties such as insulation, weight, strength, filtration or laminate adherence (in the case of industrial fabrics and products). Significant time is spent by employees in activities such as meeting with stylists, designers, customers, suppliers and machinery manufacturers, as well as producing samples and running trials in order to develop new products and markets. These activities are performed at various levels and at various locations, and their specifically identifiable incremental costs are not material in relation to the Company's total operating costs.

BACKLOG

  Unfilled open orders, which the Company believes are firm, were $60.1 million at January 31, 1998 and $73.3 million at November 1, 1997. The Company generally fills its open orders in the following fiscal year and the Company expects that all of the open orders as of November 1, 1997 will be filled in the 52-week period ending October 31, 1998 ("Fiscal 1998"). The decrease in open orders at January 31, 1998 as compared to November 1, 1997 is primarily due to an decrease in customer demand for apparel fabrics and products and is representative of a change in the timing of the acceptance of certain orders by the Company. The Company believes that the amount of backlog provides some indication of the sales volume that can be expected in coming months, although changes in economic conditions may result in deferral or acceleration of orders which may affect sales volume for a period.

  No significant portion of the Company's business is subject to renegotiation of profits, or termination of contracts or subcontracts at the election of the government.

PATENTS, LICENSES AND TRADEMARKS

  Certain of the Company's products are sold under registered trademarks which have been licensed royalty-free to the Company from J.P. Stevens until May 2013, including trademarks for certain products using the "J.P. Stevens" name. Patented processes used in the manufacturing process are not a significant part of the Company's business. The Company does not license its name or products to others except for the licenses of certain trade names granted royalty free to operations that the Company has sold.

EMPLOYEES

  The Company currently has approximately 3,700 employees of which approximately 3,200 are hourly and approximately 500 are salaried. The Company's employees are not represented by unions. The Company believes its relations with its employees to be good and has not had any work stoppages or strikes.

ENVIRONMENTAL AND REGULATORY MATTERS

  The Company is subject to various federal, state and local government laws and regulations concerning, among other things, the discharge, storage, handling and disposal of a variety of hazardous and non-hazardous substances and wastes. The Company's plants generate small quantities of hazardous waste that are either recycled or disposed of off-site by or at licensed disposal or treatment facilities.

  The Company believes that it is in substantial compliance with all existing environmental laws and regulations to which it is subject. In addition, the Company is subject to liability under environmental laws relating to the past release or disposal of hazardous materials. To date, and in management's belief for the foreseeable future, liability under and compliance with existing environmental laws has not had and will not have a material adverse effect on the Company's financial or competitive positions. No representation or assurance can be made, however, that any change in federal, state or local requirements or the discovery of unknown problems or conditions will not require substantial expenditures by the Company.

SEASONALITY

  Certain portions of the business of the Company are seasonal (principally construction products) and sales of these products tend to decline during winter months in correlation with construction activity. These declines have historically tended to result in lower sales and operating profits in the first and second quarters than in the third and fourth quarters of the Company's fiscal year.

PROPERTIES

  The following table sets forth certain information relating to the Company's principal facilities (segment information relates to principal use). All of the facilities owned or leased by the Company are used for manufacturing, except for the facility in New York, New York, which is used for sales offices. Except as noted, all of the Company's facilities are owned in fee and substantially all owned facilities are pledged as collateral for the Company's bank financing arrangement.

  APPAREL FABRICS AND PRODUCTS
--------------------------------
                         SQUARE
LOCATION                 FOOTAGE
--------                 -------
Laurens, SC............. 475,000
Greenville, SC.......... 460,000
Stanley, NC............. 338,000
S. Boston, VA........... 286,000
Rocky Mount, VA.........  81,000
HOME FASHION TEXTILES
---------------------
Lincolnton, NC.......... 387,000

INDUSTRIAL FABRICS AND PRODUCTS
--------------------------------
                         SQUARE
LOCATION                 FOOTAGE
--------                 -------
Kingsport, TN........... 625,000
Slater, SC.............. 433,000
Westfield, NC........... 237,000
Easthampton, MA.........  50,000
ALL SEGMENTS
------------
New York, NY(1).........  10,000

--------
(1) The New York, NY facility is leased by the Company under a lease agreement which expires on May 30, 1999.

  The Company also leases certain other warehouse facilities, various regional sales offices, a subsidiary's corporate office and its corporate headquarters. The Company believes that all of its facilities are suitable and adequate for the current and anticipated conduct of its operations.

LEGAL PROCEEDINGS

  The Company is involved in various legal proceedings which are routine litigations incidental to the conduct of its business or the conclusion of JPS's chapter 11 case. Management believes that none of this litigation, if determined unfavorably to the Company, would have a material adverse effect on the financial condition or results of operations of the Company.

                                  MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth certain information with respect to the persons who are members of the Board of Directors or executive officers of JPS. Each director took office as of the Effective Date and will serve until a successor is elected and qualified or until his earlier resignation or removal.

          NAME                  AGE              POSITION(S) HELD
          ----                  ---              ----------------
   Monnie L. Broome............  55 Vice President--Human Resources
   Robert J. Capozzi...........  33 Director
   Jeffrey S. Deutschman.......  41 Director
   Nicholas P. DiPaolo.........  56 Director
   Michael L. Fulbright........  48 Director
   James H. Gully..............  48 Executive Vice President--Operations
                                    JPS Converter & Industrial Corp.
   Jerry E. Hunter.............  61 Chairman of the Board, Director,
                                    Chief Executive Officer and President
   Heyward D. Maddox...........  59 President--Sales and Marketing
                                    JPS Converter & Industrial Corp.
   Carl Rosen..................  68 President, JPS Converter & Industrial Corp.
   John M. Sullivan, Jr........  52 Director
   David H. Taylor.............  43 Director, Executive Vice President--
                                    Finance and Secretary
   Bruce R. Wilby..............  47 President, JPS Elastomerics Corp.

  The business experience of each of the directors and executive officers during the past five years is as follows:

  Mr. Broome has served as Vice President--Human Resources since May 1988. Prior thereto, Mr. Broome was Vice President--Human Resources for J.P. Stevens & Co., Inc. from January 1988 until May 1988 when JPS Textile Group, Inc. was formed. From July 1981 until September 1987, Mr. Broome was Vice President of Personnel for M. Lowenstein Corp. when Lowenstein was acquired by Springs Industries, whereupon he was Vice President of Personnel for the Home Products Group of Springs Industries from September 1987 until January 1988. From August 1975 through June 1981, Mr. Broome was Divisional Director of Management Development for the Synthetic, Yarn, and Automotive Divisions of J.P. Stevens & Co., Inc.

  Mr. Capozzi became a director of JPS on the Effective Date and is a Managing Director of Magten Asset Management Corp. ("Magten"), an investment advisory firm established in 1978. Magten, a registered investment adviser under the Investment Advisers Act of 1940, as amended, beneficially owns approximately
19.05% of the Common Stock of JPS as of March   , 1998. See "Security
Ownership of Principal Shareholders and Management." Mr. Capozzi has been with Magten since 1986. Currently, Mr. Capozzi serves as a member of the Board of Directors of Magten Offshore Fund Ltd.

  Mr. Deutschman became a director of JPS on the Effective Date and is a private investor and merchant banker. From 1992 to 1995, he was a Managing Director with Aurora Capital Partners, L.P. Prior to that, he was a Managing Director and principal of Deutschman Clayton & Company. Mr. Deutschman has been Co-Chairman of the Board of Directors of The Cherokee Group, a designer, manufacturer, and marketer of casual apparel, and an officer and director of Fair Holdings Corporation and Fair Lanes, Inc., a manager and operator of bowling centers.

  Mr. DiPaolo became a director of JPS on the Effective Date and was Chairman of the Board, President and Chief Executive Officer of Salant Corporation, a diversified apparel company listed on the New York Stock Exchange from March 1991 until his retirement in May 1997. Prior to that, Mr. DiPaolo served as President and Chief Operating Officer of Salant Corporation since June 1988. From 1985 to 1988, Mr. DiPaolo served as President and Chief Operating Officer of Manhattan Industries, which was merged into Salant Corporation in 1988. Prior to that he was Chairman and Chief Executive Officer of the Villager, a women's sportswear company, from 1979 to 1985. Mr. DiPaolo has served on the Board of Directors of Manhattan Far East, a trading company based in Hong Kong. He is also a member of the Board of Directors of the American Apparel Manufacturers Association and other industry associations.

  Mr. Fulbright became a director of JPS on the Effective Date and has served as President and Chief Executive Officer of The Bibb Company, a diversified textile company, since August 1996. Prior to that, he served as President of the Denim Division of Cone Mills, Inc. from December 1994 to August 1996. Prior to that, Mr. Fulbright was employed with Springs Industries, serving as President of the Greige Manufacturing Division from August 1992 to November 1994, as President of Wamsutta/Pacific Home Products from July 1986 to July 1992, and as Executive Vice President of Wamsutta/Pacific Home Products from December 1985 to July 1986. Prior to that, Mr. Fulbright was employed by M. Lowenstein Corporation and WestPoint Pepperell.

  Mr. Gully has served as Executive Vice President, Operations of JPS Converter and Industrial Corp. since January 1995. Prior to that time, he served as Senior Vice President--Operations of Nazareth-Century Mills from 1994 to 1995 and prior thereto as Vice President--Manufacturing of The William Carter Company from 1990 to 1994. Prior to that, Mr. Gully served as President of Delta Apparel, a subsidiary of Delta Woodside Industries, from 1987 to 1990 and was employed by Milliken and Riegel in various positions from 1973 to 1987.

  Mr. Hunter was appointed as a director of JPS on April 6, 1993 and as Chief Executive Officer of JPS on November 29, 1994. Mr. Hunter has served as President of JPS since September 1988. Prior to that time, from May 1988 to September 1988, he was Executive Vice-President--Operations. In addition, on January 18, 1994, Mr. Hunter was appointed as Chief Operating Officer of JPS Converter and Industrial Corp., a wholly-owned subsidiary of JPS, and he also serves as a Vice-President of each of JPS's subsidiaries. From April 1986 to May 1988, he was Vice-President--Technical Services at J.P. Stevens. From March 1983 to March 1986, he was Senior Vice-President at Cannon Mills, Inc., a textile manufacturer. Prior to March 1983, he was employed by Springs Industries, a textile manufacturer, for 21 years.

  Mr. Maddox has served as President--Sales and Marketing of JPS Converter and Industrial Corp. since October 1996, and prior thereto as Vice President-- Sales and Marketing of JPS Converter and Industrial Corp. from May 1988 to September 1996. Prior to that time, from 1986 to 1988, Mr. Maddox served as Vice President of the Synthetics Division of J.P. Stevens. From 1982 to 1986, he was National Sales Manager for J.P. Stevens' Glass and Synthetics Division. Prior to that, from 1959 to 1982, he held various positions within J.P. Stevens including product manager and salesperson for the Glass and Synthetics Division.

  Mr. Rosen has served as President of JPS Converter and Industrial Corp. since May 1993 and prior thereto as Vice President--Sales of JPS Converter and Industrial Corp. from February 1991 to May 1993. Prior to that time, Mr. Rosen served as President of Loomtex Corp., a fashion converter which he founded, from 1961 to 1991.

  Mr. Sullivan became a director of JPS on the Effective Date and has served as President of American Silk Mills Corp. since 1985, as President and Chief Executive Officer of Gerli & Co., Inc. since 1987, as President of International Silk Association (USA), N.Y., N.Y. since 1988, and as Co-Chairman of the Home Furnishings Committee, I.S.A., Lyons France, since 1995. From 1987 to 1991, Mr. Sullivan served as President of Cheney Brothers Inc. Prior to that, he served as Executive Vice President (Merchandising, Marketing & Sales) of Gerli & Co., Inc. from 1984 to 1987. Prior to that, Mr. Sullivan served as President of A.H. Rice Company Inc., Pittsfield, Massachusetts from 1982 to 1989, as Vice President of Marketing and Sales for Gerli & Co., Inc. from 1979-1982, and as Sales Manager of American Silk Mills Corp. from 1974 to 1979.

  Mr. Taylor was appointed as a director of JPS on April 15, 1993. Mr. Taylor has served as Executive Vice-President--Finance and Secretary of JPS since June 1991, and prior thereto he was Controller and Assistant Secretary of JPS since May 1988. Prior to that time, he was a Senior Manager at Deloitte Haskins & Sells, a public accounting firm, by which he was employed from June 1977 through May 1988. In addition, Mr. Taylor serves as a Vice-President and Assistant Secretary of each of JPS's subsidiaries.

  Mr. Wilby has served as President of JPS Elastomerics Corp. since May 1993 and prior thereto, as Business Manager of JPS Elastomerics Corp. from 1988 to 1993. Prior to that time, Mr. Wilby served as Business Manager of Stevens Roofing Systems, a Division of J.P. Stevens from 1985 to 1988 and as product manager from 1981 to 1985. Prior to that, from 1973 to 1981, he held various positions within J.P. Stevens.

  None of the directors or executive officers listed herein is related to any other such director or executive officer.

COMMITTEES OF THE BOARD OF DIRECTORS

  The Board of Directors has established an Audit Committee and a Compensation Committee.

  The Audit Committee, which consists of Messrs. Deutschman and Sullivan, makes recommendations to the Board of Directors regarding the independent auditors to be nominated for ratification by the shareholders, reviews the independence of such auditors, approves the scope of the annual activities of the independent auditors and reviews audit results.

  Prior to the Effective Date, the Compensation Committee consisted of certain members of the Board of Directors of JPS who, as of the Effective Date, were replaced by the current Board of Directors of JPS. The Compensation Committee, which consists of Messrs. Capozzi, DiPaolo and Fulbright, recommends to the Board of Directors compensation plans and arrangements with respect to the Company's executive officers and key personnel.

EXECUTIVE COMPENSATION

The following summary compensation table sets forth information concerning compensation for the last three years for services in all capacities awarded to, earned by or paid to the Company's Chief Executive Officer and the five other most highly compensated executive officers of the Company during Fiscal 1997.

                          SUMMARY COMPENSATION TABLE

                                                      LONG-TERM
                             ANNUAL COMPENSATION     COMPENSATION
                             -------------------- ------------------
                                                    AWARDS
                                                  ----------
                                                  SECURITIES
                                                  UNDERLYING
       NAME AND                                    OPTIONS/             ALL OTHER
  PRINCIPAL POSITION    YEAR SALARY ($)   BONUS     SAR'S    PAYOUTS COMPENSATION(2)
  ------------------    ---- ---------- --------- ---------- ------- ---------------
Jerry E. Hunter ....... 1997  $361,218  $ 137,052  115,000               $9,059
 Chairman of the Board,
  President             1996   332,025        --                          3,371
 and Chief Executive
  Officer               1995   306,075    195,902                         3,228
Carl Rosen............. 1997   267,650     43,195   30,000                3,178
 President, JPS
  Converter &           1996   251,875        --                          3,131
 Industrial Corp.(1)    1995   243,750     83,000                         3,046
David H. Taylor........ 1997   209,973     79,566   75,000                8,025
 Executive Vice
  President-Finance     1996   204,783        --                          2,291
 and Secretary          1995   196,350    118,139                         2,238
Monnie L. Broome....... 1997   167,040     63,272   30,000                8,016
 Vice President-Human
  Resources             1996   162,775        --                          2,295
                        1995   155,925     91,822                         2,250
Bruce R. Wilby......... 1997   165,000     78,779   30,000   $27,751      6,205
 President, JPS
  Elastomerics Corp.(1) 1996   161,474     57,761                         6,040
                        1995   140,359        --                          5,591
Heyward D. Maddox...... 1997   133,883     66,857   30,000                1,798
 President-Sales and
  Marketing, JPS        1996   124,813     93,249                         2,258
 Converter & Industrial
  Corp.(1)              1995   119,242        --                          1,724

--------
(1) Such executive officers of the Company's subsidiaries perform certain policy-making functions for the Company and are therefore included herein pursuant to Item 402(a)(3) of Regulation S-K and Rule 3b-7 under the Exchange Act.
(2) Employer-matching 401(k) plan contribution, employer-provided life insurance premiums and imputed lease value of company-provided automobiles.

AGREEMENTS WITH EXECUTIVE OFFICERS

  On the Effective Date, JPS entered into an employment agreement with Jerry
E. Hunter. The agreement, which provides that Mr. Hunter will serve as President and Chief Executive Officer of JPS until the third anniversary of the Effective Date (the "Termination Date"), shall automatically be extended on an annual basis following the Termination Date unless either party elects in advance not to extend the employment period. The initial base salary under the agreement is $380,000 and may be increased but not reduced over the term of the agreement. In addition, under the new employment agreement, on the Effective Date Mr. Hunter received a retention grant cash payment of $256,274 and 32,852 shares of Common Stock. Mr. Hunter is eligible for an annual bonus up to 50% of base salary based upon the Company's attainment of certain performance goals specified in the 1997 Management Incentive Bonus Plan. If JPS terminates Mr. Hunter's employment for reasons other than for cause (as defined in the agreement), he will be entitled to severance benefits equal to
(i) his annual
base salary continued through the Termination Date or for one year from the date of termination, if later, (ii) his target annual bonus continued through the Termination Date or for one year, if greater and (iii) continuation of all health and life insurance benefits for up to twenty-four months following the termination of employment. In the event JPS reduces Mr. Hunter's base salary or bonus, materially changes the requirements of his position or requires that he relocate his principal residence, or in the event Mr. Hunter elects to terminate his employment no earlier than six months following a change in control (as defined in the agreement), Mr. Hunter may voluntarily terminate his employment with JPS with such termination being treated, for purposes of severance benefits, as a termination by JPS.

  On the Effective Date, JPS entered into substantially similar employment agreements with David H. Taylor and Monnie L. Broome, with Mr. Taylor serving as Executive Vice President--Finance and Secretary of JPS and Mr. Broome serving as Vice President--Human Resources of JPS. Under the agreements, base salary for Mr. Taylor is $225,000 and for Mr. Broome is $180,000. In addition, under the new employment agreements, Mr. Taylor received a retention grant cash payment of $163,694 and 20,984 shares of Common Stock and Mr. Broome received a retention grant cash payment of $115,531 and 14,810 shares of Common Stock. Each of Mr. Taylor and Mr. Broome is also eligible for an annual bonus of up to 50% of his salary based upon the Company's attainment of certain performance goals specified in the 1997 Management Incentive Bonus Plan. The new employment agreements of Mr. Taylor and Mr. Broome do not provide that within six months following a change in control, Mr. Taylor or Mr. Broome (as the case may be) may voluntarily terminate their employment with JPS, with such termination being treated, for purposes of severance benefits, as a termination by JPS.

  On December 23, 1991, the Company entered into an employment agreement with Bruce R. Wilby. This agreement, as amended, provides severance benefits in the event Mr. Wilby is terminated prior to December 23, 1999 for reasons other than for cause (as defined in the agreement). If such termination occurs, Mr. Wilby is entitled to receive an amount equal to his annual base salary including normal fringe benefits payable in the normal course as if employment had not been terminated. As of January 30, 1998, there have been no payments under this agreement.

  On May 1, 1993, the Company entered into an employment agreement with Carl Rosen. This agreement, as amended, provides that Mr. Rosen will serve as President of JPS Converter & Industrial Corp. until April 30, 1998. Base salary under the agreement is currently $265,000 and may be increased but not reduced over the term of the agreement. Mr. Rosen is eligible for an annual bonus with a target level equal to 50% of base salary. If the Company terminates Mr. Rosen's employment for reasons other than for cause (as defined in the agreement), he is entitled to severance benefits equal to his annual base salary including fringe benefits plus a pro rata bonus amount up to the date of termination. In the event the Company reduces Mr. Rosen's base salary or bonus or materially changes the requirements of his position, Mr. Rosen may voluntarily terminate his employment with the Company with such termination being treated, for purposes of severance benefits, as a termination by the Company.

RETIREMENT PENSION PLAN

  The Company maintains a Retirement Pension Plan for all employees (the "Pension Plan"), including its salaried employees. The Pension Plan is a defined benefit pension plan providing a formula benefit with contributions determined on an actuarial basis. The Pension Plan generally covers all employees 21 years of age or older who have completed one year of service with the Company. The Pension Plan generally takes into account annual compensation earned under certain predecessor plans of J.P. Stevens.

  The following table indicates the approximate amounts of annual retirement income that would be payable to a salaried employee under the Pension Plan based on the compensation levels and years of credited service shown. There would be no social security or other offset deducted from the amounts shown.

                              PENSION PLAN TABLE*

                                                  YEARS OF SERVICE
                                    --------------------------------------------
              REMUNERATION          15 YEARS 20 YEARS 25 YEARS 30 YEARS 35 YEARS
              ------------          -------- -------- -------- -------- --------
      $125,000..................... $19,863  $26,484  $33,104  $39,725  $46,346
       150,000.....................  24,362   32,483   40,604   48,725   56,846
       160,000 and above...........  26,162   34,884   43,604   52,325   61,046

--------
* Assumes individual retires at age 65 in 1997 with the indicated years of service and compensation. The social security integration level of such individuals would be $29,304. The social security integration level is adjusted annually.

  Credited years of service for benefit accrual under the Pension Plan as of November 1, 1997 for the following executive officers are:

        Jerry E. Hunter.................................... 11 years
        Carl Rosen.........................................  6 years
        David H. Taylor....................................  9 years
        Monnie L. Broome...................................  9 years
        Bruce R. Wilby..................................... 22 years
        Heyward D. Maddox.................................. 29 years

  Annual retirement benefits for salaried employees are generally computed as the sum of 0.6% of a participant's average compensation (the annual average of five consecutive, complete plan years of highest compensation during the last 10 plan years of service) multiplied by the years of benefit service plus 0.6% of a participant's compensation which exceeds the Participant's Social Security Integration Level (equal to $29,304 in 1997) multiplied by the participant's years of benefit service. The Pension Plan provides that each participant's benefits fully vest after five years of service or the attainment of age 55.

  This table may understate the benefits available to certain participants because salaried employees who were covered by the Pension Plan before July 1, 1989 are entitled to the greater of the benefit formula noted above or the prior benefit formula, plus additional accrued benefits under the new formula since July 1, 1989. Under the prior formula, a participant's annual pension payable as of normal retirement age was equal to 1% of the portion of "final average compensation" which was equal to the "social security integration level" in effect for the year of retirement, plus 1.5% of the portion of the participant's final average compensation in excess of the social security integration level, the sum of which was multiplied by the number of years of credited service not exceeding 35. In addition, as noted below, the table assumes that covered compensation was limited to the current allowable amount for all years while benefits may have been accrued in years when limitations were higher.

  Compensation covered by the Pension Plan consists of all payments made to a participant for personal services rendered as an employee of the Company which are subject to federal income tax withholding, excluding imputed income attributable to certain fringe benefit programs. In accordance with the Revenue Reconciliation Act of 1993 with respect to salaried employees, plan compensation covers up to an adjusted maximum of $160,000 per individual for the plan year beginning November 1, 1997. Plan compensation was subject to substantially higher limits in previous years ($235,840 for 1994). The amounts shown are also subject to possible maximum limitations under Section 415 of the Internal Revenue Code of 1986, as amended (the "Code"), and are subject to possible reduction for amounts payable under other JPS qualified plans.

1997 MANAGEMENT INCENTIVE BONUS PLAN

  The Company's 1997 Management Incentive Bonus Plan provides incentives for key management employees of the Company and its subsidiaries based upon the financial performance of the Company. The plan is designed to provide incentives to maximize operating earnings while minimizing the net assets required to generate those earnings. Targets are set annually for operating earnings (defined as EBITDA before bonus expense and restructuring and reorganization expenses) and net assets employed (defined as average total assets less average current liabilities other than debt-related liabilities such as accrued interest) for each fiscal year and for each operating subsidiary. If actual operating earnings and net assets employed are equal to the targets, a targeted bonus is paid to each participant. To the extent actual operating earnings are greater than the target, amounts in excess of the targeted bonuses are paid to each participant. Likewise, operating earnings lower than target result in a bonus payment that is less then the targeted bonus. A participant's bonus is reduced to zero if actual operating earnings are 80% of target or less. The operating earnings target is adjusted up or down by 12.5% of the excess or deficiency of actual net assets employed compared to the target for net assets employed. Targeted bonus amounts expressed as a percentage of salary for participants in the plan range from 15% to 50%. Individuals listed on the Summary Compensation Table have targeted bonus amounts equal to 50% of salary.

1997 INCENTIVE AND CAPITAL ACCUMULATION PLAN

  The Company's Incentive and Capital Accumulation Plan (the "Incentive Plan") is intended to provide incentives that will attract, retain, and motivate highly competent individuals as key employees of the Company and its subsidiaries, by providing them with opportunities to acquire shares of Common Stock or monetary payments based on the value of such shares. Pursuant to the Incentive Plan, 853,485 shares of Common Stock are reserved for issuance to salaried key employees and non-employee directors of the Company pursuant to benefits in the form of stock options, stock appreciation rights, stock awards, performance awards, and stock units that may be granted by the compensation committee comprised of disinterested members of the Company's Board of Directors. The Incentive Plan will terminate on the tenth anniversary of its adoption.

  On October 30, 1997, options to acquire approximately 569,000 shares of the shares reserved pursuant to the Incentive Plan were granted to senior management of the Company. These options include a combination of time vesting options which vest solely on the lapse of time and performance options which vest upon achievement of specified corporate performance goals. These options are according to specific vesting schedules set forth in individual participant's grant letters. In addition, on the Effective Date, each non-employee director (except one, who waived his right to receive options) received options to purchase 25,000 shares of Common Stock.

  In the event the employment of any of Jerry E. Hunter, David H. Taylor or Monnie L. Broome, is terminated by the Company without "cause" or by such employee for "good reason" (as such terms are defined in each such employee's employment agreement), such employee's rights immediately will be fully vested in 100% of the shares granted to him.

  The following table contains information about stock options granted in fiscal 1997 to the executive officers:

                                                       POTENTIAL REALIZABLE VALUE
                                                       AT ASSUMED ANNUAL RATES OF
                                                        STOCK PRICE APPRECIATION
                 INDIVIDUAL GRANTS                         FOR OPTION TERM (3)
------------------------------------------------------ ---------------------------
                       PERCENT
           NUMBER OF   OF TOTAL
           SECURITIES  OPTIONS/
           UNDERLYING    SARS
            OPTIONS/  GRANTED TO  EXERCISE
              SARS    EMPLOYEES   OR BASE
            GRANTED   IN FISCAL    PRICE    EXPIRATION
NAME          (#)        YEAR    ($/SH) (1)  DATE (2)     5% ($)       10% ($)
----       ---------- ---------- ---------- ---------- ------------ --------------
Jerry E.
 Hunter..   115,000     20.21%     $12.33   10/30/2007 $    891,741 $    2,259,847
Carl
 Rosen..     30,000      5.27%     $12.33   10/30/2007 $    232,628 $      589,525
David H.
 Taylor..    75,000     13.18%     $12.33   10/30/2007 $    581,570 $    1,473,813
Monnie
 L.
 Broome..    30,000      5.27%     $12.33   10/30/2007 $    232,628 $      589,525
Bruce R.
 Wilby..     30,000      5.27%     $12.33   10/30/2007 $    232,628 $      589,525
Heyward
 D.
 Maddox..    30,000      5.27%     $12.33   10/30/2007 $    232,628 $      589,525

--------
(1) The exercise price (the price that the executive officer must pay to purchase each share of common stock that is subject to option) is equal to the fair market value of the stock on the date of grant of the option. All options shown were granted on October 30, 1997.
(2) One-half of options granted become exercisable ratably over three years from the fiscal year end. The remaining one-half of options granted are subject to the Company meeting certain performance goals in addition to the time requirements applicable to the other options. All options expire 10 years from grant. Vesting accelerates in the event of death, disability, involuntary termination, and in certain other events at the discretion of the compensation committee of the Board of Directors.
(3) The potential realizable value shown for the executive officers is net of the option exercise price. The dollar gains under these columns result from calculations assuming 5% and 10% growth rates in stock price as prescribed by the Securities and Exchange Commission and achievement of performance of goals, and are not intended to forecast future price appreciation of JPS Textile Group, Inc. common stock. The gains reflect a future value based upon growth at these prescribed rates. It is important to note that options have value to the executive officers and to other option recipients only if the stock price advances beyond the grant date price shown in the Table during the effective option period.

COMPENSATION OF DIRECTORS

  Each director who is not an employee of the Company will be paid $20,000 annually for his services as a director, $1,200 for attendance at each meeting of the Board of Directors and each committee meeting which does not occur in conjunction with a directors' meeting, and $1,000 annually for his or her services as the chairman of any committee. In addition, each non-employee director received on the Effective Date a grant of options to purchase 25,000 shares of common stock of JPS (other than Robert J. Capozzi who has waived his right to receive such options) at an exercise price based on the per share price of the Common Stock as of the Effective Date (which was $12.33 per share). With respect to the options granted to each non-employee director on the Effective Date, options to purchase 5,000 shares of common stock of JPS vested on the Effective Date and with respect to the balance of the options so granted, options to purchase 5,000 shares of common stock of JPS will vest on each of the first, second, third and fourth anniversaries of the Effective Date. Moreover, non-employee directors are eligible to participate in the Incentive Plan. Under the Incentive Plan each non-employee director appointed subsequent to the Effective Date will receive on the date such director is appointed (the "Appointment Date") a grant of options to purchase 25,000 shares of common stock of JPS at an exercise price based on the per share price of the common stock of JPS as of the Appointment Date. With respect to the options granted to each non-employee director appointed subsequent to the Effective Date, options to purchase 5,000 shares of common stock of JPS will vest on the applicable Appointment Date and with respect to the balance of the options so granted, options to purchase 5,000 shares of common stock of JPS will vest on each of the first, second, third and fourth anniversaries of such Appointment Date.

       SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

  Based upon information known to JPS as of March , 1998, the following table sets forth the ownership of the shares of Common Stock issued and outstanding as of such date by (a) each person or group that is the beneficial owner of more than 5% of such shares on such date, (b) each director and executive officer of JPS on such date and (c) all directors and executive officers of JPS as a group on such date.

                                                            COMMON STOCK(1)
                                                          ---------------------
                     NAME AND ADDRESS OF                  NUMBER OF  PERCENT OF
                      BENEFICIAL OWNERS                    SHARES      CLASS
                     -------------------                  ---------  ----------
     Magten Asset Management Corp.(2).................... 1,905,435    18.07%
      35 East 21st Street
      New York, New York 10010
     Northeast Investors Trust........................... 1,038,823     9.85%
      50 Congress Street, 10th Floor
      Boston, Massachusetts 02109
     TCW Shared Opportunity Fund II, L.P.(3).............   568,376     5.39%
      11100 Santa Monica Boulevard
      Suite 2000
      Los Angeles, California 90025
     Swiss Bank Corporation, London Branch............... 1,027,214     9.74%
      222 Broadway
      New York, New York 10038
     Merrill Lynch, Pierce, Fenner & Smith,                 925,685     8.78%
      Incorporated.......................................
      250 Vesey Street
      World Financial Center--North Tower
      New York, New York 10281
     Daystar L.L.C....................................... 1,679,360    15.92%
      411 Theodore Fremd Avenue
      Rye, New York 10580
     Monnie L. Broome....................................    14,810     0.14%
      JPS Textile Group, Inc.
      555 North Pleasantburg Drive
      Suite 202
      Greenville, South Carolina 29607
     Robert J. Capozzi(5)................................ 1,905,435    18.07%
      Magten Asset Management Corp.
      35 East 21st Street
      New York, New York 10010
     Jeffrey S. Deutschman...............................   5,000(4)    0.05%
      10519 Ashton Avenue
      Los Angeles, California 90024
     Nicholas P. DiPaolo.................................   5,000(4)    0.05%
      4 Powder Hill
      Saddle River, New Jersey 07458
     Michael L. Fulbright................................   5,000(4)    0.05%
      1940 Dinsmore Road
      Alpharetta, Georgia 30004
     Jerry E. Hunter.....................................    32,852     0.31%
      JPS Textile Group, Inc.
      555 North Pleasantburg Drive
      Suite 202
      Greenville, South Carolina 29607

                                                           COMMON STOCK(1)
                                                         -----------------------
                     NAME AND ADDRESS OF                 NUMBER OF    PERCENT OF
                      BENEFICIAL OWNERS                   SHARES        CLASS
                     -------------------                 ---------    ----------
     Heyward D. Maddox..................................         0          0
      JPS Converter & Industrial Corp.
      101 Slater Road
      P.O. Box 242
      Slater, South Carolina 29683
     Carl Rosen.........................................         0          0
      JPS Converter & Industrial Corp.
      1185 Avenue of the Americas
      New York, New York 10036
     John M. Sullivan...................................   5,000(4)      0.05%
      American Silk Mills Corp.
      41 Madison Avenue
      41st Floor
      New York, New York 10010
     David H. Taylor....................................    20,984       0.20%
      JPS Textile Group, Inc.
      555 North Pleasantburg Drive
      Suite 202
      Greenville, South Carolina 29607
     Bruce R. Wilby.....................................         0          0
      JPS Elastomerics Corp.
      Nine Sullivan Road
      Holyoke, Massachusetts 01040
     Directors and executive officers as a group........ 1,994,081(6)   18.91%

--------
(1) After giving effect to (i) the exercise in full of the New Warrants issued on the Effective Date and (ii) the exercise in full of all options to purchase shares of common stock of JPS which became vested on the Effective Date.
(2) Includes shares of the Common Stock held by Magten in accounts managed by Magten on behalf of various investment advisory clients, including the City of Los Angeles Fire and Police Pension Systems (719,411 shares, or 6.82%, of the Common Stock) and Hughes Retirement Plans Trust (575,617 shares, or 5.46%, of the Common Stock). Certain of such shares are held for the benefit of family interests of Talton R. Embry, the Chairman, a director and controlling shareholder of Magten, or in employee plans with respect to which Mr. Embry serves as a trustee. Magten has shared voting and investment power over all of such 1,905,447 shares.
(3) The general partner and investment advisor of TCW Shared Opportunity Fund II, L.P. ("SHOP II") is TCW Investment Management Company ("TIMCO"). Messrs. Mark L. Attanasio, Robert D. Beyer, Jean-Marc Chapus and Mark L. Gold are portfolio managers of SHOP II and exercise voting and dispositive power on its behalf. Messrs. Attanasio, Beyer, Chapus and Gold disclaim any beneficial ownership of the capital stock of JPS.
(4) Represents options granted to non-employee directors of JPS (other than Robert J. Capozzi) on the Effective Date. See "EXECUTIVE COMPENSATION-- Compensation of Directors."
(5) By virtue of 1,905,435 shares of Common Stock of JPS beneficially owned by Magten, of which Mr. Capozzi is Managing Director. Mr. Capozzi disclaims beneficial ownership of all of these shares. Mr. Capozzi has informed JPS that he has waived his entitlement to receive any options to purchase shares of common stock of JPS to which each non-employee director will be entitled on the Effective Date. See "EXECUTIVE COMPENSATION--Compensation of Directors."
(6) Includes 1,905,435 shares of Common Stock of JPS beneficially owned by Magten. See Note 5.

                        DESCRIPTION OF THE COMMON STOCK

  JPS's Restated Certificate of Incorporation authorizes the issuance of 22,000,000 shares of common stock, par value $0.01 per share, of which 10,000,000 shares are issued and outstanding as of the date hereof.

  The Amended and Restated By-laws of JPS (the "By-laws") provide that the holders of shares of common stock of JPS are entitled to one vote, in person or by proxy, for each share on all matters submitted to a vote of JPS's stockholders. Except as the General Corporation Law of the State of Delaware (the "General Corporation Law") or JPS's Restated Certificate of Incorporation may otherwise provide, the holders of a majority in voting power of the issued and outstanding shares of capital stock of JPS entitled to vote shall constitute a quorum at a meeting of stockholders for the transaction of any business. Under the By-laws, the stockholders present may adjourn the meeting despite the absence of a quorum. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any stockholder. The By-laws provide that directors of JPS are elected by a plurality of the votes of the shares entitled to vote in the election of directors. There is no provision in the Restated Certificate of Incorporation for cumulative voting with respect to the election of directors of JPS. Under the By-laws, any action required or permitted to be taken by the stockholders of JPS may be effected at a duly called annual or special meeting of such stockholders, or may be effected, except as otherwise required by the General Corporation Law or the Restated Certificate of Incorporation, by a consent in writing by such stockholders, setting forth the action so taken. The By-laws provide that except as otherwise provided by the General Corporation Law, special meetings of stockholders of JPS may be called only by the Board of Directors or by stockholders holding together at least 25% in voting power of all the shares of JPS entitled to vote at the meeting. Under the By-laws, subject to the provisions of the General Corporation Law and the Restated Certificate of Incorporation, dividends on the shares of capital stock of JPS may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property or in shares of stock of JPS, unless otherwise provided by the General Corporation Law or the Restated Certificate of Incorporation. The shares of Common Stock have no preemptive or conversion rights, redemption rights or sinking fund provisions and are not subject to calls, assessments or rights of redemption by JPS.

                              REGISTRATION RIGHTS

  Pursuant to the terms of a registration rights agreement dated the Effective Date (the "Registration Rights Agreement"), among JPS and the initial holders of the Common Stock, JPS filed this registration statement with the Commission registering the Common Stock pursuant to a "shelf registration" and caused this registration statement to become effective. In addition, JPS has agreed to keep the "shelf registration" continuously effective for three years, subject to the right to suspend the use of the prospectus constituting part of this registration statement for designated corporate purposes specified therein. Thereafter, holders who did not resell Common Stock during the three-year period, but whose resales would have been covered by this registration statement, will be entitled to exercise, over a two-year period, up to three demand registrations and will be entitled to piggyback registration rights as well during such period. In the event that the shelf registration does not become effective within 60 days after the date of the initial filing of this registration statement with the Commission, holders of Registrable Common Stock (as defined in the Registration Rights Agreement) whose resales would have been covered by this registration statement will be entitled to exercise, over a two-year period, up to four demand registrations and will be entitled to piggyback registration rights as well during such period.

                      DESCRIPTION OF THE CREDIT FACILITY

  JPS and the Borrowing Subsidiaries are parties to the Credit Facility Agreement, dated as of the Effective Date (the "Credit Agreement"), by and among the financial institutions party thereto, Citibank, as agent and collateral agent, and NationsBank, N.A., as co-agent. The Credit Agreement provides for a revolving credit loan facility and letters of credit (the "Revolving Credit Facility") in a maximum principal amount equal to the lesser of (a) $135 million and (b) a specified borrowing base (the "Borrowing Base"), which is based upon eligible receivables and eligible inventory of the Borrowing Subsidiaries and a specified dollar amount ($55,000,000 (subject to reduction) based on fixed assets of the Borrowing Subsidiaries), except that (i) no Borrowing Subsidiary may borrow an amount greater than the Borrowing Base attributable to it (less any reserves as specified in the Credit Agreement) and (ii) letters of credit may not exceed $20 million in the aggregate. The maturity date of the Revolving Credit Facility is October 9, 2002. All borrowings under the Revolving Credit Facility will initially bear interest at either (i) the Eurodollar Rate (as defined) plus 1.5% per annum or (ii) the Base Rate (as defined) and, thereafter, will bear interest at the Base Rate or the Eurodollar Rate plus an applicable margin (the "Applicable Margin") based upon the Company's leverage ratio (which margin will not exceed .25% for Base Rate borrowings and 1.75% for Eurodollar Rate borrowings). The Company pays a fee of .375% per annum on the average unused commitments under the Revolving Credit Facility (reduced to .25% per annum if a specified leverage ratio is satisfied) and a letter of credit fee equal to the Applicable Margin for Eurodollar Rate borrowings.

  The Credit Agreement contains restrictions on investments, acquisitions and dividends unless, among other things, the Company and its consolidated subsidiaries satisfy a specified pro forma fixed charge coverage ratio and maintain a specified minimum availability under the Revolving Credit Facility for a stated period of time, and are not in default under the Credit Agreement. The Credit Agreement also restricts, among other things, indebtedness, liens, affiliate transactions, operating leases, fundamental changes and asset sales other than the sale of up to $35 million of fixed assets, subject to the satisfaction of certain conditions.

  The Credit Agreement contains financial covenants relating to minimum levels of EBITDA, minimum interest coverage ratio, minimum fixed charge coverage ratio and maximum capital expenditures.

  The loans and extensions of credit to the Borrowing Subsidiaries under the Credit Agreement are guaranteed by JPS and its existing subsidiaries other than JPS Capital, and are secured by the assets of JPS (excluding the stock of JPS Capital) and its existing subsidiaries other than JPS Capital.

  The occurrence of certain events (including, without limitation, failure to pay principal or interest, failure to comply with covenants, certain defaults under or acceleration of (or right to accelerate) other indebtedness, certain events of bankruptcy or insolvency, and a "change of control" of JPS (as defined), after any applicable notice or grace period) would constitute events of default permitting acceleration of the loans under the Credit Agreement.

                             SELLING STOCKHOLDERS

  The following table provides certain information with respect to the Common Stock held by each person who is a Selling Stockholder. Except as otherwise noted elsewhere in this Prospectus, none of such persons has held any position, office, or other material relationship with JPS or any of its affiliates within the past three years other than as a result of the holding of claims and the ownership of the Common Stock. All of the Common Stock held by the Selling Stockholder is expected to be offered for sale.

                                            SHARES OF COMMON
                                           STOCK BENEFICIALLY
                                                 OWNED
                                          BEFORE THE OFFERING     SHARES TO BE
                                          -----------------------   SOLD IN
NAME OF SELLING STOCKHOLDER                NUMBER      PERCENTAGE THE OFFERING
---------------------------               ---------    ---------- ------------
Magten Asset Management Corp. ........... 1,905,435(1)   18.07%    1,905,435(1)

--------

(1)This amount represents Shares of Common Stock held by Magten Asset Management Corp. ("Magten") in accounts managed by it on behalf of various investment advisory clients, including the City of Los Angeles Fire and Police Pension Systems (719,411 shares, or 6.82% of the Common Stock) and Hughes Retirement Plans Trust (575,617 shares, or 5.46% of the Common Stock). Certain such shares are held for the benefit of family interests of Talton R. Embry, the Chairman, a director and controlling shareholder of Magten, or in employee plans with respect to which Mr. Embry serves as a trustee. Magten has shared voting and investment power over all of such 1,905,435 shares. Robert J. Capozzi, a director of JPS, is a Managing Director of Magten. Mr. Capozzi disclaims beneficial ownership of all of these shares.

                             PLAN OF DISTRIBUTION

  The Company will not receive any proceeds from the Offering. The Common Stock may be sold from time to time to purchasers directly by any of the Selling Stockholders. Alternatively, any of the Selling Stockholders may from time to time offer the Common Stock through underwriters, dealers or agents who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of Common Stock for whom they may act as agent. The Selling Stockholders and any such underwriters, dealers or agents who participate in the distribution of the Common Stock may be deemed to be underwriters, and any profits on the sale of the Common Stock by them and any discounts, commissions or concessions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. To the extent Selling Stockholders may be deemed to be underwriters, such Selling Stockholders may be subject to certain statutory liabilities of the Securities Act, including, but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. At any time a particular offer of the Common Stock is made, if required, a Prospectus Supplement will be distributed that will set forth the aggregate amount of the Common Stock being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from the Selling Stockholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Under guidelines adopted by the National Association of Securities Dealers, Inc. ("NASD"), the maximum commission that any NASD member firm can receive in connection with a distribution of the Common Stock, without further approval from the NASD, is 8%. Such Prospectus Supplement and, if necessary, a post-effective amendment to the Registration Statement of which this Prospectus is a part will be filed with the Commission to reflect the disclosure of additional information with respect to the distribution of the Common Stock.

  The Common Stock may be sold from time to time in one or more transactions at a fixed offering price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices. Such prices will be determined by the Selling Stockholders or by agreement between the Selling Stockholders and underwriters or dealers.

  The Common Stock is traded in the Nasdaq National Market System.

  Pursuant to the Registration Rights Agreement, JPS will pay substantially all of the expenses incident to the registration, offering and sale of the Common Stock to the public other than commissions, fees and discounts of underwriters, dealers or agents. Under the Registration Rights Agreement, the Selling Stockholders and any underwriter they may utilize will be indemnified by JPS against certain civil liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

  Certain legal matters in connection with the Common Stock offered hereby will be passed upon for JPS by Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153.

                                    EXPERTS

  The Consolidated Financial Statements included in this Prospectus and the related financial statement schedule included elsewhere in the Registration Statement have been audited by Deloitte & Touche LLP, independent public accountants, as stated in their report appearing herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                            JPS TEXTILE GROUP, INC.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                           PAGE
                                                                           ----
Independent Auditors' Report.............................................  F-2
Consolidated Balance Sheets as of November 2, 1996 (Predecessor Company),
 November 1, 1997 (Reorganized Company) and January 31, 1998 (Reorganized
 Company-unaudited)......................................................  F-3
Consolidated Statements of Operations for the fiscal years ended October
 28, 1995 and November 2, 1996, the three months ended February 1, 1997
 (unaudited) and the period from November 3, 1996 to October 9, 1997
 (Predecessor Company) and the period from October 10, 1997 to November
 1, 1997 and the three months ended January 31, 1998 (unaudited)
 (Reorganized Company)...................................................  F-4
Consolidated Statements of Senior Redeemable Preferred Stock and
 Shareholders' Equity (Deficit) for the fiscal years ended October 28,
 1995 and November 2, 1996, the three months ended February 1, 1997
 (unaudited) and the period from November 3, 1996 to October 9, 1997
 (Predecessor Company) and the period from October 10, 1997 to November
 1, 1997 and the three months ended January 31, 1998 (unaudited)
 (Reorganized Company)...................................................  F-6
Consolidated Statements of Cash Flows for the fiscal years ended October
 28, 1995 and November 2, 1996, the three months ended February 1, 1997
 (unaudited) and the period from November 3, 1996 to October 9, 1997
 (Predecessor Company) and the period from October 10, 1997 to November
 1, 1997 and the three months ended January 31, 1998 (unaudited)
 (Reorganized Company)...................................................  F-7
Notes to Consolidated Financial Statements...............................  F-8

                         INDEPENDENT AUDITORS' REPORT

JPS Textile Group, Inc.:

  We have audited the accompanying consolidated balance sheets of JPS Textile Group, Inc. and subsidiaries (the "Company") as of November 1, 1997 (Reorganized Company consolidated balance sheet) and November 2, 1996 (Predecessor Company consolidated balance sheet), and the related consolidated statements of operations and shareholders' equity and of cash flows for the period from October 10, 1997 to November 1, 1997 (Reorganized Company consolidated operations), and the consolidated statements of operations, senior redeemable preferred stock and shareholders' equity (deficit) and of cash flows for the period from November 3, 1996 to October 9, 1997 and each of the two years in the period ended November 2, 1996 (Predecessor Company consolidated operations). Our audits also included the financial statement schedule listed in the index at page S-1. These financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  As discussed in Note 1 to the consolidated financial statements, on September 9, 1997, the Bankruptcy Court entered an order confirming the plan of reorganization which became effective after the close of business on October 9, 1997. The accompanying consolidated financial statements as of November 1, 1997 and for the period from October 10, 1997 to November 1, 1997 have been prepared in conformity with AICPA Statement of Position 90-7, "Financial Reporting for Entities in Reorganization Under the Bankruptcy Code." Accordingly, the Reorganized Company is a new entity with assets, liabilities, and a capital structure having carrying values not comparable with prior periods as described in Note 1.

  In our opinion, the Reorganized Company consolidated financial statements present fairly, in all material respects, the financial position of the Company at November 1, 1997, and the results of its operations and its cash flows for the period from October 10, 1997 to November 1, 1997 in conformity with generally accepted accounting principles. Further, in our opinion, the Predecessor Company consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Predecessor Company as of November 2, 1996 and the results of its operations and its cash flows for the period from November 3, 1996 to October 9, 1997 and each of the two years in the period ended November 2, 1996 in conformity with generally accepted accounting principles. Also, in our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

Deloitte & Touche LLP

Greenville, South Carolina
December 18, 1997

                            JPS TEXTILE GROUP, INC.

                          CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                            PREDECESSOR
                                              COMPANY     REORGANIZED COMPANY
                                            ----------- -----------------------
                                            NOVEMBER 2, NOVEMBER 1, JANUARY 31,
                                               1996        1997        1998
                                            ----------- ----------- -----------
                                                                    (UNAUDITED)
                  ASSETS
Current assets:
  Cash....................................   $   1,460   $   3,888   $   2,575
  Accounts receivable, less allowance of
   $2,511 in 1996 and $1,053 in 1997 (Note
   9).....................................      75,166      79,569      74,825
  Inventories (Notes 2, 7, and 9).........      48,374      44,770      46,706
  Prepaid expenses and other (Notes 7, 8
   and 9).................................       1,967      37,085      38,143
                                             ---------   ---------   ---------
      Total current assets................     126,967     165,312     162,249
Property, plant and equipment, net (Notes
 2, 7, and 9).............................     124,004     104,554     106,799
Reorganization value in excess of amounts
 allocable to identifiable assets, less
 accumulated amortization of $164 in 1997
 (Note 2).................................         --       45,690      45,116
Excess of cost over fair value of net
 assets acquired, less accumulated
 amortization of $7,860 in 1996...........      30,506         --          --
Other assets (Notes 2, 7 and 8)...........      54,450       6,825       6,790
                                             ---------   ---------   ---------
      Total assets........................   $ 335,927   $ 322,381   $ 320,954
                                             =========   =========   =========
   LIABILITIES AND SHAREHOLDERS' EQUITY
                 (DEFICIT)
Current liabilities:
  Accounts payable........................   $  24,708   $  24,353   $  23,090
  Accrued interest........................       9,608         421       1,436
  Accrued salaries, benefits and
   withholdings (Note 12).................      10,440       9,148       8,086
  Other accrued expenses (Notes 7, 12 and
   14)....................................      13,987      13,182      11,525
  Senior credit facility, revolving line
   of credit (Notes 1, 2 and 9)...........      85,639         --          --
  Current portion of long-term debt (Note
   9).....................................     240,451      36,076      35,845
                                             ---------   ---------   ---------
      Total current liabilities...........     384,833      83,180      79,982
Long-term debt (Notes 1, 2 and 9).........       4,226      94,891      94,914
Deferred income taxes (Notes 2 and 11)....       3,665         --          --
Other long-term liabilities (Notes 2, 7
 and 12)..................................      19,513      18,263      18,319
                                             ---------   ---------   ---------
      Total liabilities...................     412,237     196,334     193,215
                                             ---------   ---------   ---------
Commitments and contingencies (Notes 9, 11
 and 12)
Senior redeemable preferred stock,
 redemption value of $54,520 in 1996
 (Notes 1, 2 and 10)......................      32,676         --          --
                                             ---------   ---------   ---------
Shareholders' equity (deficit) (Note 10):
  Junior preferred stock..................         250         --          --
  Common stock:
    Common stock--Reorganized Company.....         --          100         100
    Common stock--Predecessor Company.....          10         --          --
  Additional paid-in capital..............      25,108     123,230     123,230
  Retained earnings (deficit).............    (134,354)      2,717       4,409
                                             ---------   ---------   ---------
      Total shareholders' equity
       (deficit)..........................    (108,986)    126,047     127,739
                                             ---------   ---------   ---------
      Total liabilities and shareholders'
       equity.............................   $ 335,927   $ 322,381   $ 320,954
                                             =========   =========   =========

                See notes to consolidated financial statements.

                            JPS TEXTILE GROUP, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                  (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                           REORGANIZED     PREDECESSOR  REORGANIZED
                                     PREDECESSOR COMPANY                     COMPANY         COMPANY      COMPANY
                          -------------------------------------------- ------------------- -----------  -----------
                                YEAR ENDED                                                   THREE MONTHS ENDED
                          ------------------------     PERIOD FROM         PERIOD FROM     ------------------------
                          OCTOBER 28,  NOVEMBER 2,   NOVEMBER 3, 1996   OCTOBER 10, 1997   FEBRUARY 1,  JANUARY 31,
                             1995         1996      TO OCTOBER 9, 1997 TO NOVEMBER 1, 1997    1997         1998
                          -----------  -----------  ------------------ ------------------- -----------  -----------
                                                                                                  UNAUDITED
Net sales...............  $  472,565   $  448,824       $  379,643         $    38,728     $   97,166   $   100,800
Cost of sales...........     406,070      397,804          327,667              31,058         84,933        85,414
                          ----------   ----------       ----------         -----------     ----------   -----------
Gross profit............      66,495       51,020           51,976               7,670         12,233        15,386
Selling, general and
 administrative expenses
 (Note 12)..............      39,586       40,579           37,146               2,466          9,314        10,509
Other income (expense),
 net (Note 12)..........      (6,248)      (2,498)            (622)                 11             (6)           24
Charges for plant
 closing, loss on sale
 of certain operations
 and writedown of
 certain long-lived
 assets (Note 6)........         --       (30,028)             574                 --             --            --
                          ----------   ----------       ----------         -----------     ----------   -----------
Operating profit
 (loss).................      20,661      (22,085)          14,782               5,215          2,913         4,901
Valuation allowance on
 Gulistan securities
 (Note 5)...............         --        (4,242)          (5,070)                --          (1,299)          --
Interest income.........       2,821        2,856            2,744                  93            737           325
Interest expense (Note
 9).....................     (39,946)     (40,510)         (32,164)               (584)       (10,174)       (2,284)
                          ----------   ----------       ----------         -----------     ----------   -----------
Income (loss) before
 reorganization items,
 income taxes,
 discontinued operations
 and extraordinary
 items..................     (16,464)     (63,981)         (19,708)              4,724         (7,823)        2,942
Reorganization items
 (Notes 1 and 2):
 Fair-value
  adjustments...........         --           --            (4,651)                --             --            --
 Professional fees and
  expenses..............         --        (2,255)          (8,420)                --          (1,162)          --
                          ----------   ----------       ----------         -----------     ----------   -----------
Income (loss) before
 income taxes,
 discontinued operations
 and extraordinary
 items..................     (16,464)     (66,236)         (32,779)              4,724         (8,985)        2,942
Provision (benefit) for
 income taxes (Note
 11)....................       1,200         (300)          (8,822)              2,007            157         1,250
                          ----------   ----------       ----------         -----------     ----------   -----------
Income (loss) before
 discontinued operations
 and extraordinary
 items..................     (17,664)     (65,936)         (23,957)              2,717         (9,142)        1,692
Discontinued operations
 (Note 5):
 Loss from discontinued
  operations............      (7,079)         --               --                  --             --            --
 Loss on sale of
  discontinued
  operations, net of
  taxes of $100 in 1995
  and $0 in 1996........     (26,241)      (1,500)             --                  --             --            --
                          ----------   ----------       ----------         -----------     ----------   -----------
Income (loss) before
 extraordinary items....     (50,984)     (67,436)         (23,957)              2,717         (9,142)        1,692
Extraordinary gain on
 early extinguishment of
 debt, net of taxes of
 $600 in 1995 and $0 in
 1997 (Notes 1 and 9)...      20,120          --           100,235                 --             --            --
                          ----------   ----------       ----------         -----------     ----------   -----------
Net income (loss).......  $  (30,864)  $  (67,436)      $   76,278         $     2,717     $   (9,142)  $     1,692
Senior redeemable
 preferred stock in-kind
 dividends and discount
 accretion (Note 10)....       3,831        4,505            3,827                 --           1,265           --
                          ----------   ----------       ----------         -----------     ----------   -----------
Income (loss) applicable
 to common stock........  $  (34,695)  $  (71,941)      $   72,451         $     2,717     $  (10,407)  $     1,692
                          ==========   ==========       ==========         ===========     ==========   ===========
Weighted average number
 of common shares
 outstanding(A).........   1,000,000    1,000,000        1,000,000          10,000,000      1,000,000    10,000,000
                          ==========   ==========       ==========         ===========     ==========   ===========

                See notes to consolidated financial statements.

                          JPS TEXTILE GROUP, INC.

               (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                                                      REORGANIZED
                                                                PREDECESSOR COMPANY                     COMPANY
                                                     -------------------------------------------- -------------------
                                                     PREDECESSOR  REORGANIZED
                                                       COMPANY      COMPANY
                                                     ------------ -----------
                                                           YEAR ENDED
                                                     ------------------------     PERIOD FROM         PERIOD FROM
                                                     OCTOBER 28,  NOVEMBER 2,   NOVEMBER 3, 1996   OCTOBER 10, 1997
                                                        1995         1996      TO OCTOBER 9, 1997 TO NOVEMBER 1, 1997
                                                     -----------  -----------  ------------------ -------------------
 Basic and diluted earnings (loss)
  per common share:(A)
 Income (loss) before discontinued
  operations, and extraordinary
  items..............................                $   (21.50)  $   (70.44)      $   (27.79)        $      0.27
 Discontinued operations, net of
  taxes:
  Loss from discontinued opera-
   tions.............................                     (7.08)         --               --                  --
  Net loss on sale of discontinued
   operations........................                    (26.24)       (1.50)             --                  --
  Extraordinary gain, net of taxes...                     20.12          --            100.24                 --
                                                     ----------   ----------       ----------         -----------
 Net income (loss)...................                $   (34.70)  $   (71.94)      $    72.45         $      0.27
                                                     ==========   ==========       ==========         ===========

                                                       THREE MONTHS ENDED
                                                     ------------------------
                                                     FEBRUARY 1,  JANUARY 31,
                                                        1997         1998
                                                     ------------ -----------
                                                            UNAUDITED
 Basic and diluted earnings (loss)
  per common share:(A)
 Income (loss) before discontinued
  operations, and extraordinary
  items..............................                $   (10.40)  $     0.17
 Discontinued operations, net of
  taxes:
  Loss from discontinued opera-
   tions.............................                       --           --
  Net loss on sale of discontinued
   operations........................                       --           --
  Extraordinary gain, net of taxes...                       --           --
                                                     ------------ -----------
 Net income (loss)...................                $   (10.40)  $     0.17
                                                     ============ ===========

--------

(A) In accordance with the provisions of Statement of Financial Accounting Standard No. 128 ("SFAS No. 128") "Earning Per Share", the presentation of earnings per share data for all periods presented has been restated to conform to SFAS No. 128.

                            JPS TEXTILE GROUP, INC.

          CONSOLIDATED STATEMENTS OF SENIOR REDEEMABLE PREFERRED STOCK
                       AND SHAREHOLDERS' EQUITY (DEFICIT)
                                 (IN THOUSANDS)

                                            SHAREHOLDERS' EQUITY (DEFICIT)
                                SENIOR   -------------------------------------
                              REDEEMABLE         JUNIOR   ADDITIONAL RETAINED
                              PREFERRED  COMMON PREFERRED  PAID-IN   EARNINGS
                                STOCK    STOCK    STOCK    CAPITAL   (DEFICIT)
                              ---------- ------ --------- ---------- ---------
Predecessor Company
Balance--October 29, 1994....  $24,340    $ 10    $250     $ 33,444  $(36,054)
Net loss for 52 weeks........                                         (30,864)
Preferred stock-in-kind
 dividends and discount
 accretion...................    3,831                       (3,831)
                               -------    ----    ----     --------  --------
Balance--October 28, 1995....   28,171      10     250       29,613   (66,918)
Net loss for 53 weeks........                                         (67,436)
Preferred stock-in-kind
 dividends and discount
 accretion...................    4,505                       (4,505)
                               -------    ----    ----     --------  --------
Balance--November 2, 1996....   32,676      10     250       25,108  (134,354)
Net income for the period
 from November 3, 1996 to
 October 9, 1997.............                                          76,278
Preferred stock-in-kind
 dividends and discount
 accretion...................    3,827                       (3,827)
Fresh start adjustments......  (36,503)     90    (250)     101,949    58,076
                               -------    ----    ----     --------  --------
Reorganized Company
Balance--October 9, 1997.....        0     100       0      123,230         0
Net income for the period
 from October 10, 1997 to
 November 1, 1997............                                           2,717
                               -------    ----    ----     --------  --------
Balance--November 1, 1997....        0     100       0      123,230     2,717
Net income for 13 weeks......                                           1,692
                               -------    ----    ----     --------  --------
Balance--January 31, 1998
 (unaudited).................  $     0    $100    $  0     $123,230  $  4,409
                               =======    ====    ====     ========  ========


                See notes to consolidated financial statements.

                            JPS TEXTILE GROUP, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                         REORGANIZED     PREDECESSOR REORGANIZED
                                     PREDECESSOR COMPANY                   COMPANY         COMPANY     COMPANY
                          ------------------------------------------ ------------------- ----------- -----------
                                YEAR ENDED                                                 THREE MONTHS ENDED
                          -----------------------    PERIOD FROM         PERIOD FROM     -----------------------
                          OCTOBER 28, NOVEMBER 2,  NOVEMBER 3, 1996   OCTOBER 10, 1997   FEBRUARY 1, JANUARY 31,
                             1995        1996     TO OCTOBER 9, 1997 TO NOVEMBER 1, 1997    1997        1998
                          ----------- ----------- ------------------ ------------------- ----------- -----------
                                                                                                UNAUDITED
CASH FLOWS FROM OPERAT-
 ING ACTIVITIES
Net income (loss).......   $(30,864)   $(67,436)      $  76,278           $  2,717         $(9,142)    $ 1,692
Adjustments to reconcile
 net income (loss) to
 net cash provided by
 (used in) operating
 activities:
 Charges for plant
  closing, loss on sale
  of certain operations
  and writedown of
  certain long-lived
  assets................        --       30,028            (574)               --              --          --
 Loss from discontinued
  operations............      7,079         --              --                 --              --          --
 Loss on sale of
  discontinued
  operations............     26,241       1,500             --                 --              --          --
 Extraordinary gain on
  early extinguishment
  of debt...............    (20,120)        --         (100,235)               --              --          --
 Depreciation and
  amortization, except
  amounts included in
  interest expense......     21,785      22,739          17,880                846           4,684       2,979
 Interest accretion and
  debt issuance cost
  amortization..........      8,818      10,088           7,303                 20           2,431          81
 Reorganization
  charges...............        --          --            5,581                --              --          --
 Tax benefit from
  reduction of valuation
  allowance.............        --          --           (9,745)               --              --          --
 Product liability
  charge................      5,000         --              --                 --              --          --
 Deferred income tax
  provision (benefit)...        --         (500)            --               1,256             500         750
 Valuation allowance on
  Gulistan securities...        --        4,242           5,070                --            1,299         --
 Other, net.............       (498)     (3,163)         (3,229)              (295)            496        (391)
 Changes in assets and
  liabilities:
 Accounts receivable....     (1,086)     10,372          10,599            (15,002)          3,943       4,744
 Inventories............       (685)     (2,635)         (6,920)             9,664             495      (1,936)
 Prepaid expenses and
  other assets..........     (2,505)     (2,348)        (18,565)               816          (1,430)     (1,525)
 Accounts payable.......       (911)     (3,983)          1,243             (1,599)         (2,544)     (1,262)
 Accrued expenses and
  other liabilities.....     (7,202)     (1,688)         15,432                650           3,496      (1,585)
                           --------    --------       ---------           --------         -------     -------
   Total adjustments....     35,916      64,652         (76,160)            (3,644)         13,370       1,855
                           --------    --------       ---------           --------         -------     -------
Net cash provided by
 (used in) operating
 activities.............      5,052      (2,784)            118               (927)          4,228       3,547
                           --------    --------       ---------           --------         -------     -------
CASH FLOWS FROM
 INVESTING ACTIVITIES
Property and equipment
 additions..............    (18,811)     (9,834)        (14,467)            (1,618)         (1,165)     (4,651)
Receipts from
 discontinued
 operations, net........      3,453         --              --                 --              --          --
Proceeds from sale of
 discontinued
 operations, net........      4,415      17,077             --                 --              --          --
Proceeds from sale of
 certain operations.....        --        5,113             988                --              --          --
Proceeds from sale of
 long-term investments..        --          --           49,500                --              --          --
Purchase of
 investments............        --          --          (33,500)               --              --          --
                           --------    --------       ---------           --------         -------     -------
Net cash provided by
 (used in) investing
 activities.............    (10,943)     12,356           2,521             (1,618)         (1,165)     (4,651)
                           --------    --------       ---------           --------         -------     -------
CASH FLOWS FROM
 FINANCING ACTIVITIES
Financing costs
 incurred...............        (25)       (614)         (1,465)               (66)            --          --
Proceeds from issuance
 of long-term debt......      5,000          29             --                 --              --          --
Revolving credit
 facility borrowings
 (repayments), net......     41,808      (6,087)          3,361              3,245          (3,081)        229
Purchases and repayment
 of other long-term
 debt, net..............    (41,384)     (2,792)         (2,655)               (86)           (411)       (438)
                           --------    --------       ---------           --------         -------     -------
Net cash provided by
 (used in) financing
 activities.............      5,399      (9,464)           (759)             3,093          (3,492)       (209)
                           --------    --------       ---------           --------         -------     -------
NET INCREASE (DECREASE)
 IN CASH                       (492)        108           1,880                548            (429)     (1,313)
Cash at beginning of
 period.................      1,844       1,352           1,460              3,340           1,460       3,888
                           --------    --------       ---------           --------         -------     -------
Cash at end of period...   $  1,352    $  1,460       $   3,340           $  3,888         $ 1,031     $ 2,575
                           ========    ========       =========           ========         =======     =======
SUPPLEMENTAL INFORMATION
 ON CASH FLOWS FROM
 CONTINUING OPERATIONS:
Interest paid...........   $ 33,681    $ 30,709       $   7,944           $     24         $ 1,566     $ 1,188
Income taxes paid
 (received), net........      3,314         693             (46)                (8)            213         488
Non-cash financing
 activities:
Senior redeemable
 preferred stock
 dividends-in-kind......      2,936       3,114             --                 --              --          --

                See notes to consolidated financial statements.

                            JPS TEXTILE GROUP, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. BUSINESS AND BASIS OF PRESENTATION

  Unless the context otherwise requires, the terms "JPS" and the "Company" as used in these Consolidated Financial Statements mean JPS Textile Group, Inc. and JPS Textile Group, Inc. together with its subsidiaries, respectively.

  The 1988 Acquisition--JPS purchased from J.P. Stevens & Co., Inc. ("J.P. Stevens") substantially all of the property, plant and equipment, inventories, certain other assets and the business of five former divisions of J.P. Stevens (the "Predecessor Stevens Divisions") on May 9, 1988 (the "Acquisition"). The purchase was financed through long-term borrowings and the sale of preferred and common stock. The Company operates principally as a manufacturer of apparel fabrics and products, industrial fabrics and products and home fashion textiles. These products are sold primarily to the domestic clothing manufacturing and construction industries. As described in Notes 5 and 6, certain of the acquired businesses and operations have been subsequently sold.

  The 1991 Restructuring--In 1990, JPS negotiated the terms of a recapitalization proposal with a steering committee comprised of institutional holders of a substantial amount of the then-outstanding securities, which culminated in JPS's prepetition solicitation of votes to accept or reject a chapter 11 plan of reorganization. The plan was overwhelmingly accepted. On February 7, 1991, JPS filed a petition for relief under the Bankruptcy Code, and approximately 42 days thereafter, JPS's plan was confirmed by the bankruptcy court and JPS emerged from chapter 11 on April 2, 1991. Pursuant to that plan, in exchange for JPS's outstanding debt securities and JPS's equity securities, JPS issued (i) $100 million in principal amount of senior secured notes due June 1, 1995 and June 1, 1996 (all of which were redeemed in 1994),
(ii) $151.1 million in principal amount of 10.85% Senior Subordinated Discount Notes due June 1, 1999 (the "10.85% Notes"), (iii) $125 million in principal amount of 10.25% Senior Subordinated Notes due June 1, 1999 (the "10.25% Notes"), (iv) $75 million in principal amount of 7% Subordinated Debentures due May 15, 2000 (the "7% Subordinated Debentures"), (v) 390,719 shares of Series A Senior Preferred Stock (the "Old Senior Preferred Stock"), (vi) 10,000 shares of Series B Junior Preferred Stock (the "Old Junior Preferred Stock"), (vii) 490,000 shares of class A common stock, par value $0.01 per share (the "Class A Common Stock") and (viii) 510,000 shares of class B common stock, par value $0.01 per share (the "Class B Common Stock" and, together with the Class A Common Stock, the "Old Common Stock"). Since this reorganization did not meet the criteria for "fresh-start" accounting, the primary adjustment to historical carrying values as a result of the reorganization was to state the new long-term debt and senior redeemable preferred stock at present values of amounts to be paid determined at appropriate current interest rates as of April 2, 1991, the effective date of the plan. The resulting present value discount was amortized as interest expense or dividends over the life of the related debt or senior redeemable preferred stock instrument using the interest method.

  The 1997 Restructuring--In 1996, JPS, and JPS Capital Corp., a wholly-owned subsidiary of JPS ("JPS Capital") commenced negotiations with an unofficial committee (the "Unofficial Bondholder Committee") comprised of institutions that owned, or represented holders that beneficially owned, approximately 60% of the 10.85% Notes, the 10.25% Notes and the 7% Subordinated Debentures (the "Old Debt Securities"). On May 15, 1997, the parties reached an agreement in principle on the terms of a restructuring to be accomplished under chapter 11 of the Bankruptcy Code which culminated in a Joint Plan of Reorganization (as amended the "Plan of Reorganization") proposed by JPS and JPS Capital under the Bankruptcy Code. Pursuant to a disclosure statement, dated June 25, 1997 (the "Disclosure Statement"), on June 26, 1997, JPS and JPS Capital commenced a prepetition solicitation of votes by the holders of Old Debt Securities and Old Senior Preferred Stock to accept or reject the Plan of Reorganization. Under the Plan of Reorganization, the holders of Old Debt Securities and Old Senior Preferred Stock were the only holders of impaired claims and impaired equity interests entitled to receive a distribution, and therefore, pursuant to section 1126 of the Bankruptcy Code, were the only holders entitled to vote on the Plan of Reorganization. At the conclusion of the 32-day solicitation period, the Plan of Reorganization had been accepted by holders of more than 99% of the Old Debt Securities that voted on the

                            JPS TEXTILE GROUP, INC.

Plan of Reorganization and by holders of 100% of the Old Senior Preferred Stock that voted on the Plan of Reorganization.

  On August 1, 1997, JPS commenced its voluntary reorganization case under chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"), and filed the Plan of Reorganization and the Disclosure Statement. None of JPS's subsidiaries, including JPS Capital which was a co-proponent of the Plan of Reorganization, commenced a case under the Bankruptcy Code. Pursuant to orders of the Bankruptcy Court entered on September 9, 1997, the Bankruptcy Court (i) approved the Disclosure Statement and the solicitation of votes on the Plan of Reorganization and (ii) confirmed the Plan of Reorganization. The Plan of Reorganization became effective on October 9, 1997 (the "Effective Date") resulting in, among other things, the cancellation of the Old Senior Preferred Stock, Old Junior Preferred Stock, and Old Common Stock, and the issuance of 10 million shares of $.01 par value new common stock (the "Common Stock").

  Through the implementation of the Plan of Reorganization as of the Effective Date, JPS's most significant financial obligations were restructured:
$240,091,318 in face amount of outstanding Old Debt Securities were converted to, among other things, $14 million in cash, 99.25% of the shares of Common Stock and approximately $34 million in aggregate principal amount (subject to adjustment on the maturity date) of contingent payment notes issued by JPS Capital (the "Contingent Notes"); the Old Senior Preferred Stock, the Old Junior Preferred Stock and the Old Common Stock were cancelled; warrants to purchase up to 5% of the common stock of JPS (the "New Warrants") with an initial purchase price of $98.76 per share were issued in respect of the Old Senior Preferred Stock; and the obligations of JPS under its former working capital facility were satisfied and the Revolving Credit Facility was obtained. JPS's senior management received approximately 0.75% of the Common Stock in lieu of payment under their contractual retention bonus agreements.

2. FRESH START REPORTING

  The Plan of Reorganization was accounted for pursuant to Statement of Position 90-7 ("SOP 90-7") of the American Institute of Certified Public Accountants, entitled "Financial Reporting by Entities in Reorganization under the Bankruptcy Code." The accompanying consolidated financial statements reflect the use of "fresh start" reporting as required by SOP 90-7, in which assets and liabilities were adjusted to their fair values and resulted in the creation of a new reporting entity (the "Company" or the "Reorganized Company") with no retained earnings or accumulated deficit as of October 9, 1997. Accordingly, the consolidated financial statements for the periods prior to October 9, 1997 (the "Predecessor Company") are not comparable to consolidated financial statements presented subsequent to October 9, 1997. A black line has been drawn on the accompanying consolidated financial statements and notes thereto to distinguish between the Reorganized Company and Predecessor Company balances.

  The total reorganization value assigned to the Company's assets was determined, by independent valuation, by calculating projected cash flows before debt service requirements, for a three-year period, plus an estimated terminal value of the Company (calculated using a multiple of projected EBITDA), each discounted back to its present value using a discount rate of 10% (estimating the after-tax weighted average cost of capital). The above calculations resulted in an estimated reorganization value attributable to the common stock of approximately $123.3 million of which the Excess Reorganization Value was approximately $45.9 million. The Excess Reorganization Value will be amortized over twenty years.

  As a result of the restructuring and the application of fresh start accounting as required by SOP 90-7, a gain on early extinguishment of debt of approximately $100.2 million and reorganization items of approximately $13.1 million were recorded in the Predecessor Company period ending October 9, 1997.

                            JPS TEXTILE GROUP, INC.

  The effect of the Plan of Reorganization and the implementation of fresh start accounting on the Company's consolidated balance sheet as of October 9, 1997 was as follows (in thousands) (unaudited):

                          PRE-FRESH START                                   FRESH START
                           BALANCE SHEET  REORGANIZATION    FRESH START    BALANCE SHEET
                          OCTOBER 9, 1997 ADJUSTMENTS (A) ADJUSTMENTS (B) OCTOBER 9, 1997
                          --------------- --------------- --------------- ---------------
Current assets..........     $ 125,176                       $   (861)       $124,315
Property, plant and
 equipment, net.........       121,299                        (17,682)        103,617
Reorganization value in
 excess of amounts
 allocable to
 identifiable assets....                                       45,854          45,854
Excess of cost over fair
 value of net assets
 acquired...............        29,612                        (29,612)            --
Other assets............        54,254       $  (6,555)        (3,637)         44,062
                             ---------       ---------       --------        --------
  Total.................     $ 330,341       $  (6,555)      $ (5,938)       $317,848
                             =========       =========       ========        ========
Current liabilities
 excluding current
 portion of long-term
 debt...................     $  48,070       $      49                       $ 48,119
Long-term debt including
 current portion........        91,408          36,400                        127,808
Deferred income taxes...         3,665          (3,665)                           --
Other long-term
 liabilities............        19,878                       $ (1,287)         18,591
Liabilities subject to
 compromise.............       271,082        (271,082)                           --
Senior redeemable
 preferred stock........        36,503         (36,503)                           --
Capital stock...........        21,540         101,790                        123,330
Accumulated deficit.....      (161,805)        166,456         (4,651)            --
                             ---------       ---------       --------        --------
  Total.................     $ 330,341       $  (6,555)      $ (5,938)       $317,848
                             =========       =========       ========        ========

--------
(a) To record the transactions associated with the Plan of Reorganization as described in Note 1 and eliminate the deficit in retained earnings.
(b) To record the adjustments to assets and liabilities to reflect their estimated fair value, including the establishment of reorganization value in excess of amounts allocable to identifiable assets.

                            JPS TEXTILE GROUP, INC.

PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

  The following unaudited pro forma consolidated statement of operations combines the period from November 3, 1996 to October 9, 1997 and the period from October 10, 1997 to November 1, 1997 and reflects the financial results of the Company as if the Plan of Reorganization had been effective November 3, 1996 (in thousands except share and per share data). The pro forma information does not purport to be indicative of the results that actually would have been obtained had such transactions been completed as of the beginning of the period presented or that may be obtained in the future.

                                                                          YEAR ENDED NOVEMBER 1, 1997
                                                    ---------------------------------------------------------------------------
                                                       PREDECESSOR
                                                         COMPANY                       REORGANIZED COMPANY
                                                    ------------------ --------------------------------------------------------
                                                       PERIOD FROM         PERIOD FROM
                                                     NOVEMBER 3, 1996   OCTOBER 10, 1997              PRO FORMA
                                                    TO OCTOBER 9, 1997 TO NOVEMBER 1, 1997  TOTAL    ADJUSTMENTS     PRO FORMA
                                                    ------------------ ------------------- --------  -----------    -----------
Net sales.........................................       $379,643            $38,728       $418,371                 $   418,371
Cost of sales.....................................        327,667             31,058        358,725   $  (8,881)(a)     349,844
                                                         --------            -------       --------   ---------     -----------
Gross profit......................................         51,976              7,670         59,646       8,881          68,527
Selling, general and administrative expenses......         37,146              2,466         39,612       1,132 (b)      40,744
Other income (expense), net.......................            (48)                11            (37)        --              (37)
                                                         --------            -------       --------   ---------     -----------
Operating profit (loss)...........................         14,782              5,215         19,997       7,749          27,746
Valuation allowance on Gulistan securities........         (5,070)               --          (5,070)      5,070 (c)         --
Interest income...................................          2,744                 93          2,837      (1,645)(d)       1,192
Interest expense..................................        (32,164)              (584)       (32,748)     24,072 (e)      (8,676)
                                                         --------            -------       --------   ---------     -----------
Income (loss) before reorganization items, income
 taxes and extraordinary items....................        (19,708)             4,724        (14,984)     35,246          20,262
Reorganization items:
Fair-value adjustments............................         (4,651)               --          (4,651)      4,651 (f)         --
Professional fees and expenses....................         (8,420)               --          (8,420)      8,420 (f)         --
                                                         --------            -------       --------   ---------     -----------
Income (loss) before income taxes and
 extraordinary items..............................        (32,779)             4,724        (28,055)     48,317          20,262
Provision (benefit) for income taxes..............         (8,822)             2,007         (6,815)     15,458 (g)       8,643
                                                         --------            -------       --------   ---------     -----------
Income (loss) before extraordinary items..........        (23,957)             2,717        (21,240)     32,859          11,619
Extraordinary gain on early extinguishment of
 debt.............................................        100,235                --         100,235    (100,235)(h)         --
                                                         --------            -------       --------   ---------     -----------
Net income (loss).................................       $ 76,278            $ 2,717       $ 78,995   $ (67,376)    $    11,619
                                                         ========            =======       ========   =========     ===========
Weighted average number of common shares
 outstanding......................................                                                                   10,000,000
                                                                                                                    ===========
Net income per common share.......................                                                                  $      1.16
                                                                                                                    ===========

                            JPS TEXTILE GROUP, INC.

--------
(a) The following table details the net adjustment to cost of goods sold related to fresh start accounting:

   Decrease in depreciation expense reflecting revaluation of the
    Company's property, plant and equipment........................... $(8,530)
   Net decrease in pension and post-retirement expense reflecting the full recognition of unamortized gains and losses on the Effective
    Date..............................................................    (351)
                                                                       -------
                                                                       $(8,881)
                                                                       =======

(b) The following table details the net adjustment to selling, general and administrative expenses:

   Decrease in depreciation expense reflecting revaluation of the
    Company's property, plant and equipment......................... $  (123)
   Elimination of goodwill amortization.............................    (953)
   Addition of amortization of reorganization value in excess of
    amounts allocable to identifiable assets........................   2,208
                                                                     -------
                                                                     $ 1,132
                                                                     =======

(c) Reflects the elimination of the valuation allowance on Gulistan Securities since these assets were sold in connection with the reorganization.

(d) Reflects the elimination of interest income on the $14 million cash distribution to the holders of 10.25% Notes and 10.85% Notes.

(e) The following table details the net adjustment to interest expense related to the reorganization:

   Decrease in interest expense due to exchange of JPS's 10.25%
    Notes, 10.85% Notes and 7% Subordinated Debentures............. $ 25,617
   Elimination of amortization of deferred financing costs of the
    former revolving Credit Facility...............................      297
   Amortization of deferred financing costs of the new Credit
    Agreement......................................................     (344)
   Increase in interest expense resulting from additional
    borrowings under the new Credit Agreement......................     (489)
   Interest expense on the Contingent Notes........................   (1,009)
                                                                    --------
                                                                    $ 24,072
                                                                    ========

(f) Reflects the elimination of reorganization items.

(g) Reflects the estimated income tax effects reflecting the reorganization and the application of fresh start accounting. Pro forma income tax expense is calculated using a 38% effective tax rate times taxable income before amortization of excess reorganization value. Cash tax expense is calculated after giving effect to certain differences in taxable income for tax purposes including the amortization of excess reorganization value and differences in depreciation expense and pension expense.

(h) Reflects the elimination of the gain on early extinguishment of debt.

4. SIGNIFICANT ACCOUNTING POLICIES

  Principles of Consolidation--The consolidated financial statements include JPS Textile Group, Inc. and its direct subsidiaries, all of which are wholly owned. Significant intercompany transactions and accounts have been eliminated.

                            JPS TEXTILE GROUP, INC.

  Use of Estimates--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company's most significant financial statement estimates include the estimate of the allowance for doubtful accounts, reserve for self-insurance liabilities and the reserve for certain defective roofing products sold by the Predecessor Stevens Division operations (discussed in Note 12). Management determines its estimate of the allowance for doubtful accounts considering a number of factors, including historical experience, aging of the accounts and the current creditworthiness of its customers. The Company self-insures, with various insured stop-loss limitations, its workers' compensation, general liability and health claims. Management determines its estimate of the reserve for self-insurance considering a number of factors, including historical experience and third party claims administrator and actuarial assessment of the liabilities for reported claims and claims incurred but not reported.

  Management believes that its estimates provided in the financial statements, including those for the above-described items, are reasonable and adequate. However, actual results could differ from those estimates.

  Inventories--Inventories are stated at the lower of cost or market. Cost, which includes labor, material and factory overhead, is determined on the first-in, first-out basis.

  Investments--At November 1, 1997, all debt and equity securities are classified as held-for-sale and reported at fair value as determined based on market prices or dealer quotes. At November 2, 1996, all debt and equity securities were classified as held-to-maturity and carried at amortized cost, adjusted for amortization of premiums and accretion of discounts to maturity.

  Property, Plant and Equipment--As a result of the adoption of fresh start accounting as described in Note 2, property, plant and equipment was adjusted to estimated fair value as of October 9, 1997 and historical accumulated depreciation was eliminated. Property, plant and equipment is recorded at cost and depreciation is recorded using the straight-line method for financial reporting purposes. The estimated useful lives used in the computation of depreciation are as follows:

      Land improvements.......................................... 10 to 45 years
      Buildings and improvements................................. 25 to 45 years
      Machinery and equipment....................................  3 to 15 years
      Furniture, fixtures and other..............................  5 to 10 years

  Excess of Cost Over Fair Value of Net Assets Acquired--Excess of cost over fair value of net assets acquired was being amortized on a straight-line basis over a period of forty years. As a result of the implementation of fresh start accounting as described in Note 2, the excess of cost over fair value of net assets acquired was written off as of October 9, 1997.

  Reorganization Value in Excess of Amounts Allocable to Identifiable Assets-- Reorganization value in excess of amounts allocable to identifiable assets results from the application of "fresh start" reporting, as discussed in Note 2, which requires the Predecessor Company's unidentified intangibles, net of amortization, to be reduced to zero and a new amount to be recorded equaling the excess of the fair value of the Company over the fair value allocated to its identifiable assets. This excess is classified as reorganization value in excess of amounts allocable to identifiable assets and is being amortized over a twenty-year period.

  Debt Issuance Costs--Costs incurred in securing and issuing long-term debt are deferred and amortized over the terms of the related debt in amounts which approximate the interest method of amortization.

                            JPS TEXTILE GROUP, INC.

  Product Warranties--On certain of its products, the Company provides a warranty against defects in materials and workmanship under separately priced extended warranty contracts generally for a period of ten years. Revenue from such extended warranty contracts is deferred and recognized as income on a straight-line basis over the contract period. The cost of servicing such product warranties is charged to expense as incurred.

  Postretirement Benefits--The Company accounts for postretirement benefits other than pensions using the principles of Statement of Financial Accounting Standards ("SFAS") No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions." SFAS No. 106 requires that the projected future cost of providing postretirement benefits, such as health care and life insurance, be recognized as an expense as employees render service. See Note 13 for a further description of the accounting for postretirement benefits.

  Postemployment Benefits--The Company accounts for postemployment benefits using the principles of SFAS No. 112, "Employers' Accounting for Postemployment Benefits." SFAS No. 112 requires that the cost of benefits provided to former or inactive employees after employment but before retirement be recognized on the accrual basis of accounting. See Note 13 for a further description of the accounting for postemployment benefits.

  Revenue Recognition--The Company recognizes revenue from product sales when it has shipped the goods or ownership has been transferred to the customer for goods to be held for future shipment at the customer's request.

  Advertising Costs--The Company defers advertising related costs until the advertising is first run in magazines or other publications or in the case of brochures, until the brochures are printed and available for distribution. Advertising costs were approximately $1,355,000 and $1,967,000 in Fiscal 1995 and 1996, respectively, and $1,947,000 and $122,000 in the period from November 3, 1996 to October 9, 1997 and the period from October 10, 1997 to November 1, 1997, respectively.

  Income Taxes--The Company accounts for income taxes using the principles of SFAS No. 109, "Accounting for Income Taxes." Under SFAS No. 109, deferred taxes represent the future income tax effect of temporary differences between the book and tax bases of the Company's assets and liabilities, assuming they will be realized and settled at the amount reported in the Company's financial statements.

  Earnings Per Share--Effective November 2, 1997, the Company adopted SFAS No. 128, "Earnings Per Share" which requires the presentation of basic and diluted earnings per share, as defined. Basic earnings per share is computed by dividing net income by the weighted average number of shares outstanding during the period. The presentation of diluted earnings per share is not required since the inclusion of additional shares assuming the exercise of stock options and warrants was antidilutive. In accordance with the provisions of SFAS No. 128, the presentation of earnings per share data for all periods presented has been restated to conform to SFAS No. 128.

  Cash Flows--For purposes of reporting cash flows, cash includes cash on hand and in banks. The Company has no investments that are deemed to be cash equivalents.

  Fiscal Year--The Company's operations are based on a fifty-two or fifty-three week fiscal year ending on the Saturday closest to October 31. Fiscal 1995 consisted of fifty-two weeks and Fiscal 1996 had fifty-three weeks. The 1997 fiscal year consisted of fifty-two weeks including the period from November 3, 1996 to October 9, 1997 (Predecessor Company) and the period from October 10, 1997 to November 1, 1997 (Reorganized Company).

  Unaudited Interim Financial Data--The interim financial data relating to the three months ended February 1, 1997 ("Predecessor Company") and January 31, 1998 ("Reorganized Company") are unaudited; however,

                            JPS TEXTILE GROUP, INC.

in the opinion of the Company's management, the interim data includes all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the financial condition and results of operations of the Company for such interim periods. The results for the three months ended January 31, 1998 are not necessarily indicative of the results to be expected for the full fiscal year or any other interim period.

  In accordance with the provisions of SFAS No. 128, the presentation of earnings per share data for the period from October 10, 1997 to November 1, 1997 has been restated to conform to SFAS No. 128.

  Reclassifications--Certain Fiscal 1995 and 1996 amounts have been reclassified to conform to the 1997 presentation.

5. SALE OF DISCONTINUED OPERATIONS

  Carpet Business--On November 16, 1995, pursuant to the terms of an Asset Transfer Agreement dated as of November 16, 1995, by and among JPS, JPS Carpet Corp. ("Carpet"), a wholly-owned subsidiary of JPS, Gulistan Holdings Inc. and Gulistan Carpet Inc., a wholly-owned subsidiary of Gulistan Holdings Inc. (collectively, "Gulistan"), the Company and Carpet consummated the sale of substantially all of the assets of Carpet used in the business of designing and manufacturing tufted carpets for sale to residential, commercial and hospitality markets (the "Carpet Business"). Pursuant to the Asset Transfer Agreement, Gulistan agreed to assume substantially all of the liabilities and obligations associated with the Carpet Business. Gulistan was formed and its common stock is owned by certain members of the former management team at Carpet. The Company and its subsidiaries have agreed, for a three-year period, not to compete directly or indirectly with the business that was sold.

  The consideration for the sale of the Carpet Business consisted of approximately $22.5 million in cash, subject to certain post-closing adjustments based on the audited amount of working capital transferred on November 16, 1995, and other debt and equity securities of Gulistan as follows: a $10 million Promissory Note due in November 2001, $5 million of preferred stock redeemable in November 2005, and warrants to purchase 25% of the common stock of Gulistan. Based on an independent valuation at the asset transfer date, the Company determined the fair value of these debt and equity securities to be approximately $11.3 million. These debt and equity securities are included in other non-current assets on the November 2, 1996 Consolidated Balance Sheet. As of October 28, 1995, the Company adjusted the net assets of the Carpet Business to their net realizable value, which resulted in a charge to the 1995 Consolidated Statement of Operations of $30.7 million, classified as loss on sale of discontinued operations. The loss on the sale was not currently recognizable for tax purposes and the Company recorded no net tax benefit as a result of this loss due to uncertainties regarding the ability to utilize these losses in future years. Net sales from the discontinued operations of the Carpet Business were $120.1 million in Fiscal 1995.

  In May 1996, the Company and Gulistan agreed on the amount of the post-closing adjustment. As a result, the Company paid a post-closing adjustment of $3.5 million (an estimated post-closing adjustment of $2.0 million was included in the Fiscal 1995 loss on sale of discontinued operations) and recognized in Fiscal 1996 an additional loss of $1.5 million on the sale of discontinued operations. The final amount of net cash proceeds applied by the Company to reduce outstanding borrowings under its senior credit facility was approximately $16.7 million (net of fees, expenses, and the post-closing adjustment resulting from the level of working capital transferred at the closing date).

                            JPS TEXTILE GROUP, INC.

  The Company did not record interest income on any of the Gulistan securities held by the Company because of net losses reported by Gulistan since the date of sale. Also, in accordance with relevant accounting literature, the Company recorded a valuation allowance against its investment in Gulistan securities and corresponding charges to income of approximately $4.2 million in Fiscal 1996 and $2.1 million in the period from November 3, 1996 to October 9, 1997 as a result of the net losses incurred by Gulistan. On August 28, 1997, the Company sold its investment in the Gulistan securities to Gulistan for $2.0 million in cash resulting in an additional charge of approximately $3.0 million.

  Automotive Businesses--On June 28, 1994, pursuant to the terms of an Asset Purchase Agreement dated May 25, 1994 (the "Asset Purchase Agreement"), by and among JPS, JPS Auto Inc., a wholly-owned subsidiary of JPS ("Auto"), JPS Converter and Industrial Corp., a wholly-owned subsidiary of JPS ("C&I"), Foamex International Inc. ("Foamex") and JPS Automotive Products Corp., an indirect, wholly-owned subsidiary of Foamex ("Purchaser"), the Company consummated the disposition of its automotive assets to the Purchaser.

  The sale price for the automotive assets was approximately $283 million, consisting of $264 million of cash paid at closing and $15 million of assumed debt as of June 28, 1994. In addition, certain post-closing adjustments which resulted in a gain of $4.4 million, net of $0.1 million of taxes, were recognized in Fiscal 1995.

  The Company has allocated to the discontinued operations of the automotive assets and the Carpet Business a pro-rata portion of the interest expense of its senior credit facility, which pro-rata portion was approximately $1.6 million in Fiscal 1995.

6. SALE OF CERTAIN OPERATIONS, PLANT CLOSING AND WRITEDOWN OF CERTAIN LONG-LIVED ASSETS

  Pursuant to an Asset Purchase Agreement dated September 30, 1996 between JPS Elastomerics Corp. ("Elastomerics"), a wholly-owned subsidiary of the Company, and Elastomer Technologies Group, Inc. ("Elastomer") and a Receivables Purchase Agreement dated September 30, 1996 between Elastomerics and the Bank of New York Commercial Corporation, Elastomerics sold substantially all the assets of its rubber products division, a business engaged in the manufacture and sale of natural and synthetic elastic for use in apparel products, diaper products and specialty industrial applications (the "Rubber Products Business"). The Rubber Products Business had accounted for sales of $20.7 million and $16.8 million in Fiscal 1995 and 1996 (eleven months), respectively. Under the terms of the agreement, Elastomer agreed to assume substantially all the liabilities and obligations associated with the Rubber Products Business. The Company and its subsidiaries have agreed not to compete directly or indirectly with the business that was sold for a period of two years. The consideration for the Rubber Products Business consisted of approximately $5.1 million in cash, subject to certain post-closing adjustments based on the audited amount of working capital transferred on the closing date, and resulted in a loss of approximately $7.7 million. This loss on sale was charged to operations in Fiscal 1996. The net proceeds from the sale, after fees and expenses, was approximately $4.8 million and was used to reduce the Company's outstanding indebtedness. In April 1997, the Company paid $0.3 million to Elastomer as final settlement for certain post-closing adjustments based on the audited amount of net assets transferred.

  On August 28, 1996, the Company implemented a plan to close its Duncan plant in Greenville, South Carolina, as a result of management's determination that a permanent decline in the Company's spun apparel business had occurred. This plant had been operating on a reduced schedule due to poor market conditions and financial projections indicated it would continue to do so. As a result of the plant closing, the accompanying Consolidated Statement of Operations includes a "charge for plant closing" of approximately $14.2 for Fiscal 1996 related principally to the estimated loss on the impairment of long-lived assets in accordance with SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of", employee severance costs and estimated costs for equipment relocation. The plant closing was completed on October 28, 1996 and the plant was sold on August 14, 1997 for approximately $1.2 million in cash.

                            JPS TEXTILE GROUP, INC.

  Also, in connection with the Company's review of present and expected conditions in the markets it serves, management determined that its plant in Kingsport, Tennessee, which manufactures cotton fabrics, was impaired under the criteria of SFAS No. 121 because expected future cash flows from the operation of the plant were less than the carrying value of the plant assets. The accompanying Consolidated Statement of Operations for Fiscal 1996 includes a "writedown of certain long-lived assets" of $8.1 million for the excess of the carrying value of the plant over its estimated fair value. Estimated fair value was determined based on an independent appraisal of the plant's property, plant and equipment.

7. BALANCE SHEET COMPONENTS

  The components of certain balance sheet accounts are (in thousands):

                                            PREDECESSOR
                                              COMPANY     REORGANIZED COMPANY
                                            ----------- -----------------------
                                            NOVEMBER 2, NOVEMBER 1, JANUARY 31,
                                               1996        1997        1998
                                            ----------- ----------- -----------
                                                                    (UNAUDITED)
Inventories:
  Raw materials and supplies...............  $  13,155   $ 12,508    $ 12,713
  Work-in-process..........................     16,912     17,168      17,488
  Finished goods...........................     18,307     15,094      16,505
                                             ---------   --------    --------
                                             $  48,374   $ 44,770    $ 46,706
                                             =========   ========    ========
Prepaid expenses and other:
  Investments..............................  $     --    $ 34,597    $ 34,922
  Deferred current tax.....................        --         867         867
  Prepaid insurance........................        620        555         451
  Other....................................      1,347      1,066       1,903
                                             ---------   --------    --------
                                             $   1,967   $ 37,085    $ 38,143
                                             =========   ========    ========
Property, plant and equipment, net:
  Land and improvements....................  $   5,921   $  4,187    $  4,187
  Buildings and improvements...............     42,775     13,548      13,616
  Machinery and equipment..................    183,320     81,108      81,290
  Furniture, fixtures and other............      8,116      1,069       1,069
                                             ---------   --------    --------
                                               240,132     99,912     100,162
  Less accumulated depreciation............   (117,642)      (681)     (3,087)
                                             ---------   --------    --------
                                               122,490     99,231      97,075
  Construction in progress.................      1,514      5,323       9,724
                                             ---------   --------    --------
                                             $ 124,004   $104,554    $106,799
                                             =========   ========    ========
Other noncurrent assets:
  Unamortized debt issuance costs..........  $     351   $  1,438    $  1,358
  Prepaid pension costs....................      1,055      2,043       2,372
  Deferred income tax......................        --       3,344       2,594
  Investments..............................     52,986        --          --
  Other....................................         58        --          466
                                             ---------   --------    --------
                                             $  54,450   $  6,825    $  6,790
                                             =========   ========    ========
Other accrued expenses:
  Roofing product liability costs..........  $   3,000   $  1,500    $  1,312
  Taxes payable other than income taxes....      1,250      1,090         610
  Income taxes.............................      2,150      3,292       3,314
  Other....................................      7,587      7,300       6,289
                                             ---------   --------    --------
                                             $  13,987   $ 13,182    $ 11,525
                                             =========   ========    ========
Other long-term liabilities:
  Roofing product liability costs and
   deferred warranty income................  $  14,361   $ 14,744    $ 14,871
  Accrued postretirement benefit plan
   liability...............................      4,808      3,393       3,448
  Other....................................        344        126         --
                                             ---------   --------    --------
                                             $  19,513   $ 18,263    $ 18,319
                                             =========   ========    ========

                            JPS TEXTILE GROUP, INC.

8. INVESTMENTS

  In connection with the sale of the Automotive Assets in June 1994, the Company invested $39.5 million of the sale proceeds in long-term securities. During 1997, the original investments matured and were reinvested as detailed below. The following table details the original and reinvested amounts at November 2, 1996 and November 1, 1997 (in thousands):

                                                     1996
                                -----------------------------------------------
HELD TO MATURITY:               ADJUSTED COST GROSS UNREALIZED GAINS FAIR VALUE
-----------------               ------------- ---------------------- ----------
U.S. Treasury obligations......    $45,257             $437           $45,694
Other..........................        464              --                464
                                   -------             ----           -------
                                   $45,721             $437           $46,158
                                   =======             ====           =======
                                                     1997
                                -----------------------------------------------
HELD FOR SALE:                  ADJUSTED COST GROSS UNREALIZED GAINS FAIR VALUE
--------------                  ------------- ---------------------- ----------
U.S. Treasury obligations......    $28,553              --            $28,553
Corporate obligations..........      5,938              --              5,938
Other..........................        106              --                106
                                   -------             ----           -------
                                   $34,597              --            $34,597
                                   =======             ====           =======

  At November 2, 1996, the investments are included in other assets and classified as long-term. At November 1, 1997, the investments are included in other current assets because, as discussed in Note 9, the Company expects to use these investments to satisfy certain contingent liabilities in 1998. All investment securities at November 1, 1997 have a contractual maturity of less than one year.

9. LONG-TERM DEBT

  Long-term debt consists of (in thousands):

                                             PREDECESSOR
                                               COMPANY     REORGANIZED COMPANY
                                             ----------- -----------------------
                                             NOVEMBER 2, NOVEMBER 1, JANUARY 31,
                                                1996        1997        1998
                                             ----------- ----------- -----------
                                                                     (UNAUDITED)
Senior credit facility, revolving line of
 credit.....................................  $ 85,639     $92,246     $92,475
10.85% Notes (including interest due at
 maturity of $6,002)...........................115,249         --          --
10.25% Notes (including interest due at
 maturity of $5,609)........................    82,382         --          --
7% Subordinated Debentures..................    54,071         --          --
Contingent Notes............................       --       34,540      34,540
Equipment financing.........................     7,016       4,181       3,744
                                              --------     -------     -------
  Total.....................................   344,357     130,967     130,759
Less reorganization discount:
  10.85% Notes..............................    (3,308)        --          --
  10.25% Notes..............................    (2,694)        --          --
  7% Debentures.............................    (8,039)        --          --
                                              --------     -------     -------
   Total long-term debt.....................   330,316     130,967     130,759
Less current portion........................  (326,090)    (36,076)    (35,845)
                                              --------     -------     -------
Long-term portion...........................  $  4,226     $94,891     $94,914
                                              ========     =======     =======

                            JPS TEXTILE GROUP, INC.

  Senior Credit Facility--Until the Effective Date, JPS and its operating subsidiaries (being hereinafter collectively referred to as the "Borrowing Subsidiaries") were parties to the Fourth Amended and Restated Credit Agreement, dated as of June 24, 1994, as amended (the "Restated Credit Agreement"), by and among the financial institutions party thereto, Citibank, N.A. ("Citibank"), as administrative agent and co-agent, and General Electric Capital Corporation ("GECC"), as collateral agent and co-agent. The Restated Credit Agreement provided for a revolving credit loan facility and letters of credit (the "Old Revolving Credit Facility") in a maximum principal amount equal to the lesser of (a) $118 million and (b) a specified borrowing base, which was based upon eligible receivables and inventory of the Borrowing Subsidiaries (the "Borrowing Base"), except that (i) no Borrowing Subsidiary could borrow an amount greater than the Borrowing Base attributable to it,
(ii) letters of credit could not exceed $15 million in the aggregate, and
(iii) $20 million of the Old Revolving Credit Facility was available, not subject to the Borrowing Base, to purchase property, plant and equipment or to finance or refinance such purchases ("Capex Loans"), provided that the aggregate of all revolving credit loans, including Capex Loans, and letters of credit did not exceed the lesser of (A) $118 million and (B) the sum of the Borrowing Base plus $25 million (subject to certain reductions). Borrowings under the Restated Credit Agreement bore interest at a Base Rate (as defined) plus 1.0% per annum or at the Eurodollar Rate (as defined) plus 2.5% per annum. A fee of 1/2 of 1% per annum was paid on the unused line of credit.

  During the first quarter of Fiscal 1995, the Company borrowed $36,607,000 under the Restated Credit Agreement and made open market purchases of certain of its outstanding notes and debentures with an aggregate face value (including interest due at maturity) of $68,318,000 and a carrying value of $59,225,000. The Company recognized an extraordinary gain from early extinguishment of debt of $20,120,000, net of expenses of $1,898,000 and income taxes of $600,000.

  On the Effective Date, JPS and the Borrowing Subsidiaries entered into the Credit Facility Agreement, dated as of the Effective Date (the "Credit Agreement"), by and among the financial institutions party thereto, Citibank, as agent, and NationsBank, N.A., as co-agent. The Credit Agreement provides for a revolving credit loan facility and letters of credit (the "Revolving Credit Facility") in a maximum principal amount equal to the lesser of (a) $135 million and (b) a specified borrowing base (the "Borrowing Base"), which is based upon eligible receivables, eligible inventory and a specified dollar amount ($55,000,000 (subject to reduction) based on fixed assets of the Borrowing Subsidiaries), except that (i) no Borrowing Subsidiary may borrow an amount greater than the Borrowing Base attributable to it (less any reserves as specified in the Credit Agreement) and (ii) letters of credit may not exceed $20 million in the aggregate. The maturity date of the Revolving Credit Facility is October 9, 2002. Until delivery of the Company's certificate with respect to its compliance with the terms of the Credit Agreement during the second fiscal quarter of 1998 (the date of such delivery being the "Delivery Date"), all borrowings under the Revolving Credit Facility bear interest at either (i) the Eurodollar Rate (as defined in the Credit Agreement) plus 1.5% per annum or (ii) the Base Rate (as defined in the Credit Agreement) and, thereafter, will bear interest at the Base Rate or the Eurodollar Rate plus an applicable margin (the "Applicable Margin") based upon the Company's consolidated leverage ratio (which margin will not exceed .25% for Base Rate borrowings and 1.75% for Eurodollar Rate borrowings). The weighted average interest rate at November 1, 1997 is approximately 7.33%. The Company currently pays (i) a fee of .375% per annum on the average unused commitments under the Revolving Credit Facility until the Delivery Date and thereafter such fees will be reduced to .25% per annum if a specified leverage ratio is satisfied and (ii) a letter of credit fee equal to the Applicable Margin for Eurodollar Rate borrowings. As of November 1, 1997, unused and outstanding letters of credit totaled $2,040,000. The outstanding letters of credit reduce the funds available under the Revolving Credit Facility. At November 1, 1997, the Company had $40,714,000 available for borrowing under the Revolving Credit Facility.

  The Credit Agreement contains restrictions on investments, acquisitions and dividends unless, among other things, the Company satisfies a specified pro forma fixed charge coverage ratio and maintains a specified

                            JPS TEXTILE GROUP, INC.

minimum availability under the Revolving Credit Facility for a stated period of time, and no default exists under the Credit Agreement. The Credit Agreement also restricts, among other things, indebtedness, liens, affiliate transactions, operating leases, fundamental changes and asset sales other than the sale of up to $35 million of fixed assets, subject to the satisfaction of certain conditions. The Credit Agreement contains financial covenants relating to minimum levels of EBITDA (as defined), minimum interest coverage ratio, minimum fixed charge coverage ratio and maximum capital expenditures. As of November 1, 1997, the Company was in compliance with these restrictions and all financial covenants.

  The loans and extensions of credit to the Borrowing Subsidiaries under the Credit Agreement are guaranteed by JPS and its other existing subsidiaries other than JPS Capital, and are secured by the assets of JPS (excluding the stock of JPS Capital) and its existing subsidiaries other than JPS Capital.

  10.85% Notes--The Company issued the 10.85% Notes in the 1991 reorganization. The 10.85% Notes began accruing interest on June 1, 1992 at 10.85% with 9.85% paid semi-annually and 1% payable at maturity. Interest payable at maturity compounded semi-annually at the annual rate of 10.85%. In connection with the 1991 reorganization, the carrying value of the 10.85% Notes was reduced to its estimated net present value using an effective interest rate of 13%. As discussed in Note 1, under the terms of the Plan of Reorganization, the discount notes were converted to cash, Common Stock and Contingent Notes as of the Effective Date.

  10.25% Notes--The Company issued the 10.25% Notes in the 1991 reorganization. The 10.25% Notes began accruing interest June 1, 1992 at 10.25% with 9.25% paid semi-annually and 1% payable at maturity. Interest payable at maturity compounded semi-annually at the annual rate of 10.25%. In connection with the 1991 reorganization, the notes were adjusted to their estimated net present value by recording a discount resulting in an effective interest rate of 13%. As discussed in Note 1, under the terms of the Plan of Reorganization, the 10.25% Notes were converted to cash, Common Stock and Contingent Notes as of the Effective Date.

  7% Subordinated Debentures--In connection with the 1991 reorganization, the debentures were adjusted to an estimated net present value by recording a discount of $24,390,000 resulting in an effective interest rate of 13.5%. The subordinated debentures accrued interest at 7%, payable semi-annually. As discussed in Note 1, under the terms of the Plan of Reorganization, the 7% Subordinated Debentures were converted to Common Stock as of the Effective Date.

  Contingent Notes--As discussed in Note 1, on the Effective Date, under the terms of the Plan of Reorganization, JPS Capital, the Company and First Trust National Association, as trustee, entered into an indenture, dated as of the Effective Date (the "Contingent Note Indenture"), pursuant to which JPS Capital issued the Contingent Notes in an initial principal amount of approximately $34 million, subject to adjustment as set forth below. The Contingent Notes are unsecured obligations of JPS Capital and are contingent as to timing and amount of payments.

  The timing and amount of payments due pursuant to the Contingent Notes will depend upon the amount of cash on hand at JPS Capital at maturity, which in turn will depend on the ultimate resolution of certain possible contingent tax liabilities of the Company. JPS Capital was established in 1994 at the time of the Company's sale of its automotive assets. During fiscal year 1994, the Company utilized approximately $141 million of tax net operating loss carryforwards to offset the gain recognized on such sale. Although the Company believes that the use of such carryforwards to offset such gain more likely than not will be sustained under existing tax laws, uncertainty existed at the time of such sale and continues to exist. Therefore, in accordance with provisions of the Old Debt Securities, the Company set aside in JPS Capital a portion of the net proceeds from such sale to satisfy, if necessary, these possible contingent tax liabilities. Such amounts were invested in United States Treasury Securities and subsequently reinvested in United States Treasury Securities and corporate obligations

                            JPS TEXTILE GROUP, INC.

by JPS Capital. As of the Effective Date, JPS Capital held funds of approximately $34 million. Pursuant to the Plan of Reorganization, JPS Capital will continue to hold those funds on behalf of the JPS tax affiliates, and following the final resolution of such possible contingent tax liabilities, provide to them from such funds the amounts with which they will satisfy their finally determined liabilities.

  In the event the aggregate funds held by JPS Capital are less than $34 million following the date on which the possible contingent tax liability in respect of the Company's 1994 fiscal year is finally resolved, and to the extent of any such liability, satisfied, the aggregate principal amount of the Contingent Notes will be reduced to equal the aggregate funds held by JPS Capital. The Contingent Notes will mature and be payable on the forty-fifth day following the date on which the possible contingent tax liability in respect of fiscal year 1994 is finally resolved, and to the extent of any such liability satisfied. No interest is payable on the Contingent Notes prior to maturity. However, on the maturity date thereof, as provided above, interest will be payable on the Contingent Notes to the extent the aggregate funds held by JPS Capital on such date exceeds $34 million. If, on such date, the aggregate principal amount, reduced as provided above, is zero or less, the Contingent Notes will be deemed automatically cancelled and no longer an obligation of JPS Capital.

  The Contingent Note Indenture prohibits redemption by JPS Capital of any portion of the Contingent Notes prior to maturity other than with funds contributed to it by the Company in the Company's sole discretion. No acceleration of obligations under the Contingent Notes may occur prior to maturity.

  Except as specifically provided in the Contingent Note Indenture, neither JPS Capital, JPS, nor the trustee under the Contingent Note Indenture may amend or waive compliance by JPS Capital or reorganized JPS with any provision of the Contingent Notes or the Contingent Note Indenture without the requisite consent of the holders of the Contingent Notes and a final order of the Bankruptcy Court. In addition, prior to maturity, the Restated Certificate of Incorporation of JPS Capital (i) restricts the Company from transferring, pledging or otherwise disposing of any shares of capital stock of JPS Capital, and (ii) prohibits JPS Capital from declaring any dividends, making any distributions to JPS or any other entity, incurring any obligations or liens, or making any transfer or disposition of property not permitted by JPS Capital's Restated Certificate of Incorporation.

  Due to the uncertainties in connection with the contingent tax liabilities described above, the Company has not assigned a fair value to the Contingent Notes.

  Equipment Financing--The Company has financed a portion of its equipment purchases with loans from a finance company and certain equipment vendors at fixed interest rates ranging from 7.6% to 9.7%. Monthly principal payments are due in various amounts as determined by the terms of the loans which have final maturity dates through December 2001.

  Other--Substantially all of the Company's assets are pledged as collateral for the Credit Agreement and the equipment financing.

  Interest expense includes $8,818,000 in Fiscal 1995, $10,088,000 in Fiscal 1996, $7,303,000 in the period from November 3, 1996 to October 9, 1997 and $19,000 in the period from October 10, 1997 to November 1, 1997, representing amortization of debt issuance expenses and accretion of interest on the discounted notes and accrued product liability costs (see Note 12).

                            JPS TEXTILE GROUP, INC.

  Maturities--Aggregate principal maturities of all long-term debt as of November 1, 1997 are as follows (in thousands):

      FISCAL YEAR ENDING
      ------------------
      1998............................................................. $ 36,076
      1999.............................................................      689
      2000.............................................................      638
      2001.............................................................      639
      2002.............................................................   92,925
                                                                        --------
                                                                        $130,967
                                                                        ========

10. EQUITY SECURITIES AND SENIOR REDEEMABLE PREFERRED STOCK

  Through the implementation of the Plan of Reorganization as of the Effective Date, approximately $240 million in face amount of outstanding debt securities were converted to, among other things, $14 million in cash, 9,924,623 shares of Common Stock and approximately $34 million in aggregate principal amount of Contingent Notes. The Old Senior Preferred Stock, Old Junior Preferred Stock and Old Common Stock were cancelled. Warrants to purchase up to 5% of the Common Stock exercisable until October 9, 2000 with an initial purchase price of $98.76 per share were issued in respect of the Old Senior Preferred Stock. Senior management received 75,377 shares of Common Stock on the Effective Date in lieu of payment under their contractual retention bonus arrangements.

  Certain information on equity securities and senior redeemable preferred stock at November 2, 1996 and November 1, 1997 is as follows:

                                            SHARES ISSUED AND OUTSTANDING
                                          -------------------------------------
                                PAR VALUE               NOVEMBER 2, NOVEMBER 1,
                                PER SHARE AUTHORIZED       1996        1997
                                --------- ----------    ----------- -----------
Old Series A Senior Redeemable
 Preferred Stock..............    $.01       700,000(1)   538,176          --
Old Series B Junior Preferred
 Stock........................     .01       700,000(1)    10,000          --
Old Class A Common Stock......     .01       700,000      490,000          --
Old Class B Common Stock......     .01       700,000      510,000          --
New Common Stock..............     .01    22,000,000          --    10,000,000

--------
(1) The aggregate number of authorized shares of preferred stock is 700,000, including both the senior redeemable preferred stock and the junior preferred stock.

  Until the Effective Date, the Old Senior Preferred Stock was redeemable, prior to its maturity date of May 15, 2003, at 103% of the liquidation preference of $100 per share. Dividends were cumulative and calculated based on an annual rate of 6% of the liquidation preference. Under the terms of various credit agreements, dividends had to be in the form of additional shares until 1998. In connection with the 1991 restructuring, the Old Senior Preferred Stock was discounted to its estimated net present value with the net discount of $23,351,000 reflected as an adjustment of additional paid-in capital.

  The difference between the net carrying amount of the Old Senior Preferred Stock and its mandatory value was amortized using the interest method of amortization over the life of the shares by charges to additional paid-in capital or, if available, by charges to retained earnings. The unamortized discount was approximately $21,844,000 at November 2, 1996. The Company did not issue first, second or third quarter Fiscal 1997 dividends on its senior redeemable preferred stock. Such cumulative dividends that had not been declared or issued totaled $3,827,000 at October 9, 1997.

                            JPS TEXTILE GROUP, INC.

 1997 Incentive and Capital Accumulation Plan

  As of the Effective Date, the Company adopted the 1997 Incentive and Capital Accumulation Plan (the "Incentive Plan") which provides certain key employees and non-employee directors of the Company the right to acquire shares of Common Stock or monetary payments based on the value of such shares. Pursuant to the Incentive Plan, approximately 853,000 shares of Common Stock were reserved for issuance to the participants in the form of stock options, stock appreciation rights, stock awards, performance awards, and stock units that may be granted by the compensation committee comprised of certain members of the Company's Board of Directors. The Incentive Plan will terminate ten years from the date of adoption.

  On October 30, 1997, options to acquire approximately 569,000 shares of the shares reserved pursuant to the Incentive Plan were granted to senior management of the Company. These options include a combination of time vesting options which vest solely on the lapse of time and performance options which vest upon achievement of specified corporate performance goals and the lapse of time. These options are according to specific vesting schedules as set forth in individual participant's grant letters. In addition, on the Effective Date, each non-employee director (except one, who waived his right to receive such options) received options to purchase 25,000 shares of Common Stock. These options vest equally in amounts of 5,000 shares per director, on the Effective Date and the first, second, third and fourth anniversaries of the Effective Date.

  A summary of the activity in the Company's stock options for the period from the Effective Date to November 1, 1997 is presented below:

                                                NUMBER OF SHARES EXERCISE PRICE
                                                ---------------- --------------
   Options granted on the Effective Date......      100,000         $ 12.33
   Options granted during the period from the
    Effective Date to November 1, 1997........      568,990           12.33
   Options exercised..........................          --              --
   Options cancelled..........................          --              --
                                                    -------         -------
   Outstanding at November 1, 1997............      668,990         $ 12.33
                                                    =======         =======
   Exercisable at November 1, 1997............       20,000         $ 12.33
                                                    =======         =======
   Weighted average remaining contractual life
    (years)...................................           10
                                                    =======

  The Company applies the principles of APB Opinion 25 in accounting for employee stock option plans. Had compensation cost been determined on the basis of SFAS No. 123, "Accounting for Stock-Based Compensation", compensation expense would have been recorded based on the estimated fair value of stock options granted during the period from the Effective Date to November 1, 1997. The total fair value of stock options granted for the period from October 10, 1997 to November 1, 1997 was estimated at $3,266,000, based upon the Black-Scholes option pricing model. The following weighted-average assumptions were used in the Black-Scholes option pricing model for stock options granted during the period from the Effective Date to November 1, 1997 (i) risk-free interest rates of approximately 5.7%, (ii) a weighted average expected life of approximately 4.4 years from the grant date, and (iii) 38% volatility. The expected life of the stock options granted and the stock price volatility during the expected life of the options were estimated based upon historical information from public textile companies and management's expectations. Had compensation cost for the Company's stock option plans been determined based on the estimated fair value at the grant dates for awards under those plans consistent with the method of SFAS 123, the Company's income and earnings per share would have been decreased by approximately $70,000 and $0.01 respectively, for the period from October 10, 1997 to November 1, 1997.

                            JPS TEXTILE GROUP, INC.

11. INCOME TAXES

  The provision (benefit) for income taxes on continuing operations included in the consolidated statements of operations consists of the following (in thousands):

                                                                                                              REORGANIZED
                                                                              PREDECESSOR COMPANY               COMPANY
                                                                  --------------------------------------- -------------------
                                                                                          PERIOD FROM         PERIOD FROM
                                                                   FISCAL    FISCAL     NOVEMBER 3, 1996   OCTOBER 10, 1997
                                                                    1995      1996     TO OCTOBER 9, 1997 TO NOVEMBER 1, 1997
                                                                  --------  ---------  ------------------ -------------------
Current state provision (benefit)................................ $  1,200  $     200      $     923            $   (17)
Deferred federal provision (benefit).............................      --         --          (6,080)             1,714
Deferred state provision (benefit)...............................      --        (500)        (3,665)               310
                                                                  --------  ---------      ---------            -------
Provision (benefit) for income taxes............................. $  1,200  $    (300)     $  (8,822)           $ 2,007
                                                                  ========  =========      =========            =======

  There is no current provision for Federal income taxes.

  A reconciliation between income taxes at the 35% statutory Federal income tax rate and the provision (benefit) for income taxes for the fiscal years ended 1995 and 1996, the period from November 3, 1996 to October 9, 1997 and the period from October 10, 1997 to November 1, 1997 is as follows (in thousands):

                                                                                                              REORGANIZED
                                                                           PREDECESSOR COMPANY                  COMPANY
                                                                  --------------------------------------- -------------------
                                                                                          PERIOD FROM         PERIOD FROM
                                                                   FISCAL    FISCAL     NOVEMBER 3, 1996   OCTOBER 10, 1997
                                                                    1995      1996     TO OCTOBER 9, 1997 TO NOVEMBER 1, 1997
                                                                  --------  ---------  ------------------ -------------------
Income tax provision (benefit) at Federal statutory rate......... $ (5,762) $ (23,183)     $ (11,473)           $ 1,653
Increase (decrease) in income taxes arising from effect of:
  State and local income taxes...................................    1,200       (300)        (2,742)               293
  Non-deductible reorganization costs............................      --         --           2,947                --
  Amortization of goodwill or excess reorganization value........      316        344            312                 57
  Losses not resulting in tax benefits...........................      --         --           8,158                --
  Change in valuation reserve....................................    5,234     22,730         (6,080)               --
  Other..........................................................      212        109             56                  4
                                                                  --------  ---------      ---------            -------
Provision (benefit) for income taxes............................. $  1,200  $    (300)     $  (8,822)           $ 2,007
                                                                  ========  =========      =========            =======

                            JPS TEXTILE GROUP, INC.

  Presented below are the elements which comprise deferred tax assets and liabilities (in thousands):

                                                        PREDECESSOR REORGANIZED
                                                          COMPANY     COMPANY
                                                        ----------- -----------
                                                        NOVEMBER 2, NOVEMBER 1,
                                                           1996        1997
                                                        ----------- -----------
Gross deferred assets:
  Estimated allowance for doubtful accounts............  $    412     $ 1,035
  Excess of tax over financial statement basis of
   inventory...........................................       647         580
  Accruals deductible for tax purposes when paid.......     2,497       2,275
  Deferred compensation deductible for tax purposes
   when paid...........................................       157         --
  Postretirement benefits deductible for tax purposes
   when paid...........................................     2,141       1,562
  Miscellaneous........................................        83         120
  Alternative minimum tax credit carryforward
   available...........................................     2,564       1,827
  Deferred financial statement income recognized for
   tax purposes when received..........................     6,489       5,013
  Excess of tax over financial statement carrying value
   of investment in discontinued operation.............    13,474         --
  Excess of tax basis of intangibles over financial
   statement basis.....................................     8,817      10,406
  Net operating loss carryforward......................    33,291      11,880
  Less valuation allowance.............................   (53,578)    (28,444)
                                                         --------     -------
    Gross deferred assets..............................    16,994       6,254
                                                         --------     -------
Gross deferred liabilities:
  Pension asset recognized for book purposes...........      (411)       (776)
  Excess of financial statement over tax basis of
   property, plant, and equipment......................   (11,898)     (1,267)
  Excess of tax over financial statement basis of debt
   instruments (net of deferred financing fees)........    (4,685)        --
  Deferred state taxes resulting from filing separate
   subsidiary returns in some jurisdictions............    (3,665)        --
                                                         --------     -------
    Gross deferred liabilities.........................   (20,659)     (2,043)
                                                         --------     -------
  Net deferred tax (liability) asset...................  $ (3,665)    $ 4,211
                                                         ========     =======
Recognized in the accompanying consolidated balance
 sheets as follows:
  Non-current deferred income tax liability............  $ (3,665)        --
  Prepaid expenses and other...........................       --      $   867
  Other non-current assets.............................       --        3,344
                                                         --------     -------
                                                         $ (3,665)    $ 4,211
                                                         ========     =======

  The Company recorded a tax benefit for the period ending October 9, 1997 of approximately $8.8 million. This consists of a benefit from the implementation of the Plan of Reorganization net of state taxes on subsidiary operations that could not be offset by operating loss carryovers or current year losses of JPS or its subsidiaries. The benefit arose as consummation of the Plan of Reorganization substantially deleveraged JPS. The deferred tax asset attributable to the net operating loss carryforwards was reduced as a result of the reduction in net operating loss carryforwards that is required for reorganizations such as that provided in the Plan of Reorganization, and the reserve established against the deferred tax assets that was required due to the operating history was also significantly reduced. The reduction in reserves and reduction in deferred tax liabilities during

                            JPS TEXTILE GROUP, INC.

the period ended October 9, 1997 results in a deferred tax benefit of $9.7 million. The recording of the tax benefit and the net deferred tax asset reflects the Company's determination that it is more likely than not that these deferred tax assets, net of the valuation allowance, will be realized based on current income tax laws and expectations of future taxable income stemming from operations or the reversal of deferred tax liabilities. Uncertainties surrounding income tax law changes, shifts in operations between state taxing jurisdictions and future operating income levels may, however, affect the ultimate realization of all or some portion of these deferred income tax assets.

  At November 1, 1997, the Company had regular federal net operating loss carryforwards for tax purposes of approximately $28 million. The net operating loss carryforwards expire in years 2004 through 2011. The Company also has federal alternative minimum tax net operating loss carryforwards of approximately $22 million which expire in 2005 through 2012. Alternative minimum tax credits can be carried forward indefinitely and used as a credit against regular federal taxes, subject to limitation. During 1997, the Company reduced net operating loss carryforwards by approximately $60 million due to the provisions of the Code requiring attribute reduction in certain reorganizations, such as the Plan of Reorganization. The Company was also required to reduce alternative minimum tax credit carryforwards by approximately $737,000 as a result of these provisions. The Company utilized approximately $2 million of net operating losses during the period from October 10, 1997 to November 1, 1997.

  The Company's future ability to utilize its net operating loss carryforwards is limited under the income tax laws as a result of the change in the ownership of the Company's stock occurring as a part of the reorganization. The effect of such an ownership change is to limit the annual utilization of the net operating loss carryforwards to an amount equal to the value of the Company immediately after the time of the change (subject to certain adjustments) multiplied by the Federal long-term tax exempt rate. Due to the Company's operating history, it is uncertain that it will be able to utilize all deferred tax assets. Therefore, a valuation allowance has been provided.

12. COMMITMENTS AND CONTINGENCIES

  The Company leases office facilities, machinery and computer equipment under noncancellable operating leases. Rent expense was approximately, $3,411,000, $5,158,000, $5,178,000 and $399,000 in Fiscal 1995, Fiscal 1996, the period from November 3, 1996 to October 9, 1997 and the period from October 10, 1997 to November 1, 1997, respectively.

  Future minimum payments, by year and in the aggregate, under the noncancellable operating leases with terms of one year or more consist of the following at November 1, 1997 (in thousands):

      FISCAL YEAR ENDING
      ------------------
      1998............................................................. $  4,096
      1999.............................................................    3,605
      2000.............................................................    2,878
      2001.............................................................    1,165
      2002.............................................................      197
                                                                        --------
                                                                        $ 11,941
                                                                        --------

  The Company has planned expenditures of approximately $25.0 million for property, plant and equipment additions in Fiscal 1998. At November 1, 1997, the Company had commitments for capital expenditures of approximately $1.5 million.

                            JPS TEXTILE GROUP, INC.

  On the Effective Date, the Company entered into employment agreements with certain of its executives and key employees. These agreements have three-year terms and are automatically extended on an annual basis after the third year unless the Company or the participant elects in advance not to extend the employment period. The employment agreements provide specific salary levels and bonus eligibility for each participant. In addition, the agreements provide severance benefits if the Company terminates the participant's employment for reasons other than for cause (as defined). Under the terms of the employment agreements, on the Effective Date, the participants received, in the aggregate, a retention grant cash payment of $588,000 and 75,377 shares of Common Stock.

  The Company has provided for all estimated future costs associated with certain defective roofing products sold by the Predecessor Stevens Division operations. The liability for future costs associated with these defective roofing products is subject to management's best estimate, including factors such as expected future claims by geographic region and roofing compound applied; expected costs to repair or replace such roofing products; estimated remaining length of time that such claims will be made by customers; and the estimated costs to litigate and settle certain claims now in litigation. Based on warranties that were issued on the roofs, the Company estimates that the defective roofing product claims will be substantially settled by 2000.

  Management updates its assessment of the adequacy of the remaining reserve for defective roofing products quarterly and if it is deemed that an adjustment to the reserve is required, it will be charged to operations in the period in which such determination is made. Based on management's estimate of a range of future costs, the Company recorded a $5,000,000 addition to the liability for such defective products, charged to other expense in the accompanying Fiscal 1995 Consolidated Statement of Operations. The Company charges the costs of settling these defective material obligations as a reduction of the recorded liability balance and, accordingly, such costs are not charged against the results of operations. Payments on the defective product liability claims were $4,040,000, $3,111,000, $1,815,000 and $521,000 in Fiscal 1995, Fiscal 1996, the period from November 3, 1996 to October 9, 1997 and the period from October 10, 1997 to November 1, 1997, respectively.

  The Company is exposed to a number of asserted and unasserted potential claims encountered in the normal course of business. In the opinion of management, the resolution of these matters will not have a material adverse effect on the Company's financial position or future results of operations.

13. RETIREMENT PLANS

  Defined Benefit Pension Plan--Substantially all of the Company's employees are covered by a Company-sponsored defined benefit pension plan. The plan also provides benefits to individuals employed by the automotive businesses which were sold by the Company on June 28, 1994, the Carpet Business sold on November 16, 1995 and the Rubber Products Business sold on September 30, 1996. The benefits of these former employees were "frozen" at the respective dates of sale of the businesses. Accordingly, these former employees will retain benefits earned through the respective disposal dates, however, they will not accrue additional benefits. In addition, the plan provides benefits to individuals employed by the Dunean plant which was closed effective October 28, 1996. Benefits for employees who were terminated as a result of the plant closing were also "frozen" as of October 28, 1996 and no additional benefits will accrue subsequent to that date. The plan provides pension benefits that are based on the employees' compensation during the last ten years of employment. The Company's policy is to fund the annual contribution required by applicable regulations.

  Assets of the pension plan are invested in common and preferred stocks, government and corporate bonds, real estate and various short-term investments.

                            JPS TEXTILE GROUP, INC.

  A reconciliation as of the most recent measurement date (November 1, 1996) of the funded status of the plan with amounts reported in the Company's Consolidated Balance Sheets follows (in thousands):

                                                       PREDECESSOR REORGANIZED
                                                         COMPANY     COMPANY
                                                       ----------- -----------
                                                       NOVEMBER 2, NOVEMBER 1,
                                                          1996        1997
                                                       ----------- -----------
   Actuarial present value of benefit obligations:
     Vested...........................................   $88,983     $90,574
     Non-vested.......................................       377         197
                                                         -------     -------
   Accumulated benefit obligation.....................    89,360      90,771
   Provision for future pay increases.................     6,755       5,528
                                                         -------     -------
       Total projected benefit obligation.............    96,115      96,299
   Plan assets at fair value..........................    89,410      97,312
                                                         -------     -------
   Projected benefit obligation (greater than) less
    than plan assets..................................    (6,705)      1,013
   Unrecognized net loss..............................     4,212       1,030
   Prior service cost not yet recognized in net
    periodic pension cost.............................     3,548         --
                                                         -------     -------
   Pension asset in accompanying Consolidated Balance
    Sheets............................................   $ 1,055     $ 2,043
                                                         =======     =======

                                                                             PREDECESSOR COMPANY           REORGANIZED COMPANY
                                                                     ------------------------------------- -------------------
                                                                                           PERIOD FROM         PERIOD FROM
                                                                      FISCAL   FISCAL    NOVEMBER 3, 1996   OCTOBER 10, 1997
                                                                       1995     1996    TO OCTOBER 9, 1997 TO NOVEMBER 1, 1997
                                                                     --------  -------  ------------------ -------------------
Components of net periodic pension cost:
  Service cost-benefits earned during the period.................... $  2,483  $ 2,378       $ 2,026              $ 136
  Interest cost on projected benefit obligation.....................    7,131    7,048         6,683                449
  Return on plan assets.............................................  (15,628)  (7,674)       (7,184)              (483)
  Net amortization and deferral.....................................    8,478      451           330                --
                                                                     --------  -------       -------              -----
  Net periodic pension cost.........................................    2,464    2,203         1,855                102
  Cost allocated to discontinued operations.........................      444      --            --                 --
                                                                     --------  -------       -------              ----
Net periodic pension cost for continuing operations................. $  2,020  $ 2,203       $ 1,855              $ 102
                                                                     ========  =======       =======              =====

  As a result of the application of fresh start accounting as described in
Note 2, all unamortized prior service costs and unrecognized gains were immediately recognized as of October 9, 1997 and included in reorganization items for the period then ended.

  On February 15, 1996, the Company offered special early retirement benefits to approximately fifty salaried employees who met certain criteria. Approximately $2.2 million of pension benefits were paid in lump-sums by the plan to twenty-eight employees who accepted the offer. In Fiscal 1996 a charge of $1,125,000 representing the actuarial cost to the plan of the early retirement offer as accepted by the employees is included in other expense in the accompanying Consolidated Statement of Operations.

  In Fiscal 1996 the Company recognized losses of approximately $632,000 for pension curtailment and special termination benefits in accordance with SFAS No. 88, "Employees' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits", which related primarily to the sale of the Rubber Products Business and the Dunean plant closing and related termination of participation in the plan of these employees.

                            JPS TEXTILE GROUP, INC.

  The weighted-average discount rate used in determining the actuarial present value of the projected benefit obligation at November 2, 1996 and November 1, 1997 was 7.8%. The expected long-term rate of return on assets was 9% at November 2, 1996 and November 1, 1997. The assumed rate of increase in compensation levels was based on age-related tables at November 2, 1996 and November 1, 1997. Effective November 1, 1993, the Company amended the benefit formula for salaried employees to provide for an additional benefit on compensation in excess of the average social security wage base.

  401(k) Savings Plan--The Company also has a savings, investment and profit-sharing plan available to employees meeting eligibility requirements. The plan is a tax qualified plan under Section 401(k) of the Internal Revenue Code. The Company makes a matching contribution of 25% of each participant's contribution with a maximum matching contribution of 1 1/2% of the participant's base compensation. Company contributions were approximately $589,000 in Fiscal 1995, $587,000 in Fiscal 1996, $523,000 in the period from
November 3, 1996 to October 9, 1997 and $47,000 in the period from October 10, 1997 to November 1, 1997.

  Postretirement Benefits--The Company has several unfunded postretirement plans that provide certain health care and life insurance benefits to eligible retirees. The plans are contributory, with retiree contributions adjusted periodically, and contain cost-sharing features such as deductibles and coinsurance. The Company's life insurance plan provides benefits to both active employees and retirees. Active employee contributions in excess of the cost of providing active employee benefits are applied to reduce the cost of retirees' life insurance benefits. The following table sets forth the status of the Company's postretirement plans as recorded in the accompanying Consolidated Balance Sheets (in thousands):

  Accumulated postretirement benefit obligation (APBO):

                                                         PREDECESSOR REORGANIZED
                                                           COMPANY     COMPANY
                                                         ----------- -----------
                                                         NOVEMBER 2, NOVEMBER 1,
                                                            1996        1997
                                                         ----------- -----------
   Retirees.............................................   $1,721      $1,444
   Fully eligible active plan participants..............    1,075       1,130
   Other active plan participants.......................      914         807
   Unrecognized gain....................................    1,098          12
                                                           ------      ------
   Accrued postretirement benefit plan liability........   $4,808      $3,393
                                                           ======      ======

  Net periodic postretirement benefit expense included the following components (in thousands):

                                                                               PREDECESSOR COMPANY        REORGANIZED COMPANY
                                                                         -------------------------------- -------------------
                                                                                          PERIOD FROM         PERIOD FROM
                                                                         FISCAL FISCAL  NOVEMBER 3, 1996   OCTOBER 10, 1997
                                                                          1995   1996  TO OCTOBER 9, 1997 TO NOVEMBER 1, 1997
                                                                         ------ ------ ------------------ -------------------
Service cost for benefits earned........................................  $  1   $  5         $  5                $ 6
Interest cost on APBO...................................................   357    297          229                 16
                                                                          ----   ----         ----                ---
Net periodic postretirement cost........................................  $358   $302         $234                $32
                                                                          ====   ====         ====                ===

  As a result of the application of fresh start accounting as described in
Note 1, all unamortized gains were fully recognized as of October 9, 1997 and included in reorganization items for the period then ended.

  In Fiscal 1996, the Company recognized a curtailment gain of approximately $347,000 related to the sale of the Rubber Products Business and the Dunean plant closing, and related termination of participation in the plans of these employees.

                            JPS TEXTILE GROUP, INC.

  Since the Company has capped its annual liability per person and all future cost increases will be passed on to retirees, the annual rate of increase in health care costs does not affect the postretirement benefit obligation.

  The weighted-average discount rate used in determining the accumulated postretirement benefit obligation was 7.8% as of November 2, 1996 and November 1, 1997.

  Postemployment Benefits--The Company provides certain benefits to former or inactive employees after employment but before retirement. In accordance with SFAS No. 112, these benefits are recognized on the accrual basis of accounting. The liability for postemployment benefits at November 2, 1996 and November 1, 1997 is included in other long-term liabilities in the accompanying consolidated financial statements.

14. RELATED PARTIES

  The Company incurred fees of $1,000,000 in each of Fiscal 1995 and 1996 for management services provided by a former shareholder pursuant to a management services agreement. The accompanying Consolidated Balance Sheet as of November 2, 1996 includes accrued fees of $1,000,000 in other accrued expenses. On the Effective Date, the agreement was cancelled and rejected and rejection damage claims were waived by the shareholders. Accordingly, no amount was accrued for the period from November 3, 1996 to October 9, 1997.

15. BUSINESS SEGMENTS

  The Company competes in three industry segments: Apparel Fabrics and Products, Industrial Fabrics and Products and Home Fashion Textiles. The apparel fabrics and products segment manufactures a broad range of apparel fabrics and apparel related products, including unfinished woven apparel fabrics (greige goods) for men's, women's and children's wear, and spun yarns for use in apparel. The industrial fabrics and products segment manufactures commercial roofing products made from woven synthetic fabrics and rubber-based specialty polymer compounds, other building construction products made from glass and synthetic fibers, various industrial products which generally have insulation or filtration characteristics, and other rubber products and various extruded polyurethane products. The home fashion textiles segment manufactures a variety of unfinished woven fabrics and yarns for use in the manufacturing of draperies, curtains and lampshades and is a major producer of solution-dyed drapery fabrics.

  Export sales are approximately 4% of net sales and the Company has no significant foreign operations. Earnings by business segment represent operating profit, excluding net unallocated corporate operating expenses. Identifiable segment assets are those assets used in the operations of the segment. Corporate assets are cash and other assets.

                            JPS TEXTILE GROUP, INC.

INDUSTRY SEGMENT INFORMATION (IN THOUSANDS):

                                                                                                   REORGANIZED
                                                               PREDECESSOR COMPANY                   COMPANY
                                                    ------------------------------------------ -------------------
                                                          YEAR ENDED
                                                    -----------------------    PERIOD FROM         PERIOD FROM
                                                    OCTOBER 28, NOVEMBER 2,  NOVEMBER 3, 1996   OCTOBER 10, 1997
                                                       1995        1996     TO OCTOBER 9, 1997 TO NOVEMBER 1, 1997
                                                    ----------- ----------- ------------------ -------------------
Net sales:
 Apparel fabrics and products.......                 $ 247,846   $ 221,799      $ 167,070            $18,590
 Industrial fabrics and products....                   191,985     193,001        179,434             17,847
 Home fashion textiles..............                    32,734      34,024         33,139              2,291
                                                     ---------   ---------      ---------            -------
                                                     $ 472,565   $ 448,824      $ 379,643            $38,728
                                                     =========   =========      =========            =======
Operating profit (loss):
 Apparel fabrics and products.......                 $  16,667   $ (22,422)     $   1,210            $ 2,201
 Industrial fabrics and products....                     7,590       5,947         16,748              2,652
 Home fashion textiles..............                     1,749         647            976                693
 Indirect corporate expenses, net...                    (5,345)     (6,257)        (4,152)              (331)
                                                     ---------   ---------      ---------            -------
 Operating profit (loss)............                    20,661     (22,085)        14,782              5,215
Valuation allowance on Gulistan
 Securities.........................                       --       (4,242)        (5,070)               --
Interest income.....................                     2,821       2,856          2,744                 93
Interest expense....................                   (39,946)    (40,510)       (32,164)              (584)
Restructuring fees and expenses.....                       --       (2,255)       (13,071)               --
                                                     ---------   ---------      ---------            -------
Income (loss) before income taxes,
 discontinued operations and
 extraordinary items................                 $ (16,464)  $ (66,236)     $ (32,779)           $ 4,724
                                                     =========   =========      =========            =======
Depreciation and amortization
 expense:
 Apparel fabrics and products.......                 $  12,722   $  12,946      $   9,410            $   297
 Industrial fabrics and products....                     5,690       6,282          5,032                283
 Home fashion textiles..............                     2,394       2,517          2,537                100
                                                     ---------   ---------      ---------            -------
 Total segments.....................                    20,806      21,745         16,979                680
 Corporate and other................                       979         994            901                166
                                                     ---------   ---------      ---------            -------
                                                     $  21,785   $  22,739      $  17,880            $   846
                                                     =========   =========      =========            =======
Capital expenditures:
 Apparel fabrics and products.......                 $   8,852   $   4,389      $  10,473            $   472
 Industrial fabrics and products....                     9,312       4,545          3,636              1,130
 Home fashion textiles..............                       643         899            353                 16
                                                     ---------   ---------      ---------            -------
 Total segments.....................                    18,807       9,833         14,462              1,618
 Corporate and other................                         4           1              5                --
                                                     ---------   ---------      ---------            -------
                                                     $  18,811   $   9,834      $  14,467            $ 1,618
                                                     =========   =========      =========            =======
                                                    PREDECESSOR REORGANIZED
                                                      COMPANY     COMPANY
                                                    ----------- -----------
                                                      THREE MONTHS ENDED
                                                    -----------------------
                                                    FEBRUARY 1, JANUARY 31,
                                                       1997        1998
                                                    ----------- -----------
                                                           UNAUDITED
Net sales:
 Apparel fabrics and products.......                 $ 47,318    $ 52,591
 Industrial fabrics and products....                   40,776      41,997
 Home fashion textiles..............                    9,072       6,212
                                                    ----------- -----------
                                                     $ 97,166    $100,800
                                                    =========== ===========
Operating profit (loss):
 Apparel fabrics and products.......                 $    655    $  3,365
 Industrial fabrics and products....                    2,695       3,040
 Home fashion textiles..............                      728         (93)
 Indirect corporate expenses, net...                   (1,165)     (1,411)
                                                    ----------- -----------
 Operating profit (loss)............                    2,913       4,901
Valuation allowance on Gulistan
 Securities.........................                   (1,299)        --
Interest income.....................                      737         325
Interest expense....................                  (10,174)     (2,284)
Restructuring fees and expenses.....                   (1,162)        --
                                                    ----------- -----------
Income (loss) before income taxes,
 discontinued operations and
 extraordinary items................                 $ (8,985)   $  2,942
                                                    =========== ===========
Depreciation and amortization
 expense:
 Apparel fabrics and products.......                 $  2,488    $  1,187
 Industrial fabrics and products....                    1,359         954
 Home fashion textiles..............                      594         260
                                                    ----------- -----------
 Total segments.....................                    4,441       2,401
 Corporate and other................                      243         578
                                                    ----------- -----------
                                                     $  4,684    $  2,979
                                                    =========== ===========
Capital expenditures:
 Apparel fabrics and products.......                 $    303    $    688
 Industrial fabrics and products....                      837       3,940
 Home fashion textiles..............                       25          10
                                                    ----------- -----------
 Total segments.....................                    1,165       4,638
 Corporate and other................                      --           13
                                                    ----------- -----------
                                                     $  1,165    $  4,651
                                                    =========== ===========

                            JPS TEXTILE GROUP, INC.

INDUSTRY SEGMENT INFORMATION (IN THOUSANDS) (CONTINUED):

                                                              PREDECESSOR REORGANIZED
                                                                COMPANY     COMPANY
                                                              ----------- -----------
                                PREDECESSOR       REORGANIZED
                                  COMPANY           COMPANY     THREE MONTHS ENDED
                          ----------------------- ----------- -----------------------
                          OCTOBER 28, NOVEMBER 2, NOVEMBER 1, FEBRUARY 1, JANUARY 31,
                             1995        1996        1997        1997        1998
                          ----------- ----------- ----------- ----------- -----------
                                                                     UNAUDITED
Identifiable assets:
 Apparel fabrics and
  products..............   $165,622    $127,909    $110,891    $122,357    $111,746
 Industrial fabrics and
  products..............    115,710     101,376     100,140      90,913      99,445
 Home fashion textiles..     20,731      21,333      21,028      30,025      20,219
                           --------    --------    --------    --------    --------
 Total segments.........    302,063     250,618     232,059     243,295     231,410
 Corporate and other....     81,827      85,309      90,322      83,787      89,544
                           --------    --------    --------    --------    --------
                            383,890     335,927     322,381     327,082     320,954
 Net assets held for
  sale..................     28,932         --          --          --          --
                           --------    --------    --------    --------    --------
                           $412,822    $335,927    $322,381    $327,082    $320,954
                           ========    ========    ========    ========    ========

UNAUDITED INTERIM FINANCIAL DATA (IN THOUSANDS):

  The results for each quarter include all adjustments which are, in the opinion of management, necessary for a fair presentation of the results for interim periods. The consolidated financial results on an interim basis are not necessarily indicative of future financial results on either an interim or annual basis. Selected consolidated financial data for each quarter within Fiscal 1996 and Fiscal 1997 are as follows:

                                               PREDECESSOR COMPANY
                                       ---------------------------------------
                                        FIRST     SECOND     THIRD     FOURTH
                                       QUARTER   QUARTER    QUARTER   QUARTER
                                       --------  --------  ---------  --------
Year Ended November 2, 1996:
  Net sales........................... $ 98,741  $124,437  $ 110,266  $115,380
  Cost of sales.......................   88,846   109,881     95,908   103,169
                                       --------  --------  ---------  --------
  Gross profit........................    9,895    14,556     14,358    12,211
  Selling, general and administrative
   expenses...........................    9,875    10,838      9,888     9,978
  Other income (expense), net.........     (241)   (1,708)      (129)     (420)
  Charges for plant closing, loss on
   sale of certain operations and
   writedown of certain long-lived
   assets.............................      --        --     (30,055)       27
                                       --------  --------  ---------  --------
  Operating profit (loss).............     (221)    2,010    (25,714)    1,840
  Valuation allowance on Gulistan
   Securities.........................   (1,500)   (2,568)    (1,395)    1,221
  Interest income.....................      695       693        714       754
  Interest expense....................   (9,737)   (9,828)   (10,082)  (10,863)
  Debt restructuring fees and
   expenses...........................      --       (175)      (727)   (1,353)
                                       --------  --------  ---------  --------
  Loss before income taxes and
   discontinued operations............  (10,763)   (9,868)   (37,204)   (8,401)
  Income taxes........................       70       138       (582)       74
                                       --------  --------  ---------  --------
  Loss before discontinued
   operations.........................  (10,833)  (10,006)   (36,622)   (8,475)
  Loss on sale of discontinued
   operations, net of taxes...........      --     (1,500)       --        --
                                       --------  --------  ---------  --------
  Net loss............................ $(10,833) $(11,506) $ (36,622) $ (8,475)
                                       ========  ========  =========  ========
  Loss applicable to common stock..... $(11,916) $(12,615) $ (37,731) $ (9,679)
                                       ========  ========  =========  ========
  Basic loss per common share:
  Loss before discontinued
   operations......................... $ (11.92) $ (11.11) $  (37.73) $  (9.68)
  Loss on sale of discontinued
   operations.........................      --      (1.50)       --        --
                                       --------  --------  ---------  --------
  Net loss............................ $ (11.92) $ (12.61) $  (37.73) $  (9.68)
                                       ========  ========  =========  ========

                            JPS TEXTILE GROUP, INC.

                                                                              REORGANIZED
                                      PREDECESSOR COMPANY                       COMPANY
                         ------------------------------------------------ -------------------
                                                          PERIOD FROM         PERIOD FROM
                          FIRST     SECOND    THIRD      AUGUST 3, 1997    OCTOBER 10, 1997
                         QUARTER   QUARTER   QUARTER   TO OCTOBER 9, 1997 TO NOVEMBER 1, 1997
                         --------  --------  --------  ------------------ -------------------
Year Ended November 1,
 1997:
  Net sales............. $ 97,167  $108,138  $ 95,883       $ 78,455            $38,728
  Cost of sales.........   84,934    93,038    80,682         69,013             31,058
                         --------  --------  --------       --------            -------
  Gross profit..........   12,233    15,100    15,201          9,442              7,670
  Selling, general and
   administrative
   expenses.............    9,314    10,293    10,256          7,283              2,466
  Other income
   (expense), net.......       (6)     (377)     (102)           437                 11
                         --------  --------  --------       --------            -------
  Operating profit
   (loss)...............    2,913     4,430     4,843          2,596              5,215
  Valuation allowance on
   Gulistan securities..   (1,299)     (789)   (2,982)           --                 --
  Interest income.......      737       734       761            512                 93
  Interest expense......  (10,174)  (10,049)  (10,086)        (1,855)              (584)
                         --------  --------  --------       --------            -------
  Income (loss) before
   reorganization items,
   income taxes and
   extraordinary items..   (7,823)   (5,674)   (7,464)         1,253              4,724
  Reorganization items:
  Fair-value
   adjustments..........      --        --        --          (4,651)               --
  Professional fees and
   expenses.............   (1,162)   (1,982)   (3,332)        (1,944)               --
                         --------  --------  --------       --------            -------
  Income (loss) before
   income taxes and
   extraordinary items..   (8,985)   (7,656)  (10,796)        (5,342)             4,724
  Provision (benefit)
   for income taxes.....      157       252       275         (9,506)             2,007
                         --------  --------  --------       --------            -------
  Income (loss) before
   extraordinary items..   (9,142)   (7,908)  (11,071)         4,164              2,717
  Extraordinary gain on
   early extinguishment
   of debt..............      --        --        --         100,235                --
                         --------  --------  --------       --------            -------
  Net income (loss)..... $ (9,142) $ (7,908) $(11,071)      $104,399            $ 2,717
                         ========  ========  ========       ========            =======
  Income (loss)
   applicable to common
   stock................ $(10,407) $ (9,185) $(12,356)      $104,399            $ 2,717
                         ========  ========  ========       ========            =======
  Basic earnings (loss)
   per common share:
  Income (loss) before
   extraordinary gain on
   early extinguishment
   of debt.............. $ (10.40) $  (9.19) $ (12.36)      $   4.16            $  0.27
  Extraordinary gain on
   early extinguishment
   of debt..............      --        --        --          100.24                --
                         --------  --------  --------       --------            -------
  Net income (loss)..... $ (10.40) $  (9.19) $ (12.36)      $ 104.40            $  0.27
                         ========  ========  ========       ========            =======

  In accordance with the provision of SFAS No. 128, the presentation of earnings per share data for all periods presented has been restated to conform to SFAS No. 128.

  During the second quarter of Fiscal 1996, the Company finalized the selling price for the assets and operations of the Carpet business which resulted in loss on sale of discontinued operations of $1.5 million.

  During the period from August 3, 1997 to October 9, 1997, the Company consummated its Plan of Reorganization, as described in Notes 1, 2 and 3. Accordingly, the results of operations subsequent to October 9, 1997 are not comparable to results of operations for periods preceding that date.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

 NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY IN-FORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMA-TION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICI-TATION OF AN OFFER TO BUY ANY OF THESE SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JU-RISDICTION. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                               ---------------

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
Additional Information...................................................   2
Disclosures Regarding Forward-Looking Statements.........................   2
Prospectus Summary.......................................................   3
Summary Historical Financial Data........................................   5
Risk Factors.............................................................   8
The Company..............................................................  10
Use of Proceeds..........................................................  13
Price Range of Common Stock and Dividend Policy..........................  13
Capitalization...........................................................  14
Selected Historical Financial Data.......................................  15
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................  18
Business.................................................................  28
Management...............................................................  33
Security Ownership of Principal Stockholders and Management..............  41
Description of the Common Stock..........................................  43
Registration Rights......................................................  43
Description of the Credit Facility.......................................  43
Selling Stockholders.....................................................  45
Plan of Distribution.....................................................  46
Legal Matters............................................................  46
Experts..................................................................  46

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                            JPS TEXTILE GROUP, INC.

                      10,000,000 SHARES OF COMMON STOCK,
                           $.01 PAR VALUE PER SHARE


                               ---------------
                                  PROSPECTUS
                               ---------------

                                     , 1998

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                  INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF DISTRIBUTION.

  The following table sets forth an estimate of the expenses that will be incurred by the Registrant in connection with the distribution of the securities being registered hereby:

     SEC registration fee.......................................... $ 37,373.00
     NASD filing fees.............................................. $      0.00
     Legal fees and expenses....................................... $100,000.00
     Accounting fees and expenses.................................. $250,000.00
     Miscellaneous................................................. $105,000.00
                                                                    -----------
       Total....................................................... $492,373.00
                                                                    ===========

ITEM 14. INDEMNIFICATION AND LIMITATION OF LIABILITY OF DIRECTORS AND
OFFICERS.

  Generally, Section 145 of the General Corporation Law of the State of Delaware (the "GCL") permits a corporation to indemnify certain persons made a party to an action, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. In the case of an action by or in the right of the corporation, no indemnification may be made in respect of any matter as to which such person was adjudged liable for negligence or misconduct in the performance of such person's duty to the corporation unless the Delaware Court of Chancery or the court in which such action was brought determines that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for proper expenses. To the extent such person has been successful in the defense of any matter, such person shall be indemnified against expenses actually and reasonably incurred by him.

  Section 102(b)(7) of the GCL enables a Delaware corporation to include a provision in its certificate of incorporation limiting a director's liability to the corporation or its stockholders for monetary damages for breaches of fiduciary duty as a director. JPS' Amended and Restated Certificate of Incorporation and By-laws that were adopted pursuant to the Plan of Reorganization provide for indemnification of its officers and directors to the full extent permitted under Delaware law.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

  On October 9, 1997 (the Effective Date of the Joint Plan of Reorganization proposed by JPS and JPS Capital Corp., a Delaware corporation and a wholly-owned subsidiary of JPS, and confirmed by order of the Bankruptcy Court entered on September 9, 1997), 10,000,000 shares of Common Stock, par value $.01 per share, of JPS (the "Common Stock"), and warrants to purchase up to 526,316 shares of common stock of JPS at an initial purchase price of $98.76 per share were issued by JPS and distributed pursuant to the Plan of Reorganization.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULE.

  (a) Exhibits

  The following is a complete list of Exhibits filed as part of this Registration Statement, which are incorporated herein:

 EXHIBIT
  NUMBER                               DESCRIPTION
 -------                               -----------
  2.1(i)  Joint Plan of Reorganization for JPS Textile Group, Inc., a Delaware
          corporation ("JPS"), proposed by JPS and JPS Capital Corp., a
          Delaware corporation, pursuant to chapter 11 of title 11 United
          States Code (the "Bankruptcy Code"), dated August 1, 1997 (as amended, the "Plan").(K)
  2.1(ii) Revised Technical and Conforming Amendment to the Plan, dated
          September 4, 1997.(L)
  3.1     Restated Certificate of Incorporation of JPS, filed with the
          Secretary of State of the State of Delaware on October 9, 1997.(P)
  3.2     Amended and Restated By-laws of JPS.(P)
  4.1     Indenture, dated as of October 9, 1997 (the "Contingent Note
          Indenture"), between JPS Capital Corp. ("Capital") and First Trust
          National Association ("First Trust"), as Trustee, relating to
          Capital's Contingent Notes (the "Contingent Notes").(K)
  4.2     Form of Contingent Note, incorporated by reference to Exhibit A to the Contingent Note Indenture.(K)
 10.1     Loan and Security Agreement, dated as of October 30, 1991 (the "CIT
          Loan Agreement"), between JPS Converter and Industrial Corp., a
          Delaware corporation ("JCIC") and The CIT Group/Equipment Financing,
          Inc. ("CIT").(A)
 10.2     First Amendment to the CIT Loan Agreement, dated as of June 26, 1992, by and between JCIC and CIT.(A)
 10.3     Second Amendment to the CIT Loan Agreement, dated as of December 22,
          1992, by and between JCIC and CIT.(A)
 10.4     Agreement of Lease, dated as of June 1, 1988, by and between 1185
          Avenue of the Americas Associates ("1185 Associates") and JCIC.(A)
 10.5     Lease Modification and Extension Agreement, dated as of April 2,
          1991, by and between 1185 Associates and JCIC.(A)
 10.6     Third Amendment to the CIT Loan Agreement, dated as of August 6,
          1993, by and between JCIC and CIT.(B)
 10.7     Trademark License Agreement, dated as of May 9, 1988, by and between
          J.P. Stevens and JPS Acquisition Corp. (predecessor to the
          Company.)(B)
 10.8     Omnibus Real Estate Closing Agreement, dated as of May 9, 1988, by and among J.P. Stevens, JPS Acquisition Corp., JPS Acquisition
          Automotive Products Corp., JPS Acquisition Carpet Corp., JPS
          Acquisition Industrial Fabrics Corp., JPS Acquisition Converter and
          Yarn Corp. and JPS Acquisition Elastomerics Corp.(B)
 10.9     Purchase Agreement, dated as of April 24, 1988, by and among JPS
          Holding Corp., the Company, Odyssey Partners, West Point-Pepperell,
          Inc., STN Holdings Inc., Magnolia Partners, L.P. and J.P. Stevens.(B)
 10.10    Asset Purchase Agreement, dated as of May 25, 1994, by and among the
          Company, JAPC, JCIC, JPS Auto Inc., a Delaware corporation, and
          Foamex International Inc., a Delaware corporation.(C)
 10.11    Fourth Amended and Restated Credit Agreement (the "Existing Credit
          Agreement"), dated as of June 24, 1994, by and among the Company,
          JCIC, JPS Elastomerics Corp., a Delaware corporation ("JEC"), JPS
          Carpet Corp., a Delaware corporation ("JCC"), the financial institutions listed on the signature pages thereof, Citibank, N.A.
          ("Citibank") as Agent and Administrative Agent, and General Electric
          Capital Corporation ("GECC") as Co-Agent and Collateral Agent.(D)

 EXHIBIT
 NUMBER                                DESCRIPTION
 -------                               -----------
 10.12   First Amendment to the Existing Credit Agreement, dated as of November
         4, 1994, by and among the Company, JCIC, JEC, JCC, the financial institutions listed on the signature pages thereof, Citibank, as Agent and Administrative Agent, and GECC, as Co-Agent and Collateral
         Agent.(E)
 10.13   Second Amendment to the Existing Credit Agreement, dated as of
         December 21, 1994, by and among the Company, JCIC, JEC, JCC, the financial institutions listed on the signature pages thereof,
         Citibank, as Agent and Administrative Agent, and GECC as Co-Agent and
         Collateral Agent.(E)
 10.14   Fourth Amendment to CIT Loan Agreement, dated as of December 29, 1994, by and between JCIC and CIT.(E)
 10.15   Lease Modification and Extension Agreement, dated as of April 30,
         1993, by and between 1185 Associates and JCIC.(E)
 10.16   Third Amendment to Existing Credit Agreement, dated as of May 31, 1995 by and among the Company, JCIC, JEC, JCC, the financial institutions listed on the signature pages thereof, Citibank, as Agent and
         Administrative Agent, and GECC, as Co-Agent and Collateral Agent.(F)
 10.17   Fourth Amendment to Existing Credit Agreement, dated as of October 28,
         1995 by and among the Company, JCIC, JEC, JCC, the financial institutions listed on the signature pages thereof, Citibank, as Agent and Administrative Agent, and GECC, as Co-Agent and Collateral
         Agent.(G)
 10.18   Lease Modification and Extension Agreement, dated as of November 17,
         1994, by and between 1185 Associates and JCIC.(G)
 10.19   Asset Transfer Agreement, dated as of November 16, 1995, by and among the Company, JPS Carpet Corp., a Delaware corporation, Gulistan
         Holdings Inc. ("GHI"), a Delaware corporation and Gulistan Carpet
         Inc., a Delaware Corporation and wholly -owned subsidiary of GHI.(H)
 10.20   Fifth Amendment to the Fourth Amended & Restated Credit Agreement,
         dated as of May 6, 1996, by and among the Company, JPS Elastomerics
         Corp., JPS Converter and Industrial Corp., JPS Auto Inc., JPS Carpet
         Corp., International Fabrics, Inc., the financial institutions listed on the signature pages thereof, Citibank, N.A. as agent and
         Administrative Agent and General Electric Capital Corporation as Co-
         Agent and Collateral Agent.(I)
 10.21   Sixth Amendment to the Fourth Amended & Restated Credit Agreement,
         dated as of May 15, 1996, by and among the Company, JPS Elastomerics
         Corp., JPS Converter and Industrial Corp., JPS Auto Inc., JPS Carpet
         Corp., International Fabrics, Inc., the financial institutions listed on the signature pages thereof, Citibank, N.A. as agent and
         Administrative Agent and General Electric Capital Corporation as Co-
         Agent and Collateral Agent.(I)
 10.22   Seventh Amendment to the Fourth Amended and Restated Credit Agreement,
         dated as of July 22, 1996, by and among the Company, JPS Elastomerics
         Corp., JPS Converter and Industrial Corp., JPS Auto Inc., JPS Carpet
         Corp., International Fabrics, Inc., the financial institutions listed on the signature pages thereof, Citibank, N.A. as agent and
         Administrative Agent and General Electric Capital Corporation as Co-
         Agent and Collateral Agent.(J)
 10.23   Eighth Amendment to the Fourth Amended and Restated Credit Agreement,
         dated as of September 6, 1996, by and among the Company, JPS
         Elastomerics Corp., JPS Converter and Industrial Corp., JPS Auto Inc.,
         JPS Carpet Corp., International Fabrics, Inc., the financial institutions listed on the signature pages thereof, Citibank, N.A. as agent and Administrative Agent and General Electric Capital
         Corporation as Co-Agent and Collateral Agent.(J)
 10.24   Employment Agreement dated October 9, 1997, between the Company and
         Jerry E. Hunter. (P)
 10.25   Employment Agreement dated October 9, 1997, between the Company and
         David H. Taylor. (P)
 10.26   Employment Agreement dated October 9, 1997, between the Company and
         Monnie L. Broome.(P)
 10.27   Employment Agreement, dated May 1, 1993 and amended September 11, 1995 between the Company and Carl Rosen.(J)

 EXHIBIT
 NUMBER                               DESCRIPTION
 -------                              -----------
 10.28   Employment Agreement, dated December 23, 1991 and amended August 20,
         1996 and December 23, 1996 between the Company and Bruce Wilby.(G)
 10.29   Asset Purchase Agreement, dated as of September 30, 1996 between
         Elastomer Technologies Group, Inc. a Delaware Corporation, and JPS
         Elastomerics Corp., a Delaware Corporation and wholly-owned subsidiary of the Company.(G)
 10.30   Receivables Purchase Agreement dated as of September 30, 1996 between
         The Bank of New York Commercial Corporation, a New York Corporation
         and JPS Elastomerics Corp., a Delaware Corporation and wholly-owned subsidiary of the Company.(G)
 10.31   Registration Rights Agreement, dated as of October 9, 1997, by and among JPS and the holders of JPS's Common Stock.(P)
 10.32   Ninth Amendment to Existing Credit Agreement, dated as of February
         21, 1997, by and among JPS, JCIC, JEC, JCC, the financial
         institutions listed on the signature pages thereof, Citibank, as agent and Administrative Agent and GECC as Co-Agent and Collateral
         Agent.(N)
 10.33   Tenth Amendment to the Existing Credit Agreement, dated as of April
         29, 1997, by and among JPS, JCIC, JEC, JCC, the financial
         institutions listed on the signature pages thereof, Citibank, as agent and Administrative Agent and GECC as Co-Agent and Collateral
         Agent.(O)
 10.34   Eleventh Amendment to the Existing Credit Agreement, dated as of May
         15, 1997, by and among JPS, JCIC, JEC, JCC, the financial
         institutions listed on the signature pages thereof, Citibank, as agent and Administrative Agent and GECC as Co-Agent and Collateral
         Agent.(O)
 10.35   Credit Facility Agreement, dated as of October 9, 1997, by and among
         JPS, C&I, Elastomerics, the financial institutions listed on the signature pages thereto, and the agent and co-agent party thereto.(M)
 10.36   1997 Incentive and Capital Accumulation Plan dated as of October 9,
         1997.(P)
 10.37   Warrant Agreement dated as of October 9, 1997.(P)
 21.1    List of Subsidiaries of the Company.(E)
 23.1    Consent of Deloitte & Touche LLP.(Q)
 24.1    Power of Attorney relating to JPS (included as part of the signature page hereof).(M)

--------
(A) Previously filed as an exhibit to Registration Statement No. 33-58272 on Form S-1, declared effective by the SEC on July 26, 1993, and incorporated herein by reference.
(B) Previously filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended October 30, 1993.
(C) Previously filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended April 30, 1994.
(D) Previously filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended July 30, 1994.
(E) Previously filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended October 29, 1994.
(F) Previously filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended April 29, 1995.
(G) Previously filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended November 2, 1996.
(H) Previously filed as an exhibit to the Company's Current Report on Form 8-K dated December 1, 1995.
(I) Previously filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended April 27, 1996.
(J) Previously filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended July 27, 1996.

(K) Previously filed as an exhibit to JPS's Current Report on Form 8-K dated July 2, 1997.
(L) Previously filed as an exhibit JPS's Registration Statement on Form 8-A filed on September 8, 1997.
(M) Previously filed.
(N) Previously filed as an exhibit to JPS's Quarterly Report on Form 10-Q for the quarter ended February 1, 1997.
(O) Previously filed as an exhibit to JPS's Quarterly Report on Form 10-Q for the quarter ended May 3, 1997.
(P) Previously filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended November 1, 1997.
(Q) Filed herein.

  (b) Financial Statement Schedule:

  None.

  All other schedules are omitted because they are not required or are not applicable, or the required information is shown in the Consolidated Financial Statements or Notes thereto.

ITEM 17. UNDERTAKINGS.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of JPS pursuant to the provisions in Item 14 above, or otherwise, JPS has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by JPS of expenses incurred or paid by a director or officer or controlling person of JPS in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, JPS will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in such act and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

      (i) To include any prospectus required by Section 10(a)(3) of the Act;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (iii) To include any material information with respect to the Plan of Distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 1 TO THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSON IN THE CAPACITIES AND ON THE DATE INDICATED.

                                          JPS Textile Group, Inc.

                                                    /s/ Jerry E. Hunter
                                          By: _________________________________
                                            Jerry E. Hunter
                                            Chairman of the Board, President
                                            and
                                            Chief Executive Officer

Date: May 8, 1998

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THIS REPORT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

            SIGNATURE                          TITLE                   DATE
            ---------                          -----                   ----

                *                  Director, Chairman of the
_________________________________   Board, President and Chief      May 8, 1998
         JERRY E. HUNTER            Executive Officer

       /s/ David H. Taylor         Director, Executive Vice
_________________________________   President--Finance,             May 8, 1998
         DAVID H. TAYLOR            Principal Financial Officer
                                    and Secretary

                *                  Director
_________________________________                                   May 8, 1998
        ROBERT J. CAPOZZI

                *                  Director
_________________________________                                   May 8, 1998
      JEFFREY S. DEUTSCHMAN

                *                  Director
_________________________________                                   May 8, 1998
       NICHOLAS P. DIPAOLO

                *                  Director
_________________________________                                   May 8, 1998
      MICHAEL L. FULBRIGHT

                *                  Director
_________________________________                                   May 8, 1998
      JOHN M. SULLIVAN, JR.

                *                  Controller
_________________________________                                   May 8, 1998
         L. ALLEN OLLIS

        *David H. Taylor
_________________________________
        ATTORNEY-IN-FACT

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                               EXHIBIT INDEX

 EXHIBIT
  NUMBER                            DESCRIPTION                            PAGE
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
  2.1(i)  Joint Plan of Reorganization for JPS Textile Group, Inc., a
          Delaware corporation ("JPS"), proposed by JPS and JPS Capital
          Corp., a Delaware corporation, pursuant to chapter 11 of title
          11 United States Code (the "Bankruptcy Code"), dated August 1,
          1997 (as amended, the "Plan").(K)
  2.1(ii) Revised Technical and Conforming Amendment to the Plan, dated
          September 4, 1997.(L)
  3.1     Restated Certificate of Incorporation of JPS, filed with the
          Secretary of State of the State of Delaware on October 9,
          1997.(P)
  3.2     Amended and Restated By-laws of JPS.(P)
  4.1     Indenture, dated as of October 9, 1997 (the "Contingent Note
          Indenture"), between JPS Capital Corp. ("Capital") and First
          Trust National Association ("First Trust"), as Trustee,
          relating to Capital's Contingent Notes (the "Contingent
          Notes").(K)
  4.2     Form of Contingent Note, incorporated by reference to Exhibit
          A to the Contingent Note Indenture.(K)
 10.1     Loan and Security Agreement, dated as of October 30, 1991 (the
          "CIT Loan Agreement"), between JPS Converter and Industrial
          Corp., a Delaware corporation ("JCIC") and The CIT
          Group/Equipment Financing, Inc. ("CIT").(A)
 10.2     First Amendment to the CIT Loan Agreement, dated as of June
          26, 1992, by and between JCIC and CIT.(A)
 10.3     Second Amendment to the CIT Loan Agreement, dated as of
          December 22, 1992, by and between JCIC and CIT.(A)
 10.4     Agreement of Lease, dated as of June 1, 1988, by and between
          1185 Avenue of the Americas Associates ("1185 Associates") and
          JCIC.(A)
 10.5     Lease Modification and Extension Agreement, dated as of April
          2, 1991, by and between 1185 Associates and JCIC.(A)
 10.6     Third Amendment to the CIT Loan Agreement, dated as of August
          6, 1993, by and between JCIC and CIT.(B)
 10.7     Trademark License Agreement, dated as of May 9, 1988, by and between J.P. Stevens and JPS Acquisition Corp. (predecessor to the Company.)(B)
 10.8     Omnibus Real Estate Closing Agreement, dated as of May 9,
          1988, by and among J.P. Stevens, JPS Acquisition Corp., JPS
          Acquisition Automotive Products Corp., JPS Acquisition Carpet
          Corp., JPS Acquisition Industrial Fabrics Corp., JPS
          Acquisition Converter and Yarn Corp. and JPS Acquisition
          Elastomerics Corp.(B)
 10.9     Purchase Agreement, dated as of April 24, 1988, by and among
          JPS Holding Corp., the Company, Odyssey Partners, West Point-
          Pepperell, Inc., STN Holdings Inc., Magnolia Partners, L.P.
          and J.P. Stevens.(B)
 10.10    Asset Purchase Agreement, dated as of May 25, 1994, by and among the Company, JAPC, JCIC, JPS Auto Inc., a Delaware
          corporation, and Foamex International Inc., a Delaware
          corporation.(C)
 10.11    Fourth Amended and Restated Credit Agreement (the "Existing
          Credit Agreement"), dated as of June 24, 1994, by and among the Company, JCIC, JPS Elastomerics Corp., a Delaware
          corporation ("JEC"), JPS Carpet Corp., a Delaware corporation
          ("JCC"), the financial institutions listed on the signature pages thereof, Citibank, N.A. ("Citibank") as Agent and
          Administrative Agent, and General Electric Capital Corporation
          ("GECC") as Co-Agent and Collateral Agent.(D)
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
 EXHIBIT
 NUMBER                            DESCRIPTION                             PAGE
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
 10.12   First Amendment to the Existing Credit Agreement, dated as of
         November 4, 1994, by and among the Company, JCIC, JEC, JCC, the financial institutions listed on the signature pages thereof,
         Citibank, as Agent and Administrative Agent, and GECC, as Co-
         Agent and Collateral Agent.(E)
 10.13   Second Amendment to the Existing Credit Agreement, dated as of
         December 21, 1994, by and among the Company, JCIC, JEC, JCC, the financial institutions listed on the signature pages
         thereof, Citibank, as Agent and Administrative Agent, and GECC
         as Co-Agent and Collateral Agent.(E)
 10.14   Fourth Amendment to CIT Loan Agreement, dated as of December
         29, 1994, by and between JCIC and CIT.(E)
 10.15   Lease Modification and Extension Agreement, dated as of April
         30, 1993, by and between 1185 Associates and JCIC.(E)
 10.16   Third Amendment to Existing Credit Agreement, dated as of May
         31, 1995 by and among the Company, JCIC, JEC, JCC, the
         financial institutions listed on the signature pages thereof,
         Citibank, as Agent and Administrative Agent, and GECC, as Co-
         Agent and Collateral Agent.(F)
 10.17   Fourth Amendment to Existing Credit Agreement, dated as of
         October 28, 1995 by and among the Company, JCIC, JEC, JCC, the financial institutions listed on the signature pages thereof,
         Citibank, as Agent and Administrative Agent, and GECC, as Co-
         Agent and Collateral Agent.(G)
 10.18   Lease Modification and Extension Agreement, dated as of
         November 17, 1994, by and between 1185 Associates and JCIC.(G)
 10.19   Asset Transfer Agreement, dated as of November 16, 1995, by and among the Company, JPS Carpet Corp., a Delaware corporation,
         Gulistan Holdings Inc. ("GHI"), a Delaware corporation and
         Gulistan Carpet Inc., a Delaware Corporation and wholly -owned subsidiary of GHI.(H)
 10.20   Fifth Amendment to the Fourth Amended & Restated Credit
         Agreement, dated as of May 6, 1996, by and among the Company,
         JPS Elastomerics Corp., JPS Converter and Industrial Corp., JPS
         Auto Inc., JPS Carpet Corp., International Fabrics, Inc., the
         financial institutions listed on the signature pages thereof,
         Citibank, N.A. as agent and Administrative Agent and General
         Electric Capital Corporation as Co-Agent and Collateral
         Agent.(I)
 10.21   Sixth Amendment to the Fourth Amended & Restated Credit
         Agreement, dated as of May 15, 1996, by and among the Company,
         JPS Elastomerics Corp., JPS Converter and Industrial Corp., JPS
         Auto Inc., JPS Carpet Corp., International Fabrics, Inc., the
         financial institutions listed on the signature pages thereof,
         Citibank, N.A. as agent and Administrative Agent and General
         Electric Capital Corporation as Co-Agent and Collateral
         Agent.(I)
 10.22   Seventh Amendment to the Fourth Amended and Restated Credit
         Agreement, dated as of July 22, 1996, by and among the Company,
         JPS Elastomerics Corp., JPS Converter and Industrial Corp., JPS
         Auto Inc., JPS Carpet Corp., International Fabrics, Inc., the
         financial institutions listed on the signature pages thereof,
         Citibank, N.A. as agent and Administrative Agent and General
         Electric Capital Corporation as Co-Agent and Collateral
         Agent.(J)
 10.23   Eighth Amendment to the Fourth Amended and Restated Credit
         Agreement, dated as of September 6, 1996, by and among the
         Company, JPS Elastomerics Corp., JPS Converter and Industrial
         Corp., JPS Auto Inc., JPS Carpet Corp., International Fabrics,
         Inc., the financial institutions listed on the signature pages thereof, Citibank, N.A. as agent and Administrative Agent and
         General Electric Capital Corporation as Co-Agent and Collateral
         Agent.(J)
 10.24   Employment Agreement dated October 9, 1997, between the Company and Jerry E. Hunter. (P)
 10.25   Employment Agreement dated October 9, 1997, between the Company and David H. Taylor. (P)
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
 EXHIBIT
 NUMBER                            DESCRIPTION                             PAGE
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
 10.26   Employment Agreement dated October 9, 1997, between the Company and Monnie L. Broome.(P)
 10.27   Employment Agreement, dated May 1, 1993 and amended September
         11, 1995 between the Company and Carl Rosen.(J)
 10.28   Employment Agreement, dated December 23, 1991 and amended
         August 20, 1996 and December 23, 1996 between the Company and
         Bruce Wilby.(G)
 10.29   Asset Purchase Agreement, dated as of September 30, 1996
         between Elastomer Technologies Group, Inc. a Delaware
         Corporation, and JPS Elastomerics Corp., a Delaware Corporation
         and wholly-owned subsidiary of the Company.(G)
 10.30   Receivables Purchase Agreement dated as of September 30, 1996 between The Bank of New York Commercial Corporation, a New York
         Corporation and JPS Elastomerics Corp., a Delaware Corporation
         and wholly-owned subsidiary of the Company.(G)
 10.31   Registration Rights Agreement, dated as of October 9, 1997, by and among JPS and the holders of JPS's Common Stock.(P)
 10.32   Ninth Amendment to Existing Credit Agreement, dated as of
         February 21, 1997, by and among JPS, JCIC, JEC, JCC, the
         financial institutions listed on the signature pages thereof,
         Citibank, as agent and Administrative Agent and GECC as Co-
         Agent and Collateral Agent.(N)
 10.33   Tenth Amendment to the Existing Credit Agreement, dated as of
         April 29, 1997, by and among JPS, JCIC, JEC, JCC, the financial institutions listed on the signature pages thereof, Citibank, as agent and Administrative Agent and GECC as Co-Agent and
         Collateral Agent.(O)
 10.34   Eleventh Amendment to the Existing Credit Agreement, dated as of May 15, 1997, by and among JPS, JCIC, JEC, JCC, the
         financial institutions listed on the signature pages thereof,
         Citibank, as agent and Administrative Agent and GECC as Co-
         Agent and Collateral Agent.(O)
 10.35   Credit Facility Agreement, dated as of October 9, 1997, by and among JPS, C&I, Elastomerics, the financial institutions listed on the signature pages thereto, and the agent and co-agent party thereto.(M)
 10.36   1997 Incentive and Capital Accumulation Plan dated as of
         October 9, 1997.(P)
 10.37   Warrant Agreement dated as of October 9, 1997.(P)
 21.1    List of Subsidiaries of the Company.(E)
 23.1    Consent of Deloitte & Touche LLP.(Q)
 24.1    Power of Attorney relating to JPS (included as part of the signature page hereof).(M)

--------
(A) Previously filed as an exhibit to Registration Statement No. 33-58272 on Form S-1, declared effective by the SEC on July 26, 1993, and incorporated herein by reference.
(B) Previously filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended October 30, 1993.
(C) Previously filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended April 30, 1994.
(D) Previously filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended July 30, 1994.
(E) Previously filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended October 29, 1994.
(F) Previously filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended April 29, 1995.
(G) Previously filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended November 2, 1996.

(H) Previously filed as an exhibit to the Company's Current Report on Form 8-K dated December 1, 1995.
(I) Previously filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended April 27, 1996.
(J) Previously filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended July 27, 1996.

(K) Previously filed as an exhibit to JPS's Current Report on Form 8-K dated July 2, 1997.
(L) Previously filed as an exhibit JPS's Registration Statement on Form 8-A filed on September 8, 1997.
(M) Previously filed.
(N) Previously filed as an exhibit to JPS's Quarterly Report on Form 10-Q for the quarter ended February 1, 1997.
(O) Previously filed as an exhibit to JPS's Quarterly Report on Form 10-Q for the quarter ended May 3, 1997.
(P) Previously filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended November 1, 1997.
(Q) Filed herein.